As filed with the U.S. Securities and Exchange Commission on February 14, 2008
Registration No. 333- 147941

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-1/A
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CMARK INTERNATIONAL, INC.

(Name of Registrant in Our Charter)
South Carolina		56-2200701
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification No.)

Charles W. Jones, Jr.
9570 Two Notch Road, Suite 4		9570 Two Notch Road, Suite 4
Columbia, South Carolina 29223		Columbia, South Carolina 29223
(803) 699-4940	1545	(803) 699-4940
(Address and telephone number of Principal Executive Offices and Principal Place of Business)	(Primary Standard Industrial Classification Code Number)	(Name, address and telephone number of agent for service)

With copies to:
Clayton E. Parker, Esq.
Matthew Ogurick, Esq.
Kirkpatrick & Lockhart Preston Gates Ellis LLP
201 S. Biscayne Boulevard, Suite 2000
Miami, Florida 33131
Telephone:  (305) 539-3300
Facsimile:  (305) 358-7095

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, as amended, check the following box and list the Securities Act of 1933, as amended registration statement number of the earlier effective registration statement for the same offering: ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

CALCULATION OF REGISTRATION FEE

Proposed Maximum
Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share(1)	Aggregate Offering Price(1)	Amount Of Registration Fee
Common Stock, par value $0.0001 per share	7,700,000 shares	$0.09	$693,000	$27.23
TOTAL:	7,700,000 shares	$0.09	$693,000	$27.23

 (1)           Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of February 8, 2008 .

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

CMARK INTERNATIONAL, INC.
7,700,000 shares of Common Stock

This prospectus (this Prospectus) relates to the sale of up to 7,700,000 shares of the common stock, par value $0.0001 per share (Common Stock), of CMARK International, Inc. (referred to individually as CMARK or, collectively with all of its subsidiaries (if any) as the Company or we, us, or our), of which (a) Five Hundred Thousand (500,000) shares may be sold by Knightsbridge Capital, a stockholder of the Company (Knightsbridge), which shares have been issued by the Company pursuant to that certain Consulting Agreement, dated November 27, 2006 and as amended on February 20, 2007, by and between the Company and Knightsbridge (the Consulting Agreement) on or about March 5, 2007 and (b) Seven Million Two Hundred Thousand (7,200,000) shares which may be issued to Trafalgar Capital Specialized Investment Fund, Luxembourg (Trafalgar), a stockholder of CMARK, underlying the following warrants (collectively, the Trafalgar Warrants):

●
500,000 shares of Common Stock underlying a five (5) year common stock purchase warrant issued by the Company to Trafalgar on or about February 28, 2007 for Five Hundred Thousand (500,000) shares of our Common Stock at an exercise price of $0.0001 per share (the 500,000 Warrant);

●
1,500,000 shares of Common Stock underlying a five (5) year common stock purchase warrant issued by the Company to Trafalgar on July 13, 2007 for One Million Five Hundred Thousand (1,500,000) shares of our Common Stock with an exercise price of $0.001 per share (the 1,500,000 Warrant);

●
3,700,000 shares of Common Stock underlying a five (5) year common stock purchase warrant issued by the Company to Trafalgar on or about October 2, 2007 for that number of shares equal to seven and one half percent (7.5%) of the issued and outstanding shares of our Common Stock on the date of issuance (or 6,785,250 shares) at an exercise price of $0.001 per share (the October Warrant); and

●
1,500,000 shares of Common Stock underlying a five (5) year common stock purchase warrant issued by the Company to Trafalgar on or about October 18, 2007 for One Million Five Hundred Thousand (1,500,000) shares of our Common Stock at an exercise price equal to $0.001 per share (the October II Warrant B).

Please refer to Selling Stockholders beginning on page 23 .

The Company is not selling any shares of Common Stock in this offering and therefore will not receive any proceeds from this offering. All costs associated with this registration will be borne by CMARK.

Currently, there is no market for our shares of Common Stock.  The Selling Stockholders will sell shares of Common Stock at a fixed price (which is quantified in this Prospectus), until our Common Stock is quoted on the OTC Bulletin Board and thereafter at the prevailing market prices or privately negotiated prices.

Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

These securities are speculative and involve a high degree of risk.

Please refer to Risk Factors beginning on page 5.

The information in this Prospectus is not complete and may be changed. We and the selling stockholders may not sell these securities until the Registration Statement filed with the SEC is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

No underwriters or persons have been engaged to facilitate the sale of shares of our Common Stock in this offering. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

The SEC and state securities regulators have not approved or disapproved of these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is _______________ __, 2008.

i

PROSPECTUS SUMMARY

The following is only a summary of the information, Financial Statements and the Notes thereto included in this Prospectus. You should read the entire Prospectus carefully, including Risk Factors and our Financial Statements and the Notes thereto before making any investment decision.

Our Company

CMARK International, Inc. (formerly known as Commercial Marketing Corp.) is a Service-Disabled Veteran-Owned Small Business (SDVOSB) founded in 2000 by our President and Chief Executive Officer Mr. Charles W. Jones, Jr., a former habitability officer in the U.S. Navy and a Service-Disabled Veteran.  CMARKs original business operation provided to the Federal government interior systems products and services, specifically the redesign and refurbishing of U.S. Navy craft.

Over the years, CMARK developed relationships with strategic partners across industries, including the U.S. Government Department of Defense (DOD), non-DOD agencies and U.S. Government prime contractors.  Through the development of these relationships and focused business expansion, the Companys business has grown to include hospitality operations and construction-related products and services.

Today, CMARK provides a wide array of services and products in the areas of construction, interior systems, and hospitality operations to Federal government institutions and facilities. CMARK combines an extensive product line and dedicated serving capabilities with worldwide application knowledge of most types of military bases, hospitals, prisons, schools, office buildings, embassies and military vessels to provide products and services in the following areas:  Products:  (a) food service equipment, (b) building and interior systems and (c) industrial consumables; Services:  (i) food and hospitality operations, (ii) construction and design systems and (iii) equipment maintenance services.

Through our six (6)  U.S. and two (2) international offices, we provide one-stop, full service solutions through well-established customer relationships. Since our inception, we have provided goods and services to more than six hundred (600) governmental customers around the world.

CMARK became a publicly traded company in June 2006 and currently trades on the Pink Sheets under the symbol CMKI.

The Offering

This offering relates to the sale of up to 7,700,000 shares of our common stock, par value $0.0001 per share (Common Stock), of which (a) Five Hundred Thousand (500,000) shares may be sold by Knightsbridge, a stockholder of the Company, which shares have been issued on March 5, 2007 by the Company pursuant to that certain Consulting Agreement, dated November 27, 2006 and as amended on February 20, 2007, by and between the Company and Knightsbridge (the Consulting Agreement) and (b) Seven Million Two Hundred Thousand (7,200,000) shares which may be issued to Trafalgar, a stockholder of CMARK, underlying the following Trafalgar Warrants:

500,000 shares of Common Stock underlying a five (5) year common stock purchase warrant issued by the Company to Trafalgar on or about February 28, 2007 for Five Hundred Thousand (500,000) shares of our Common Stock at an exercise price of $0.0001 per share (the 500,000 Warrant);

1,500,000 shares of Common Stock underlying a five (5) year common stock purchase warrant issued by the Company to Trafalgar on July 13, 2007 for One Million Five Hundred Thousand (1,500,000) shares of our Common Stock with an exercise price of $0.001 per share (the 1,500,000 Warrant);

3,700,000 shares of Common Stock underlying a five (5) year common stock purchase warrant issued by the Company to Trafalgar on or about October 2, 2007 for that number of shares equal to seven and one half percent (7.5%) of the   issued and  outstanding shares of our Common Stock on the date of exercise (or 6,785,250 shares)  at an exercise price of $0.001 per share (the October Warrant); and 1,500,000 shares of Common Stock underlying a five (5) year common stock purchase warrant issued by the Company to Trafalgar on or about October 18, 2007 for One Million Five Hundred Thousand (1,500,000) shares of our Common Stock at an exercise price equal to $0.001 per share (the October II Warrant B).

PROSPECTUS SUMMARY - continued

The Offering - continued

The Trafalgar Warrants were issued to persons located outside the United States who were not U.S. persons as such term is defined in Regulation S promulgated under the Securities Act, in reliance upon the exclusion from registration available under Regulation S.

Common Stock Offered	7,700,000 shares by the selling Stockholders
Offering Price
Currently, there is no market for our shares of Common Stock.  The Selling Stockholders will sell shares of Common Stock at a fixed price (which is quantified in this Prospectus), until our Common Stock is quoted on the OTC Bulletin Board and thereafter at the prevailing market prices or privately negotiated prices.

Common Stock Currently Outstanding	90,470,000 shares of Common Stock as of November 5, 2007
Use of Proceeds	We will not receive any proceeds of the shares offered by the Selling Stockholders. See Use of Proceeds.
Risk Factors	The securities offered hereby involve a high degree of risk. See Risk Factors.
Pink Sheets Symbol	CMKI .PK

About Us

Our principal executive offices are located at 9470 Two Notch Road, Suite 4, Columbia, South Carolina  29223.  Our telephone number is (803) 699-4940.  Our website can be accessed at http://www.cmark.org.

SUMMARY FINANCIAL INFORMATION

The following summary financial data should be read in conjunction with Managements Discussion and Analysis or Plan of Operation and the Financial Statements and Notes thereto included elsewhere in this Prospectus. The statement of operations and balance sheet data at December 31, 2006 are derived from our audited financial statements and the unaudited statement of operations and balance sheet data at September 30, 2007 were derived from our unaudited financial statements.  Please refer to the Section entitled Financial Statements herein.

Selected Balance Sheet Data:

	For the Years Ended
	December 31,
	2006	2005

Working Capital	$(1,821,639)	$30,076
Total Assets	2,545,713	4,333,244
Total Liabilities	3,800,631	3,423,192
Shareholders' Equity (Deficit)	$(1,254,918)	$910,052

Selected Statement of Operations Data:	For the Years Ended
	December 31,
	2006	2005

Revenues	$7,260,651	$12,282,838

Cost of Revenues	6,185,115	8,725,179

Gross Profit	1,075,536	3,557,659

General and Administrative Expense	3,108,128	1,880,427

Other (Income) Expense	179,493	445,736

Net Income (Loss)	$(2,212,085)	$1,231,496

Basic and diluted net earnings (loss) per common share	$(0.02)	$0.01

SUMMARY FINANCIAL INFORMATION - continued

Selected Balance Sheet Data:
	For the Nine Months Ended
	September 30,
	2007		2006
	(Unaudited)		(Unaudited)

Working Capital	$	(2,635,969)	$(1,197,611)
Total Assets		2,657,798	2,089,945
Total Liabilities		5,702,427	2,845,466
Shareholders' (Deficit)	$	(3,044,630)	$(755,521)

Selected Statement of Operations Data:
	For the Nine Months Ended
	September 30,
	2007	2006
	(Unaudited)	(Unaudited)

Revenues	$6,351,938	$4,628,280

Cost of Revenues	5,495,916	3,811,447

Gross Profit	856,022	816,833

General and Administrative Expense	2,962,495	2,417,763

Other Income /Expense	1,729,344	109,154

Net Profit/ (Loss)	$ (3,835,816)	$(1,710,084)

Basic and diluted net (loss) per common share	$(0.04)	$(0.02)

RISK FACTORS

We are subject to various risks that may materially harm our business, financial condition and results of operations. An investor should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our Common Stock. If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our Common Stock could decline or we may be forced to cease operations.

Risks Related To Our Business

We Have A Limited Operating History Upon Which You Can Evaluate Our Business

We commenced revenue operations in 2000 and accordingly, we have a limited operating history upon which an evaluation of us and our prospects can be based. Our prospects and we must be considered in light of the risks, expenses and difficulties frequently encountered by companies in the market for our services and products. To address these risks, we must, among other things, respond to competitive developments, attract, retain and motivate qualified personnel, implement and successfully execute our sales strategy, develop and market additional services, and upgrade our technological and physical infrastructure in order to scale our revenues. We may not be successful in addressing such risks. Our limited operating history makes the prediction of future results of operations difficult or impossible.

Our Independent Auditor Identified A Material Weakness In Internal Control Over Our Financial Reporting, Primarily Related To The Lack Of Technical Accounting And Reporting Expertise.  Our Inability To Provide Such Expertise May Result In Inadequate Or Deficient Financial Reporting.

We are responsible for establishing and maintaining adequate internal control over financial reporting of our Company. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Our internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of our assets; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of our Company are being made only in accordance with authorizations of management and directors of our company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our company's assets that could have a material effect on our financial statements.

Our independent auditor identified an internal control deficiency that represented a material weakness in internal control over the financial reporting in connection with the preparation of financial statements for the quarter ended September 30, 2007. The control deficiency related to our limited resources and internal level of technical accounting and reporting expertise. This material weakness affects our ability to prepare and properly review interim and annual financial statements and accompanying footnote disclosures in accordance with generally accepted accounting principles and the rules and regulations of the SEC. A material weakness in internal controls is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the financial statements would not be prevented or detected on a timely basis. As we have not completed the testing of all aspects of our internal control over financial reporting, it is possible that additional deficiencies could be determined to be individually or in the aggregate a material weakness. Significant deficiencies could lead to inaccurate financial statements and further restatements of those financial statements, which could erode investor confidence and have an adverse effect on the market price of our common stock.  In order to address and correct the deficiency identified above, we hired a financial consultant with the requisite experience and CPA designation to assist and work directly with our Chief Financial Officer.  Our ability to retain skilled finance professionals may impact our ability to remediate our material weakness.

We Have Been The Subject Of A Going Concern Opinion For December 31, 2006 From Our Independent Auditor, Which Means That We May Not Be Able To Continue Operations Unless We Can Become Profitable Or Obtain Additional Sources of Capital

Our independent auditor has added an explanatory paragraph to its audit opinion issued in connection with our financial statements for the year ended December 31, 2006, which states that the financial statements raise substantial doubt as to the Companys ability to continue as a going concern. We have sustained operating losses since inception, with the exception of the year ended December 31, 2005.  As of December 31, 2006, we have a deficit in working capital and stockholders equity.  Our ability to make operations profitable or obtain additional sources of capital will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.  Our financial statements have been presented on the basis that we are a going concern, which contemplates the realization of assets and the satisfaction of our liabilities in the normal course of business.

Based on our current budget assessment, we believe that we will need to obtain approximately Three Million Dollars ($3,000,000) in additional debt or equity capital from one (1) or more sources to fund operations for the next twelve (12) months. These funds are expected to be obtained from the sale of securities.

We May Be Unsuccessful In Managing Our Growth Which Could Prevent CMARK From Being Profitable

Our recent growth has placed, and is expected to continue to place, a significant strain on our managerial, operational and financial resources.  To manage our potential growth, we continue to implement and improve our operational and financial systems and to expand, train and manage our employee base.  We may not be able to effectively manage the expansion of our operations and our systems, procedures or controls may not be adequate to support our operations.  Our management may not be able to achieve the rapid execution necessary to fully exploit the market opportunity for our products and services. Any inability to manage growth could have a material adverse effect on our business, results of operations, potential profitability and financial condition.

Part of our business strategy may be to acquire assets or other companies that will complement our business.  At this time, we are unable to predict whether or when any material transaction will be completed should negotiations commence.  If we proceed with any such transaction, we may not effectively integrate the acquired operations with our own operations.  We may also seek to finance any such acquisition by debt financings or issuances of equity securities and such financing may not be available on acceptable terms or at all.

RISK FACTORS - continued

Risks Related To Our Business - continued

We May Incur Greater Costs Than Anticipated, Which Could Result In Sustained Losses

We used reasonable efforts to assess and predict the expenses necessary to pursue our business plan. However, implementing our business plan may require more employees, capital equipment, supplies or other expenditure items than management has predicted. Similarly, the cost of compensating additional management, employees and consultants or other operating costs may be more than we estimate, which could result in sustained losses.

The Market For Our Services Is Very Competitive, Which Could Have A Material Adverse Affect On Our Business, Results Of Operations And Financial Condition

The market for the services and products we provide is very competitive and competition is expected to continue to increase. Many of our existing competitors have significantly greater financial, human, technical and marketing resources than we do. Our competitors may develop products and services that are superior to ours or that achieve greater market acceptance than our offerings. We may not be able to compete successfully against current and future sources of competition and competitive pressures faced by us may have a material adverse affect on our business, results of operations and financial condition.

The Failure to Obtain Necessary Additional Capital to Finance Growth and Capital Requirements, Could Adversely Affect Our Business, Financial Condition and Results of Operations

We may seek to exploit business opportunities that require more capital than what is currently planned.  We may not be able to raise such capital on favorable terms or at all.  If we are unable to obtain such additional capital, we may be required to reduce the scope of our anticipated expansion, which could adversely affect our business, financial condition and results of operations.  The failure to comply with significant government regulation and laboratory operations procedures may subject us to liability, penalties or limitation of operations.

RISK FACTORS - continued

Risks Related To Our Business - continued

We Are Subject to Security Risks Which Could Harm Our Operations

Despite the implementation of various security measures by us, our infrastructure is vulnerable to computer viruses, break-ins and similar disruptive problems caused by our customers or others. Computer viruses, break-ins or other security problems could lead to interruption, delays or cessation in service to our customers. Further, such break-ins whether electronic or physical could also potentially jeopardize the security of confidential information stored in our computer systems of our customers and other parties connected through us, which may deter potential customers and give rise to uncertain liability to parties whose security or privacy has been infringed. A significant security breach could result in loss of customers, damage to our reputation, direct damages, costs of repair and detection, and other expenses. The occurrence of any of the foregoing events could have a material adverse affect on our business, results of operations and financial condition.

We Are Controlled by Existing Stockholders And Therefore Other Stockholders Will Not Be Able to Direct Our Company

The majority of our shares of Common Stock and thus voting control of CMARK is held by a relatively small group of stockholders.  Because of such ownership, those stockholders will effectively retain control of our Board of Directors and determine all of our corporate actions.  Such concentration of ownership may also have the effect of delaying or preventing a change in control.

Our Significant Shareholder Is Also Our President and Chief Executive Officer, And He Alone Is Able To Influence Corporate Action

As a result of his stock ownership and board representation, Mr. Charles W. Jones, Jr., who is also our President, Chief Executive Officer and Chairman of the Board of Directors, is in a position to influence our corporate actions in a manner that could conflict with the interests of our other stockholders, including but not limited to mergers/takeovers with other companies, dividend policies, stock splits and repurchases of stock.  Mr. Jones beneficially owns 66,450,000 shares of our Common Stock which is approximately 73.45 % of the outstanding shares of the 90,470,000 shares of Common Stock on February 8, 2008 .  If all of the shares registered under this Prospectus (7,700,000 shares) were issued to the selling stockholders, Mr. Jones ownership percentage would fall to approximately 67.69%.

No Foreseeable Dividends

We do not anticipate paying dividends on our common stock in the foreseeable future. Rather, we plan to retain earnings, if any, for the operation and expansion of our business.

Our Stock Price May Be Volatile

The market price for our Common Stock has been volatile and may be affected by a number of factors, including the announcement of acquisitions or other developments by us or our competitors, quarterly variations in our or other industry participants results of operations, changes in earnings estimates or recommendations by securities analysts, developments in the industry, sales of a substantial number of shares of our Common Stock in the public market, general market conditions, general economic conditions and other factors.  Some of these factors may be beyond our control or may be unrelated to our results of operations or financial condition.  Such factors may lead to further volatility in the market price of our Common Stock.

Our Failure To Repay Debentures May Result In A Change Of Control

Our ability to repay our debentures issued to Trafalgar is dependent upon our successful execution of our business strategy.  For example, we executed a securities purchase agreement with Trafalgar on February 28, 2007 pursuant to which we issued secured convertible debentures in the aggregate principal amount of $1,800,000.  These February Debentures are generally due twenty-four (24) months after the date of issuance.  If we do not successfully execute our business strategy, we may be unable to generate sufficient funds to repay the February Debentures upon maturity.  If we are unable to repay these February Debentures, Trafalgar will be entitled to receive certain shares of our Common Stock pledged by our President and CEO Mr. Charles W. Jones, Jr. under an insider pledge agreement (35,000,000 shares), which such pledged shares represent approximately 38.68% of the Company as of the date of this Prospectus.  This amount will be enough for Trafalgar to assume control of the Company.  If Trafalgar assumes control of the Company, they may choose to liquidate the operations and divest the Company of all of its operating assets in order to satisfy the outstanding principal balance and related interest.

RISK FACTORS - continued

Risks Related To Our Business - continued

Shares Eligible For Future Sale May Have A Depressing Effect On Our Stock Price

We have a substantial number of authorized but unissued shares (409,530,000 shares) of our Common Stock.  We may issue additional shares of Common Stock as part of the purchase price for future acquisitions.  We have issued to our employees, officers and directors restricted shares of our common stock.  These shares may be resold under Rule 144.  Currently, we have 67,460,000 shares of stock issued to employees, officers and directors of which 2,200,200 are restricted.  Of the 2,200,200 restricted shares, 1,460,000 will become unrestricted on December 31,2007, 75,000 will become unrestricted on June 30, 2008, 112,000 will become unrestricted on September 30, 2008, 490,000 will become unrestricted on June 30, 2009 and 62,500 will become unrestricted on September 30, 2009.  Furthermore, the selling stockholders in the Registration Statement to which this Prospectus is made a part, intend to sell in the public market up to 7,700,000 shares of our Common Stock which is being registered in this offering.  That means that up to 7,700,000 shares may be sold hereunder.  Any actual sale or any perception that sales of a substantial number of shares may occur could adversely affect the market price of our common stock and could impair our ability to raise capital through an offering of equity securities.

Our Common Stock Is Deemed To Be Penny Stock, Which May Make It More Difficult For Investors To Sell Their Shares Due To Suitability Requirements

Our common stock is deemed to be penny stock as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934, as amended (the Exchange Act).  Penny stocks are stocks:

With a price of less than $5.00 per share;

That are not traded on a recognized national exchange;

Whose prices are not quoted on the Nasdaq automated quotation system;

Nasdaq stocks that trade below $5.00 per share are deemed a penny stock for purposes of Section 15(b)(6) of the Exchange Act;

In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three (3) years) or $5.0 million (if in continuous operation for less than three (3) years), or with average revenues of less than $6.0 million for the last three (3) years.

Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our Common Stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

Risks Related To This Offering

Future Sales By Our Stockholders May Adversely Affect Our Stock Price And Our Ability To Raise Funds In New Stock Offerings

Sales of our Common Stock in the public market following this offering could lower the market price of our Common Stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all.  Of the 90,470,000 shares of our Common Stock outstanding as of February 8, 2008 , 13,513,333 shares are freely tradable without restriction, unless held by our affiliates.  The remaining 76,956,667 shares of our Common Stock which are held by existing stockholders, including the officers and Directors, are restricted securities and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144.

 RISK FACTORS - continued

Risks Related To This Offering - continued

The Selling Stockholders Intend To Sell Shares Of Common Stock In The Market, Which Sales May Cause Our Stock Price To Decline

The selling stockholders intend to sell in the public market up to 7,700,000 shares of our Common Stock being registered in this offering. That means that up to 7,700,000 shares may be sold pursuant to this Registration Statement. Such sales may cause our stock price to decline. Our officers and Directors and those stockholders who are significant stockholders as defined by the SEC will continue to be subject to the provisions of various insider trading and Rule 144 regulations.

The Sale Of Our Stock Issued Upon The Exercise of Warrants Could Encourage Short Sales By Third Parties, Which Could Contribute To The Future Decline Of Our Stock Price

In many circumstances, the exercise of warrants and issuance of stock thereunder for companies that are traded on the OTCBB has the potential to cause significant downward pressure on the price of their common stock.  This is especially the case if the shares being placed into the market exceed the markets ability to take up the increased stock or if the Company has not performed in such a manner to show that the equity funds raised will be used to grow the Company.  Such an event could place further downward pressure on the price of our Common Stock.

Trafalgar may exercise the 500,000 Warrant at a price per share equal to $0.0001, as well as the1,500,000 Warrant, October Warrant and October II Warrant B at a price per share equal to $0.001.  As a result, the opportunity exists for short sellers and others to contribute to the decline of CMARKs stock price.  Persons engaging in short-sales first sell shares that they do not own, and thereafter, purchase shares to cover their previous sales.  To the extent the stock price declines between the time the person sells the shares and subsequently purchases the shares, the person engaging in short-sales will profit from the transaction, and the greater the decline in the stock, the greater the profit to the person engaging in such short-sales.  By contrast, a person owning a long position in a stock, such as an investor purchasing shares in this offering, first purchases the shares at the then market price, if the stock price declines while the person owns the shares, then upon the sale of such shares the person maintaining the long position will incur a loss, and the greater the decline in the stock price, the greater the loss which is incurred by the person owning a long position in the stock.

If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline more so which in turn may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market.  If there is an imbalance on the sell side of the market for the stock the price will decline. It is not possible to predict if the circumstances where by a short sales could materialize or to what the share price could drop.  In some companies that have been subjected to short sales the stock price has dropped to near zero.  This could happen to CMARK.

A Change Of Control May Result In A Change In The Course Of Our Operations And May Affect The Future Prices Of Our Common Stock.

If a change of control occurs and Trafalgar owns more than fifty percent (50%) of our Common Stock, they will be able to elect the majority of our Board of Directors, control all matters that require a stockholder vote (such as mergers, acquisitions and other business combinations) and exercise a significant amount of influence over our management and operations. Therefore, we may not be able to execute our planned operational strategy and this may affect the future price of our Common Stock, including a decline in value.

FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this Prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words may, should, expect, anticipate, estimate, believe, intend or project or the negative of these words or other variations on these words or comparable terminology.

This Prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under Managements Discussion and Analysis or Plan of Operations and Description of Business, as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under Risk Factors and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur.

DESCRIPTION OF BUSINESS

History

CMARK International, Inc. (formerly known as Commercial Marketing Corp.), a South Carolina corporation, is a Service-Disabled Veteran-Owned Small Business (SDVOSB) founded on June 12, 2000. The name was changed to CMARK in the fall of 2005.

The founder of the Company , also the President and Chief Executive Officer, Mr. Charles W. Jones, Jr. is a former habitability officer in the U.S. Navy and a Service-Disabled Veteran.  CMARKs original business operation consisted of provision of products and services, to the Federal government specifically the redesign and refurbishing of U.S. Navy crafts.

Over the years, CMARK developed relationships with strategic partners across industries, including the U.S. Government Department of Defense (DOD), non-DOD agencies like the Department of Agriculture, Department of Interiors, Department of Energy, Department of Transportation and U.S. Government prime contractors.  Through the development of these relationships and focused business expansion, the Companys business has grown to include hospitality operations and construction-related products and services.

CMARKs primary goal is to become a significant preferred source for Federal Government and Federal Government Prime Contractors for facility and logistical support products and services while enhancing the value of the Company and the welfare of its employees and stockholders.

Business

Cmark’s operations began in Columbia SC in 2000 as a manufacturer’s representative and distributor to the US Federal Government for various food service equipment suppliers.  As project opportunities began to present us with a widening geographic customer base, expansion was executed to open a sales office in San Diego, CA as well as continuing to develop new relationships with more food service equipment suppliers thus expanding our product offering.  The core business continued to be food service equipment for the next four years, during which time we established ourselves with the proper GSA contracts and certifications necessary to become an efficient distributor within the government procurement system.  As a distributor, we earn revenues from selling the equipment to the customer with a markup from the purchase price from our suppliers.  In order to offer additional value and separate ourselves from competitors, we offer design-build services by which we will work with the facility managers to develop the conceptual plans and specifications to complete the plans for the new or remodeled facilities that we will then provide the equipment to.  While we are allowed to add fees for the design services, it is not a substantial amount as a percentage of our annual revenue.  It is not as much a marketed product group on its own, as it is an ancillary service to go with the food service equipment and construction projects that we engage in.

In 2004 with the passing and strengthening of the SDVOSB public law, the opportunity was identified to expand not only the core business of food service equipment, but also to broaden the product offering to other goods and services that could be distributed within the same procurement system using the same systems and expertise that were developed over  time in the food service equipment product group.  It was in 2004 when the Company began to develop the platform to include what is now referred to as Business Group 2 and 3 as described on page 14.  While the majority of the Company’s resources were still focused on the most established Business Group 1, we were also able to present our customers with our ability to provide them other goods and service to not only fill their needs, but also to contribute toward their fulfillment of the SDVOSB Goals established in PL 108-183.

Today, CMARK provides a wide array of services and products in the areas of construction, interior systems, and hospitality operations to Federal government institutions and facilities. CMARK has provided goods and services to more than six hundred (600) federal government customers and have completed more than one hundred fifty (150) individually contracted projects on an annual basis for such end users as the Pentagon, the White House and Halliburton.

CMARK combines an extensive product line and dedicated serving capabilities with worldwide application knowledge of most types of military bases, hospitals, prisons, schools, office buildings, embassies and military vessels. CMARK provides one-stop, full service solutions through their six (6) U.S. and two (2) international offices through well-established customer relationships.

CMARK became a publicly traded company in June 2006 and currently trades on the Pink Sheets under the symbol CMKI.

CMARKs Position In SDVOSB Market (Public Law 108-183)

CMARK is certified as a Service-Connected Disabled Vietnam-Era Veteran-Owned Small Business. This offers CMARK a distinct advantage when dealing with U.S. Government and U.S. government prime contractors. CMARK competes within that group of companies that market products and services to and for the U.S. Government, U.S. Government prime contractors, and many state agencies and contractors. Within that designation, the playing field of competitors is further narrowed to include only qualified Service-Disabled Veteran-Owned Small Businesses.

The Veterans Benefits Act of 2003, Public Law 108-183, requires the awarding of contracts equal to three percent (3%) of the total Federal budget allocated for procurement. Further, the Act requires many state agencies and contractors to follow the same guidelines. This minimum number of contracts must be awarded to Small Business Concerns owned and controlled by Service-Disabled Veterans.

The new requirements represent a strengthening of an earlier law, The Veterans Entrepreneurship and Small Business Development Act of 1999, in which certain goals were encouraged, but not required. Despite the hopes for the 1999 law, in fiscal year 2002, total federal procurement to service-disabled, veteran-owned businesses was a dismal 0.13%.

In spite of the increases, federal procurement contracts to the service-disabled still lagged well behind the desired amounts. Passage of the new law creates a regulation with teeth that will level the small business playing field and put service-disabled veterans on an equal footing with other groups covered by equal opportunity regulations.

DESCRIPTION OF BUSINESS - continued

Products

CMARK has divided its product offerings into three (3) Business Groups, nine (9) Divisions and thirty-four (34) Units, to better illustrate the overall CMARK diversity while allowing the necessary synergy within the three (3) major business groups to allow for proper growth and management.

Business Group 1.  The Construction and Interior Facilities Support Group is the Companys primary core group and  contains the products and services that the Company has engaged in since its inception.

Business Group 2.  The Logistics Group represents some of CMARKs recent trends in product growth including the food and food operations division and the maintenance division.

Business Group 3.  The Medical, Miscellaneous Industrial, and the Emerging Products Group allows a platform for diverse commodity growth in areas that the U.S. government is setting aside for SDVOSBs as well as a platform to grow the medical equipment and supplies market.  Furthermore, this business group allows a platform for merger and acquisition products. One of the theories of CMARKs business group definition is the methodology of facility and logistic contracting to civilian contractors by the US Government.  Civilian augmentation is the name given to this overall concept, but each service has its own program.

As described above, Business Group 1 represents the products and services which have comprised the majority of our annual revenues since inception in 2000.  Since the formation of Business Groups 2 and 3 in 2004, we have revenues in some of the divisions, most notably the concentration of revenue in 2005 in the Contingency Foodservice Operations Unit post Hurricane Katrina in New Orleans, however for the most part Business Groups 2 and 3 represent the areas where we expect to focus our future development and product expansion efforts as we grow in the future.

CMARKs Product Groups 1 and 2 mirror the Construction and Facilities Support and Logistics Support needed of the U.S. Government as well as U.S. Government prime contractors participating in the augmentation contracts.  The Armys Logistics Civil Augmentation Program (LOGCAP) is managed and administered by the Army Material Command (AMC). It is a special contingency program to maintain a worldwide contract on a multiple-region basis.  It enables the U.S. Army to contract quickly for combat support and combat service support needed in a contingency operation.  The contractor must support five (5) broad categories of support:  facilities, supplies, services, maintenance and transportation. The Navys civilian augmentation program is called Construction Capabilities (CONCAP). This program was started to enhance the Naval Facilities Engineering Commands ability to respond to global contingencies. The Air Force Contract Augmentation Program is called (AFCAP).  As with the LOGCAP and CONCAP contracts, the AFCAP contract requires that the AFCAP team plan for and provide specific services when called on to support a combatant commander in a contingency or war.  Although we do not have the direct contracts with the U.S. Government, we do have working relationships with the “prime contractors” that do hold such contracts. We developed the relationship so that we are positioned and ready for the prime contractors to issue us the orders to supply certain goods and services as they become necessary and are needed by the various branches of the military. The main purpose of this program is to set up a supply chain to quickly access goods and services. There are no commitments of orders and no specified time periods involved, the orders would be on a case by case basis as the need arose for a particular product or service in a time of emergency.

Services

CMARK serves as a full service solution to virtually any facilitys need. CMARK outfits naval ships galleys, supply dining facilities with kitchen equipment and furnish offices, lounges and quarters.

From conceptual CAD designs to three dimensional (3D) renderings, CMARK offers a complete conceptual image of how a project will look before a hammer is even lifted. After conceptual plans match the requested standards, submittal from shop drawings to full architectural construction documents are developed. CMARK completes the actual final design requirements including full installation (HVAC, electrical, plumbing and other associated tasks).

Facility Support Services

CAD Design: Full conceptual Computer Aided Drawing (CAD) design. CMARK has an Architectural License issued by State of South Carolina
3D CAD Design: Taking floor plans a step further and allowing the customer to see a more realistic layout.
3D Graphic Rendering: Allows customers to gain insight on their projects with our precisely rendered virtual atmospheres.
Construction and Renovation: CMARK will be on-site to remove existing old equipment. CMARK has a General Contractors License issued by State of South Carolina.
Installation: After old equipment is removed, the CMARK team begins installation of the new equipment.
Completion: CMARK follows through to completion.

Logistic Support Services

Food Preparation and Serving: CMARK provide food and has prepared and served over 500,000 meals on the Gulf Coast in Mississippi and Louisiana during Hurricane Katrina Relief.

Construction and Design Services

Construction and Design Services:  This group is comprised of a team of licensed architects. CMARK staff has extensive experience in services that include but are not limited to (a) Construction Management, including Project Surveys and Project Renderings, (b) Build-Outs and Building Renovations, (c) Custom Fabrication, (d) Quality Control, (e) Design (Conceptual Design) and (e) Installation and Institutional Interior Projects.  CMARKs ability to conceive, plan and design assures the customer of a facility offering maximum functionality.  CMARK holds a State of South Carolina Architectural License (#100153) and a State of South Carolina General Contractors License (#111296).  The following is a listing of CMARK products and services, also called the CMARK Product Groups internally at the Company:

DESCRIPTION OF BUSINESS - continued

CMARK
CMARK.ORG

CMARK International, Inc. - Product Groups

Product Group 1- Construction & Interior Systems Products

Construction & Design Division (1)	Food Service & Laundry Equipment Division (2)	Interior Furnishings Division (3)
Construction Mgt. Unit (1)	Food Service Equipment Unit (5)	Office & Industrial Furniture Unit (10)
General Contracting Unit (2)	Field Feeding Products Unit (6)	Dorm, Quarters & Lodging Furniture Unit (11)
Specialty Subcontracting Unit (3)	Household Appliances Unit (7)	Floor Coverings, & Misc. Interior Furnishings Unit (12)
Design Services Unit (4) Food Service Design Interior Design Misc. Architectural Design	Food Service Disposable Paper Goods & Supplies Unit (8)	Marine Outfittings & Joiner Products Unit (13)
	Laundry Equipment Unit (9)	

Product Group 2 -Logistics & Operational Support Products

Food Operations Division (4)	Maintenance & Parts Division(5)	Base Operational Support Division (6)
Food & Beverage Unit (14)	Automotive Parts (18)	Temporary and Mobile Structures (22)
Contingency Foodservice Operations Unit (15)	Chemicals & Industrial Cleaning Supplies Unit 19)	Showers & Field Toilet Systems Unit (23)
Routine Foodservice Operations Unit (16)	Misc. Facilities and Ground Maintenance Products (20)	Laundry Operations Unit (24)
Catering Services (17)	Food Service Equipment Maintenance Unit (21)	MWR Support Operations Unit (25)

Product Group 3 - Medical, Miscellaneous Industrial, & Emerging Products

Medical Equipment Division (7)	Misc. Industrial & Products Division (8)	Information Technology & New Emerging Products Division (9)
Medical Equipment Unit (26)	Batteries, Paper, Toner, Office Supplies Hardware, Industrial Consumables, & Tools Unit (30)	IT Products & Services Unit (33)
Medical Supplies (27)	Aircraft, Ship, & Rail Misc. Products Unit (31)	Miscellaneous Emerging & Developing Products Unit (34)
Medical Services Unit (28)	Raw Materials and Specialty Fabricated Products Unit (32)	
Pharmaceutical Products Unit (29)		

(rev August 1, 2007)

DESCRIPTION OF BUSINESS - continued

Strategic Alliances

CMARK has Strategic Alliances with the following groups:

Manufacturers

The products that are required to meet the customers demand are paramount to CMARK meeting its growth plans.  The manufacturers have agreed to have CMARK represent them to the Federal Government buying opportunity.  This could take on two (2) different types of business alliances.  One is that CMARK will represent the manufacturer to the customer and receive an agreed commission.  In this case the customer will take the responsibility to ship the product directly to the end customer and collect the invoice.  When CMARK buys the product from the Manufacturer and invoices the customer it involves a Distributor Alliance and is covered with a legal contract.

CMARK offers products to customers through its strategic alliances with various brand name companies like Electrolux, Ecolab, Henny Penny, Jackson, Ice-o-Matic, Imperial and many others. CMARK has negotiated agreements with key manufacturers that award CMARK with exclusive sales rights involving products and services provided to the U.S. Government. The strategic alliances developed by CMARK are substantial.  These alliances and the depth of the agreements and working arrangements are expected to result in substantial revenue streams, with the possible consequence that the projected operating results contained elsewhere in this business plan may prove too conservative.

There are over twelve (12) significant strategic partners the Company works with, including:

Arenson Group: Located just north of London, England provides a full array of office interior furnishings.  CMARK is the exclusive distributor to the U.S. Government and holds the GSA Contract for Arenson.

Ecolab: EcoLab is the worlds leading provider of services for the hospitality, foodservice, healthcare and industrial markets.  CMARK has an exclusive contract with GCS Service, one of Ecolabs divisions, for parts and service to the Federal Government market. GCS has two (2) National Distribution Centers and twenty-eight (28) Regional Sales & Service Centers that enable CMARK to harness the power of national coverage yet retain a local focus and relationships.

Enodis:  Formerly Welbilt Corp., Enodis, through its subsidiaries, is a major supplier of food service equipment throughout the U.S. and Canada, with distribution offices in the United Kingdom, France and Germany, as well as many other parts of the world. CMARK presently has four (4) Enodis companies on schedule:  Jackson MSC Dishwasher, Ice-O-Matic Ice Machines, Frymaster and Scotsman Ice Machines.

Electrolux: The Electrolux Group is the worlds largest producer of powered appliances for kitchen, cleaning and outdoor use, such as refrigerators, washing machines, cookers, vacuum cleaners, chainsaws, lawn mowers, and garden tractors. CMARK has exclusive Government distribution rights for the Electrolux Professional products for Europe and North America. CMARK also has an agreement with Electrolux to act as the sole dealer for all Electrolux Professional products in San Diego County, California.

Henny Penny:  This privately held company is classified as a “small business” by the GSA. The Company is dedicated to serving the military and government institutions.   As a cooking equipment manufacturer, Henny Penny has been one of the strongest and longest lasting supplier relationships that we have. CMARK has spent considerable time not only in the supply and installation of  Henny Penny equipment , but also in the conceptual design and approval cycles involved for this equipment with procurement agencies such as GSA, AFNAF, AAFES, and DLA. Henny Penny has partnered with CMARK to handle all GSA and AFNAF orders.

Imperial Cooking Equipment: Located in southern California, Imperial and CMARK have entered into an agreement for private labeling of Imperials entire line under the name Columbia Food Equipment (CFE) for sales to the U.S. Government and all maritime market sectors.

Southbend:  Southbend is a division of the Middleby Marshall Corporation is recognized world wide as one of the top leaders in heavy-duty, core commercial cooking equipment and considered a lead broad liner in product offerings. Southbend equipment is installed in restaurants, institutional foodservice operations and supermarkets around the world.

Steton Construction: Steton is located in southern California. This company is a registered small business that currently is a qualified builder for Target and WalMart.  CMARK and Steton have formed a joint venture to allow the design and construction resources of both companies to offer substantial construction and tenant improvements to the U.S. government.

DESCRIPTION OF BUSINESS - continued

Strategic Alliances - continued

Service Organizations

Service organizations are critical to meet the needs of the customer.  The sub Contractor agreements are assigned to the organization that can provide the customer with any special requirements. CMARK has a network of alliances with these organizations.

General Services Administration (GSA)

As the Federal governments procurement expert, General Services Administration leverages the Federal governments buying power in the marketplace.  State of the art commercial products are available through GSAs Schedules and its contracting and consulting services.  GSA experts know about mandatory sources and Federal Acquisition Regulation (FAR) requirements.  They assist CMARK in offering its products to the Federal Government.

GSA Advantage is the online shopping and ordering system that provides access for CMARK to offer its products to the thousands of federal government buyers.  The chart below lists the manufactures and the number of products where CMARK is the contractor in the GSA web:

MANUFACTURE	Building	Furniture	Hospitality	Other	Total
ATLAS METALS			2		2
BAXTER MFG.	1		9		10
BI-LINE				1	1
CADDY CORP. OF AMERICA	62	1	82		145
ELECTROLUX CORPORATION	3		13	1	17
HENNY PENNY CORPORATION	17	6	69	5	97
J.H. CARR		5			5
JACKSON MANUFACTURING			25		25
KELMAX EQUIPMENT	1		1		2
MAINSTREET MENU SYSTEMS				3	3
MARSHALL AIR SYSTEMS INC.	1		2		3
MIDDLEBY MARSHALL, INC.	2		5		7
MILE HIGH EQUIP. CO.	111		26		137
SOUTHBEND		1	40		41
TEC		24	6	1	31
TOASTMASTER	11	1	35	4	51
ULTRAFRYER			2		2
TOTAL OF ABOVE	209	38	321	16	584

GSA Public Building Services

GSA is the landlord for the federal government, with a total inventory of over 330 million square feet of workspace for a million federal employees in 2,000 American communities. This comprises over 1,600 government-owned buildings, or approximately fifty-five percent (55%) of the agencys total inventory. The remaining forty-five percent (45%) are in privately owned, leased facilities.

Through the internationally recognized Design and Construction Excellence programs, the best private sector architects, construction managers, and engineers are engaged to design and build award-winning courthouses, border stations, federal office buildings, laboratories, and data processing centers. GSA works to restore and maintain the vitality of communities where it has a presence.

 DESCRIPTION OF BUSINESS - continued

Strategic Alliances - continued

GSA Federal Supply Service (FSS)

FSS provides a host of commodities and services for the entire U.S. Federal Government and relative to the products CMARK offers provide, furniture, furnishings and related services for office, residential, dormitory, industrial, health care and educational settings. GSA offers a complete turnkey solution for large furniture purchases and its service is unmatched in the U.S. government.

FSS Food Service Equipment

GSA Schedule 073 offers a variety of cleaning equipment and accessories, and cleaning products for daily cleaning, products that keep facilities clean in an environmentally friendly manner. Housing Managers and Facility Managers will enjoy the full range of Hospitality Solutions under this schedule. In addition, all food service needs from eating utensils to an entire custom designed food court kiosk concept that supports new branding initiatives are available.  This Schedule has five (5) categories:

Chemicals and Chemical Products;

Recycling Collection Containers and Waste Receptacles;

Food Service Equipment, Supplies and Services;

Cleaning Equipment, Accessories, Janitorial Supplies; and

Toiletries, Personal Care Items, Linens, and Lodging and Hospitality Supplies and Services and Hospitality Wear

Customers

Federal Government alliances are formed through frequent meetings with the various departments and agencies.  Our regional managers keep in constant contact with the buyers to assist them in choosing the best product to meet their requirements. Examples of these would be General Services Administration Alliance in Fort Worth and the International Military Community Executives (IMCEA).

Over six hundred (600) Federal Government customers located around the world have received products from the Company .  The top customers, listed below, represent eighty percent (80%) of the total shipments.  The numbers in the table below are representative of the major shipments and may not include drop shipments directly from the manufacturer.  The individual customer totals, as well as the overall worldwide shipments of over $28 million are totals for the Company for the period of June 2000 (inception) through December 31, 2006.

CUSTOMER	AREA	STATE	PRODUCT EXAMPLE	TOTAL
CAMP LEJUENE	EASTERN	NC	FOOD SERVICE EQUIPMENT	$525,739
CAMP PENDLETON	WESTERN	CA	FOOD SERVICE EQUIPMENT	$202,644
FEDERAL BUILDING	CENTRAL	TX	DINING FACILITY	$247,033
FEDERAL COURTHOUSE BUILDING	WESTERN	AZ	DINING FACILITY	$446,165
FEDERAL RESERVE	EASTERN	DC	DINING FACILITY	$249,218
FT JACKSON	EASTERN	SC	DINING FACILITY	$809,667
FT. IRWIN	WESTERN	CA	FOOD SERVICE AND DINING	$270,669
			FURNISHINGS
FT. RILEY	CENTRAL	KS	MOVE FURNITURE	$582,602
GSA	EASTERN	SC	FOOD CONTAINERS	$321,219
GSA CAPITAL MALL	WESTERN	CA	DINING FACILITY	$207,304
GSA-PBS	WESTERN	CA	SNACK BAR FACILTY	$418,789
IRS FRESNO	WESTERN	CA	DESIGN BUILD DINING	$410,777
			FACILITY
KBR Halliburton	CENTRAL	LA	FOOD PREPERATION	$4,642,150
LACKLAND AFB	CENTRAL	TX	QUARTERS FURNITURE	$279,311
MARISCO, LTD	WESTERN	HI	SHIPBOARD	$828.80
SHAW AFB	EASTERN	SC	FOOD SERVICE EQUIPMENT	$221,990
US ARMY GARRISON	EUROPE	GERMANY	FOOD SERVICE EQUIPMENT	$207,941
VA MEDICAL CENTERS	EASTERN	OH	FRUNITURE	$753,187
VT GRIFFIN	CENTRAL	LA	FOOD PREPERATION	$3,486,145
WEST POINT ACADEMY, NY	EASTERN	NY	FOOD SERVICE EQUIPMENT	$202,400
TOTAL OF ABOVE				$15,313,744
TOTAL WORLDWIDE				$28,349,189
PERCENT OF TOTAL				54%

DESCRIPTION OF BUSINESS - continued

Strategic Alliances - continued

US Government Prime Contractors And Prospective CMARK Customers

Public Law requires contractors that are other than small to provide subcontracting opportunities to small businesses.  Specifically the impact for SDVOSBs is substantial as each prime contractor must meet a three percent (3%) minimum SDVOSB participation in its business as a whole and in addition meet that specific goal on each contract in excess of $500,000.

Below is a list of some of the major prime contractors , as found at "www.washingtontechnology.com".   All sales are in thousands of $. Below Defense Department sale numbers do include other agencies of the U.S. Government.

Rank	Company	Country	Last Years Rank	2005 Defense Revenue*	2005 Total Revenue*	% of Revenue from Defense	2004 Defense Revenue**
1	Lockheed Martin	U.S.	1	36,465.00	37,213.00	98	34,050.00
2	Boeing	U.S.	2	30,791.00	54,845.00	56.1	30,464.00
3	Northrop Grumman	U.S.	3	23,332.00	30,700.00	76	22,126.00
4	BAE Systems	U.K.	4	20,935.20	26,500.20	79	20,344.00
5	Raytheon	U.S.	5	18,200.00	21,900.00	83.1	18,771.00
6	General Dynamics	U.S.	6	16,570.00	21,244.00	78	15,000.00
7	EADS	Netherlands	7	9,120.30	40,508.20	22.5	10,505.90
8	L-3 Communications	U.S.	13	8,549.20	9,444.70	90.5	6,133.80
9	Thales	France	9	8,523.30	12,176.10	70	8,868.60
10	Halliburton 1	U.S.	10	7,552.00	20,994.00	36	8,000.00

Infrastructure

The Company has organized its operations primarily around customer locations.  There are eight (8) profit centers in seven (7) sales regions around the world with five (5) sub regions per region.  Within this territory there have been established six (6) operating offices in the Continental U.S. (CONUS) with headquarters in Columbia, South Carolina.  Other locations include Washington DC, Norfolk, Virginia, Mobile, Alabama, Phoenix, Arizona and San Diego, California.  In addition we have two (2) support facilities overseas located in England and Germany.

As a function of these sales regions, the Company has located offices in strategic areas and has developed eight (8) territorial profit centers.  These territorial profit centers are the core of our growth plans for the product lines we have developed.

Our four (4) main organizational divisions are sales, marketing, operations, and administration. Regional Managers are located in the major markets with local support staff. The Company has four (4) administrative personnel that handle product development programs such as GSA, and other procurement vehicles with the Government in addition to their administrative and financial duties.  The following summarizes our organizational chart as of the date of this Prospectus:

DESCRIPTION OF BUSINESS - continued

Infrastructure - continued

CMARK INTERNATIONAL, INC. ORGANIZATIONAL CHART August 1, 2007

President/CEO
Charles Jones
Board of Directors
Charles Jones
Eric Bromenshenkel
James Kennedy
Executive VP
Eric Bromenshenkel
VP Business Development
Pam Gayles
VP Sales and Marketing
Charles Jones
VP Operations
JR Jamerson
Chief Financial Officer
Eric Bromenshenkel
Western Sales
Director of Sales
Western Division
Mike McLeod
Central U.S Sales
Director ofSales
Central Division
Karl Roblyer
Eastern U.S Sales
Director of Sales
Eastern Division
Marty Sutton
Specialty Sales Department
Reggie Dalton
Food Service Products
Michelle Reinecke
Furniture and
Veterans Admin
Engineering & Estimating Dept.
Director of
Engineering
Long Nguyen
Director of Architec-
ture
Ed Killingsworth
Design & Estimating
Staff
Billy Hughes
Lacey Smith
Bonnie Perkins
Dianna Osborne
Brandi Stamper
Production Department
Production &
Contracts Manager
Karen Yabsley
Administrative Department
Accounting &
Human Relations
Staff
Kathy Kargol
Teresa
Bialaszewski
Lee Granger
Sean McCreery
Pacific Rim Regional
Sales Manager
Stephen Laub
Rocky Mtn Regional
Sales Manager
Laurie Squier
Customer Service
Barrett Porter
Central Regional
Sales Manager
Chuck Nelson
Customer Service
Jason Culbreth
Customer Service
Jason Gregory
Southeast Regional
Sales Manager
Angel Whitfield
Customer Service
Europe & Rest of World
Diane Kerbs
International
Sales Manager
Peter Bowler
Richard Bullough
European Sales Reps
Marketing Dept.
Erin Haggard
Marketing Manager
Erin Southerlin
E-Commerce Manager
PR and Sales Analysis
Neha Makim
Marketing Analyst
Business Development
Dee
Weingarden
Business
Development

rev 08/01/2007

Employees

At present the Company has thirty-three (33) salaried employees.  Our executive management team is comprised of seven (7) individuals, five (5) of which are U.S. military veterans, has an average of over twenty-seven (27) years each of management experience and has a significant experience level in working with U.S. governmental operations as well as private industry. Considerable emphasis has recently been placed on developing a senior management staff and a software system that can effectively direct and control this geographically diverse group.

Projects

We have chosen the three projects as described below as a cross section of some of the notable contracts we have completed since our inception.  Our intent is to illustrate the complexity and size of the operations, with the variety of products and services that we are able to and have provided in the past.  These examples are from various years of our past and none represent any portion of the revenues in the last fiscal year.

Hurricane Relief Efforts

Utilizing our expertise in sourcing and managing food serving operations coupled with extensive resources for rapid field deployment, CMARK responded to the challenge of providing food and food service operations within hours after the Hurricane Katrina disaster.  We were deployed and able to begin providing food service operations and meals at the Construction Battalion Center, US Navy, Gulfport, Mississippi.    Due to the success of our efforts in Gulf Port, we were later contracted to continue working in New Orleans, Louisiana.

The scope of our services included:  constructed a mobile kitchen with capacity for 2,500 meals per day, enabling immediate mobilization; Dining/serving facilities for a 1,000 man camp in Gulf Port, providing beverages, paper supplies, ice, water, equipment amortization, leasing, etc., refrigeration, preparation, cooking, servicing, labor and management to perform the operation; we also provided air-conditioned tents, chairs and tables, and menu options.  Our daily serving capacity reached 2,500 meals served three (3) times daily.

CMARK is alert and ready to provide prompt services to any future disaster relief programs. Presently, our warehouse holds a stockpile of food service equipment that includes Combi-ovens, SintPlast serving containers, freezers and refrigerators,  ice machines capable of making approximately 727 pounds of ice per day, folding chairs and generators.  We have the manpower and resources available for immediate response and deployment.

DESCRIPTION OF BUSINESS - continued

Projects - continued

Sandra Day OConnor Courthouse In Phoenix

CMARK was contracted to design and install a caf in the new Sandra Day OConner Courthouse in Phoenix within a three-month time frame. We designed the layout, supplied, constructed and installed a fully functional food servicing area within a specified space in the Federal building.

US Navy Berthing and Messing Barge

CMARK was contracted by Marisco Ltd., one of the largest marine and industrial services companies in Hawaii serving the governmental, commercial marine and industrial sectors, to develop a floating hotel for U.S. Naval officers from an original U.S. Navy barge. CMARK provided all building materials to Marisco, from sheet metal and tile to kitchen equipment and living space furniture, and assisted with the design and construction of a fourth level deck.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

Properties

Below is a table to provide the details of our six (6) operating locations in the United States:

Property Description	Base Rent/Mo. ($)	Start Date	End Date	Term in Months	Landlord

9570 Two Notch Road	6,005.00	12.01.02	08.31.09	24	Osprey, Inc.
Columbia, South Carolina

4130 E. Van Buren, #325	3,633.71	01.01.06	04.30.08	24	VWP 4130, LLC
Phoenix, Arizona

764 Lakeside Dr. #B Mobile, Alabama	5,565.00	08.01.06	07.31.10	12	Ball and Eubanks Properties

7801 Friars Rd., #400	3,182.00	11.01.02	10.31.10	60	Friars Office Building, LLC
San Diego, California

109 E. Main, #501	1,460.25	07.01.06	06.30.09	36	East Main Street, LLC
Norfolk, Virginia

2011 Crystal Dr., Ste 210 Arlington, Virginia	4,720.33	05.01.06	05.31.11	60	First Crystal Park Assoc., LP

Virtual Office for Answer Systems	200.00	07.01.06	07.31.06	monthly	N/A

Competition

We are uniquely positioned in our industry to be a “one stop” shop for various government agencies.  Our competition is other equipment and supplies suppliers.  Our competitors provide products and only their products. In turn the government agency must contract and procure from various sources. We first started to build our product lines and then strategically adding products and suppliers to our lines that we represent. After that we started adding value added services, such as design services, remodeling project management, and packaging various product lines together into a fully contained procurement solution for our government contacts. This gives us a competitive edge that our competitors do not have where they have gone for vertical marketing, we have chosen to integrate products and supplies with services and solutions. In addition to our unique approach of mixing products and services, we find a strategic advantage in our marketing regions. Most suppliers are very regional and only concentrate on a particular region or area. We can offer a global reach program to the procurement officer, and be able to ship to multiple locations all over the world from his one order, so no more contacting multiple vendors, and negotiating multiple contracts. We can fulfill all those orders at once, thus saving time and efforts, and eliminating wasted time and money.

THE SELLING STOCKHOLDERS

The following table presents information regarding our selling stockholders which intend to sell up to 7,770,000 shares of our Common Stock.  A description of the selling stockholders relationships to CMARK and how the selling stockholders acquired or will acquire shares to be sold in this offering is detailed in the information immediately following this table.

Selling Stockholders	Shares Beneficially Owned Before Offering		Percentage of Outstanding Shares Beneficially Owned Before Offering(1)		Shares To Be Sold In The Offering	Percentage of Outstanding Shares Beneficially Owned After The Offering

Trafalgar Capital Specialized Investment Fund, Luxembourg	13,914,722	(2)	7.50	%(3)	7,200,000	0%

Knightsbridge Capital (4)	500,000		0.55%		500,000	0%

Total:	14,414,722	(2)	5.54%		7,700,000	0%

*      Less than one percent (1%).

(1)    Applicable percentage of ownership is based on 90,470,000 shares of our Common Stock outstanding as of February 8, 2008 , together with securities exercisable or convertible into shares of Common Stock within sixty (60) days of  February 8, 2008  for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.

(2)     The Selling stockholder has a material relationship with us as described in this section below.  Includes 2,700,000 shares of our Common Stock underlying the February Warrants, 500,000 shares of our Common Stock underlying the May Warrant, 2,054,472 shares of our Common Stock underlying the July Warrants, 6,785,250 shares of our Common Stock underlying the October Warrant and 1,875,000 shares of our Common Stock underlying the October II Warrants.

(3)     Except with respect to the October Warrant, in  no event shall the holder be entitled to exercise any warrant for a number of shares in excess of that number of shares of our Common Stock which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by Trafalgar and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such exercise. However, Trafalgar is nevertheless entitled to exercise the October Warrant into 6,785,250 shares without limitation, and therefore as of the date of this Prospectus, Trafalgar is considered to beneficially own 7.50% of our Common Stock.

(4)    The Selling stockholder has a material relationship with us as described in this section below.

The following information contains a description of each selling stockholders relationship to us and how it acquired or shall acquire shares to be sold in this offering is detailed below. The selling stockholders have not and do not have any other material relationship with us, except as described below.

Trafalgar Capital Specialized Investment Fund, Luxembourg (Trafalgar).

●
February 28, 2007 Securities Purchase Agreement.  On February 28, 2007 (as amended on April 12, 2007 and further amended on August 3, 2007 in consideration for Trafalgar's willingness to enter into additional financing arrangements ), the Company entered into a securities purchase agreement (the February Purchase Agreement) with Trafalgar, pursuant to which the Company sold and issued to Trafalgar secured convertible debentures (collectively, the February Debentures) in the aggregate principal amount of One Million Eight Hundred Thousand Dollars ($1,800,000), of which (i) One Million Dollars ($1,000,000) was funded on or about March 3, 2007, (ii) Four Hundred Thousand Dollars ($400,000) was funded on or about April 17, 2007 and (iii) Four Hundred Thousand Dollars ($400,000) was funded on August 2, 2007 in accordance with the terms of that certain escrow agreement, of even date with the February Purchase Agreement, by and among the Company, Trafalgar and James G. Dodrill II, P.A., as escrow agent (the February Escrow Agreement).

In connection with the February Purchase Agreement, the Company paid to Trafalgar (i) a structuring fee equal to Fifteen Thousand Dollars ($15,000), (ii) a commitment fee equal to eight percent (8%) of the purchase price of the February Debentures and (iii) a facility commitment fee equal to two percent (2%) of such purchase price. In addition, the Company paid to Knightsbridge Capital a consulting fee equal to 3.5% of the aggregate principal amount of the financing in accordance with the terms of that certain Consulting Agreement, dated November 27, 2006 and as amended on February 20, 2007, by and between the Company and Knightsbridge.

THE SELLING STOCKHOLDERS - continued

Trafalgar Capital Specialized Investment Fund, Luxembourg (Trafalgar). - continued

The February Debentures are convertible, at the option of the holder, at any time and from time to time until payment in full, all or any part of the principal amount plus accrued interest in to shares of our Common Stock at a price per share equal to $0.10.

The February Debentures mature in two (2) years and interest shall accrue on the unpaid principal at a rate equal to (a) twelve percent (12%) per annum compounded monthly from the issuance date of the February Debentures until the date that a registration statement covering shares to be issued under the February Debentures is filed with the SEC pursuant to that certain Registration Rights Agreement, of even date with the February Purchase Agreement, by and between the Company and Trafalgar (the February RRA), whereby the Company agreed to provide to Trafalgar certain registration rights under the Securities Act, (b) ten percent (10%) per annum, compounded monthly from the date such registration statement is initially filed with the SEC until the SEC declares such registration statement effective and (c) eight percent (8%) per annum compounded monthly from the date the SEC declares such registration statement effective until paid.

At the Companys option, the entire principal amount and all accrued interest shall be either (a) paid to the holder on the second (2nd) year anniversary from the issuance date of the February Debentures or (b) converted in accordance with the terms of the February Debentures (as summarized herein above), however, that in no event shall Trafalgar be entitled to convert for a number of shares of our Common Stock in excess of that number of shares of Common Stock which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such conversion.

The Company at its option shall have the right to redeem, with three (3) business days advance written notice, a portion or all of the outstanding February Debentures for a redemption price equal to one hundred twenty percent (120%) of the amount redeemed including accrued interest.

The February Debentures are secured by (y) substantially all of the assets of the Company in accordance with the terms of a security agreement, of even date with the February Purchase Agreement, by and between the Company and Trafalgar (the February Security Agreement) and (z) certain Pledged Shares owned by Mr. Charles Jones, the President and Chief Executive Officer of the Company, as such term is defined and in accordance with the terms of that certain pledge agreement, by and among Mr. Jones, the Company, Trafalgar and James G. Dodrill II, P.A. as escrow agent (the Insider Pledge Agreement).

In connection with the February Purchase Agreement, the Company issued to Trafalgar (A) on or about February 28, 2007:  (a) a five (5) year common stock purchase warrant (as amended on August  3, 2007) for One Million Eight Hundred Thousand (1,800,000) shares of our Common Stock at an exercise price of $0.075 per share however, if after the effectiveness of a registration statement covering shares issuable under the February Debentures our Common Stock trades above $0.30, the strike price of this warrant shall be increased to $0.225 per share and (b) a five (5) year common stock purchase warrant for Five Hundred Thousand (500,000) shares of our Common Stock, at an exercise price of $0.0001 per share (the 500,000 Warrant) and (B) on or about April 17, 2007, a five (5) year common stock purchase warrant (as amended on August 3, 2007) for Four Hundred Thousand (400,000) shares of our Common Stock at an exercise price of $0.075 per share (collectively, the February Warrants); provided, however, that in no event shall the holder be entitled to exercise the February Warrants for a number of shares in excess of that number of shares of our Common Stock which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such exercise, except within sixty (60) days of the Expiration Date (as such term is defined in the February Warrants).   The February Warrants shall be exercised on a cash basis provided that the Company is not in default under the February Debentures and the shares underlying the February Warrants are subject to an effective registration statement.

Pursuant to the terms of the February RRA, the Company shall file, no later than ninety (90) days from the date thereof, a registration statement representing at least five (5) times the number of shares which are anticipated to be issued upon the conversion of the February Debentures.  The Company shall also use its best efforts to have such registration statement declared effective by the SEC not later than one hundred fifty (150) days after the date thereof.  It shall be an event of default thereunder if such registration statement is not declared effective by the SEC within one hundred twenty (120) days after the filing thereof.

THE SELLING STOCKHOLDERS - continued

Trafalgar Capital Specialized Investment Fund, Luxembourg (Trafalgar). - continued

The February Debentures and February Warrants were issued to persons located outside the United States who were not U.S. persons as such term is defined in Regulation S promulgated under the Securities Act, in reliance upon the exclusion from registration available under Regulation S.

We are registering Five Hundred Thousand (500,000) shares hereunder which may be issued to Trafalgar underlying the 500,000 Warrant and no shares under the February Debentures.

On August 3, 2007, the Company amended the February Purchase Agreement and agreed to issue to Trafalgar a common stock purchase warrant for the purchase of 2,500,000 shares of our Common Stock at an exercise price of $0.075 per share in consideration for Trafalgar's willingness to enter into additional financing arrangements .  As of the date of this Prospectus, these warrants have not been issued to Trafalgar.

●
May 15, 2007 Securities Purchase Agreement.  On May 15, 2007, the Company entered into a securities purchase agreement (the May Purchase Agreement) with Trafalgar pursuant to which the Company sold and issued to Trafalgar secured convertible debentures (the May Debentures) in the aggregate principal amount of Seven Hundred Thousand Dollars ($700,000), of which Seven Hundred Thousand Dollars ($700,000) was funded on May 10, 2007 in accordance with the terms of an escrow agreement, of even date with the May Purchase Agreement, by and among the Company, Trafalgar and James G. Dodrill II, P.A., as escrow agent (the May Escrow Agreement).  The parties amended certain terms of the May Purchase Agreement upon the execution of that certain Amendment to Securities Purchase Agreement, Secured Convertible Debenture and Security Agreement, dated June 21, 2007, by and among the Company and Trafalgar (the May Amendment). The entire amount under the May Debentures was completely paid off as of August 17, 2007.

In connection with the May Purchase Agreement, the Company issued to Trafalgar on June 21, 2007 a five (5) year common stock purchase warrant (as amended by that certain May Amendment and as further amended on August 3, 2007 and hereinafter referred to as the May Warrant) for Five Hundred Thousand (500,000) shares of our Common Stock, at an exercise price equal to $0.075 per share; provided, however, that in no event shall the holder be entitled to exercise the May Warrant for a number of shares in excess of that number of shares of our Common Stock which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such exercise, except within sixty (60) days of the Expiration Date (as such term is defined in the May Warrant).  The Company agreed to register the shares underlying the May Warrant in accordance with the terms of a registration rights agreement, of even date with the May Purchase Agreement, by and between the Company and Trafalgar (the May RRA).  The May Warrant shall be exercised on a cash basis provided that the Company is not in default under the May Debentures and the shares underlying the May Warrant are subject to an effective registration statement.

The May Debentures and May Warrants were issued to persons located outside the United States who were not U.S. persons as such term is defined in Regulation S promulgated under the Securities Act, in reliance upon the exclusion from registration available under Regulation S.

No shares are being registered hereunder underlying the May Warrant or pursuant to the May Debentures.  As of the date of this Prospectus, the Company has fully paid off the amount under the debentures.

●
July 13, 2007 Securities Purchase Agreement.  On July 13, 2007, the Company entered into a securities purchase agreement (the July Purchase Agreement) pursuant to which the Company issued to Trafalgar One Million One Hundred Eight Thousand Nine Hundred Forty-Four Dollars and Thirty-Five Cents ($1,108,944.35) in secured debentures, of which Seven Hundred Thirty-Seven Thousand Three Hundred Thirty-Five Dollars and Ninety-Five Cents ($737,335.95) was funded on July 13, 2007 pursuant to four (4) separate debentures and Three Hundred Seventy-One Thousand Six Hundred Eight Dollars and Forty Cents ($371,608.40) was funded on August 6, 2007 pursuant to four (4) separate debentures (collectively, the July Debentures and each, a July Debenture) in accordance with the terms of an escrow agreement, of even date with the July Purchase Agreement, by and among the Company, Trafalgar and James G. Dodrill II, P.A., as escrow agent (the July Escrow Agreement).  Payment of the unpaid principal and interest on each July Debenture shall be made from and upon receipt by the Company of the proceeds of certain accounts receivable is set forth in each July Debenture.  Each July Debenture has a five (5) month maturity and accrues interest at a rate of twelve percent (12%) per annum compounded monthly from the date of each July Debenture.

THE SELLING STOCKHOLDERS - continued

Trafalgar Capital Specialized Investment Fund, Luxembourg (Trafalgar). - continued

In connection with the July Purchase Agreement, the Company paid to Trafalgar (i) a loan commitment fee equal to three percent (3%) of the purchase price and (ii) $15,000 to cover legal fees and administrative costs at closing. In addition, the Company paid to Knightsbridge Capital a consulting fee equal to 3.5% of the funding amount from Trafalgar in connection with the financing in accordance with the terms of that certain Consulting Agreement, dated November 27, 2006 as amended on February 20, 2007, by and between the Company and Knightsbridge.

The Company shall pay to the holder a redemption premium equal to one and one-half percent (1.5%) for any payments received in the first thirty (30) days after the closing date, and the redemption premium shall increase by one and one-quarter percent (1.25%) for any payments received during days thirty-one (31) through sixty (60) after the closing date and by one percent (1%) thereafter for each thirty (30) days or part thereof.

The July Debentures are each secured by separate security agreements (each, a July Security Agreement), each dated as of the date of each corresponding July Debenture, pursuant to which each July Debenture is secured by a corresponding lien upon, and a direct right of participation and the direct right of redirection of the payments relating to, certain referenced job numbers as is more fully described in Exhibit A to each July Security Agreement.

In connection with the July Purchase Agreement, the Company issued (A) Three Hundred Sixty-Eight Thousand Six Hundred Sixty-Eight (368,668) five (5) year common stock purchase warrants on July 13, 2007 with an exercise price of $0.075 per share, (B) One Million Five Hundred Thousand (1,500,000) five (5) year common stock purchase warrants on July 13, 2007 with an exercise price of $0.001 per share (the 1,500,000 Warrants) and (C) One Hundred Eighty-Five Thousand Eight Hundred Four (185,804) five (5) year common stock purchase warrants on August 6, 2007 with an exercise price of $0.075 per share (collectively, the  July Warrants).

In connection with the issuance of the July Warrants, the Company and Trafalgar entered into a registration rights agreement (the July RRA), of even date with the July Purchase Agreement, pursuant to which the Company granted to Trafalgar certain registration rights with respect to the registration of shares issuable to Trafalgar upon the exercise of the July Warrants.  Pursuant to the terms of the July RRA, the Company shall file, no later than ninety (90) days from the date thereof, a registration statement representing at least five (5) times the number of shares which are anticipated to be issued upon exercise of the July Warrants.  The Company shall also use its best efforts to have such registration statement declared effective by the SEC not later than one hundred fifty (150) days after the date thereof.  It shall be an event of default thereunder if such registration statement is not declared effective by the SEC within one hundred twenty (120) days after the filing thereof.

We are registering One Million Five Hundred Thousand (1,500,000) shares hereunder which may be issued to Trafalgar underlying the 1,500,000 Warrant. As of the date of this prospectus, the Company has repaid $304,344 of the original amount of the debentures.

●
October 2, 2007 Securities Purchase Agreement.  On October 2, 2007, the Company entered into a securities purchase agreement (the October Purchase Agreement) pursuant to which the Company issued to Trafalgar up to One Million One Hundred Thousand Dollars ($1,100,000) in secured debentures (the October Debentures), of which One Million Forty-Nine Thousand Five Hundred Forty-Eight and Forty-Five Cents ($1,049,548.45) was funded on October 2, 2007 pursuant to four (4) separate debentures (collectively, the October Debentures and each, a October Debenture) in accordance with the terms of an escrow agreement, of even date with the October Purchase Agreement, by and among the Company, Trafalgar and James G. Dodrill II, P.A., as escrow agent (the October Escrow Agreement) and the remainder of which shall be funded on a date that is mutually acceptable to the Company and Trafalgar.  Payment of the unpaid principal and interest on each October Debenture shall be made from and upon receipt by the Company of the proceeds of certain accounts receivable is set forth in each October Debenture.  Each October Debenture has a five (5) month maturity and accrues interest at a rate of twelve percent (12%) per annum compounded monthly from the date of each October Debenture.

THE SELLING STOCKHOLDERS - continued

Trafalgar Capital Specialized Investment Fund, Luxembourg (Trafalgar). - continued

In connection with the October Purchase Agreement, the Company paid to Trafalgar (i) a loan commitment fee equal to three percent (3%) of the purchase price and (ii) $15,000 to cover legal fees and administrative costs at closing. In addition, the Company paid to Knightsbridge Capital a consulting fee equal to 3.5% of the funding amount from Trafalgar in connection with the financing in accordance with the terms of that certain Consulting Agreement, dated November 27, 2006 as amended on February 20, 2007, by and between the Company and Knightsbridge.  The Company has agreed to pay legal fees of $3,750 for each additional October Debenture (and corresponding transaction agreement) issued subsequent to October 2, 2007 pursuant to the October Purchase Agreement.

The Company shall pay to the holder a redemption premium equal to one and one-half percent (1.5%) for any payments received in the first thirty (30) days after the closing date, and the redemption premium shall increase by one and one-quarter percent (1.25%) for any payments received during days thirty-one (31) through sixty (60) after the closing date and by one percent (1%) thereafter for each thirty (30) days or part thereof.

The October Debentures are each secured by separate security agreements (each, an October Security Agreement), each dated as of the date of the October Purchase Agreement, pursuant to which each October Debenture is secured by a corresponding lien upon, and a direct right of participation and the direct right of redirection of the payments relating to, certain referenced job numbers as is more fully described in Exhibit A to each October Security Agreement.

In connection with the October Purchase Agreement, the Company issued a five (5) year common stock purchase warrant (the October Warrant) to Trafalgar pursuant to which Trafalgar is entitled to purchase from the Company such number of shares of our Common Stock equal to 7.5% of the  issued and  outstanding shares of our Common Stock on the date of issuance (or 6,785,250 shares) at an exercise price of $0.001 per share or as subsequently adjusted in accordance with the terms of the October Warrant.

In connection with the issuance of the October Warrant, the Company and Trafalgar entered into a registration rights agreement (the October RRA), of even date with the October Purchase Agreement, pursuant to which the Company granted to Trafalgar certain piggy-back registration rights with respect to the registration of shares issuable to Trafalgar upon the exercise of the October Warrant.  Pursuant to the terms of the October RRA, whenever the Company proposes to register any of its securities and the registration form to be used may be used for the registration of Registrable Securities (as defined therein), the Company will give prompt written notice to Trafalgar of its intention to effect such registration and will include in such registration form all Registrable Securities unless the Company has received written request for exclusion therein of a portion or all of the Registrable Securities prior to filing thereof by the Company.

We are registering Three Million Seven Hundred Thousand (3,700,000) shares hereunder which may be issued to Trafalgar underlying the October Warrant.

●
October 18, 2007 Securities Purchase Agreement.  On October 18, 2007, the Company entered into a securities purchase agreement (the October II Purchase Agreement) pursuant to which the Company issued to Trafalgar Seven Hundred Fifty Thousand Dollars ($750,000) in secured debentures (the October II Debentures), of which all of which was funded on October 18, 2007 pursuant to five (5) separate debentures (collectively, the October II Debentures and each, a October II Debenture) in accordance with the terms of an escrow agreement, of even date with the October II Purchase Agreement, by and among the Company, Trafalgar and James G. Dodrill II, P.A., as escrow agent (the October II Purchase Agreement).  Payment of the unpaid principal and interest on each October II Debenture shall be made from and upon receipt by the Company of the proceeds of certain accounts receivable is set forth in each October II Debenture.  Each October II Debenture has a (5) month maturity and accrues interest at a rate of twelve percent (12%) per annum compounded monthly from the date of each October II Debenture.

In connection with the October II Purchase Agreement, the Company paid to Trafalgar (i) a loan commitment fee equal to three percent (3%) of the purchase price and (ii) $15,000 to cover legal fees and administrative costs at closing. In addition, the Company paid to Knightsbridge Capital a consulting fee equal to 3.5% of the funding amount from Trafalgar in connection with the financing in accordance with the terms of that certain Consulting Agreement, dated November 27, 2006 as amended on February 20, 2007, by and between the Company and Knightsbridge.  The Company has agreed to pay legal fees of $3,750 for each additional October II Debenture (and corresponding transaction agreement) issued subsequent to October 18, 2007 pursuant to the October II Purchase Agreement.

THE SELLING STOCKHOLDERS - continued

Trafalgar Capital Specialized Investment Fund, Luxembourg (Trafalgar). - continued

The Company shall pay to the holder a redemption premium equal to one and one-half percent (1.5%) for any payments received in the first thirty (30) days after the closing date, and the redemption premium shall increase by one and one-quarter percent (1.25%) for any payments received during days thirty-one (31) through sixty (60) after the closing date and by one percent (1%) thereafter for each thirty (30) days or part thereof.

The October II Debentures are each secured by separate security Agreements (each, an October II Security Agreement), each dated as of the date of the October II Purchase Agreement, pursuant to which each October II Debenture is secured by a corresponding lien upon, and a direct right of participation and the direct right of redirection of the payments relating to, certain referenced job numbers as is more fully described in Exhibit A to each October II Security Agreement.

In connection with the October II Purchase Agreement, the Company issued (i) a five (5) year common stock purchase warrant (the October II Warrant A) for Three Hundred Seventy-Five Thousand (375,000) shares of our Common Stock at an exercise price equal to $0.075 per share and (ii) a five (5) year common stock purchase warrant for One Million Five Hundred Thousand (1,500,000) shares of our Common Stock at an exercise price equal to $0.001 per share (the October II Warrant B and together with the October II Warrant A, the October II Warrants); provided, however, that in no event shall the holder be entitled to exercise the October II Warrants for a number of shares in excess of that number of shares of our Common Stock which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such exercise, except within sixty (60) days of the Expiration Date (as such term is defined in the October II Warrants).

In connection with the issuance of the October II Warrant, the Company and Trafalgar entered into a Registration Rights Agreement (the October II RRA), of even date with the October II Purchase Agreement, pursuant to which the Company granted to Trafalgar certain piggy-back registration rights with respect to the registration of shares issuable to Trafalgar upon the exercise of the October II Warrant.  Pursuant to the terms of the October  II RRA, whenever the Company proposes to register any of its securities and the registration form to be used may be used for the registration of Registrable Securities (as defined therein), the Company will give prompt written notice to Trafalgar of its intention to effect such registration and will include in such registration form all Registrable Securities unless the Company has received written request for exclusion therein of a portion or all of the Registrable Securities prior to filing thereof by the Company.

We are registering One Million Five Hundred Thousand (1,500,000) shares hereunder which may be issued to Trafalgar underlying the October II Warrant B.

●
December 31, 2007 Securities Purchase Agreement.  On December 31, 2007, the Company entered into a Securities Purchase Agreement (the “December Purchase Agreement”) with Trafalgar pursuant to which the Company sold to Trafalgar, and Trafalgar purchased from the Company, Three Million Five Hundred Thousand Dollars ($3,500,000) of secured convertible debentures (the “December Debenture”), which shall be convertible into shares of Common Stock.  Prior to December 31, 2007, Trafalgar had purchased certain other convertible debentures from the Company (as described herein above), with an amount outstanding owed by the Company equal to Two Million Five Hundred Twenty-Five Thousand Dollars ($2,525,000at December 31, 2007 (the “Prior Convertible Debentures”). In connection with the December Purchase Agreement, the Prior Convertible Debentures were cancelled, the purchase price was credited by the amount outstanding under the Prior Convertible Debentures and Trafalgar purchased an additional Nine Hundred Seventy-Five Thousand Dollars ($975,000) of convertible debentures (the “Commitment Amount”). Pursuant to the terms of the December Purchase Agreement, the Company agreed to pay to Trafalgar a commitment fee of six percent (6%) of the Commitment Amount, a structuring fee of Fifteen Thousand Dollars ($15,000) and a warrant to purchase Seven Million Five Hundred Thousand (7,500,000) shares of Common Stock for a period of five (5) years at an exercise price equal to $0.001 per share (the “December Warrant”).

The aggregate proceeds of the sale of the December Debenture were held in escrow pursuant to the terms of that certain Escrow Agreement, of even date with the SPA, by and among the Company, Trafalgar and James G. Dodrill II, P.A. pursuant to which the escrow agent agreed to deliver to the Company the aggregate proceeds for the December Debenture, minus the fees and expenses set forth in the SPA, and the Company agreed to deliver the Debenture to Trafalgar (the “December Escrow Agreement”).

The December Debenture matures on December 31, 2009 with interest on the unpaid principal of the December Debenture accruing at twelve percent (12%) per annum compounded monthly from December 31, 2007. Pursuant to the terms of the December Debenture, the Company is obligated to redirect payment of all of its accounts receivable to Trafalgar, which shall deduct any fees, redemption premium, and interest owing from the receivables. Trafalgar is entitled to convert all or any part of the principal amount of the December Debenture (plus accrued interest) into shares of Common Stock at the price of $0.05 per share until the Company has satisfied payment of the December Debenture in full.  In no event shall Trafalgar be entitled to convert the December Debenture into a number of shares of Common Stock, which upon the effect of such conversion, would cause the aggregate number of shares of Common Stock held by Trafalgar and its affiliates to exceed 4.99% of the outstanding shares of Common Stock. The Company must reserve and keep available such number of shares of Common Stock as shall from be sufficient to affect such conversion of the Debenture at the conversion price. The Company must make interest-only payments for months one through six (1 – 6) following December 31, 2007. After such time, the Company must make minimum principal payments of One Hundred Thousand Dollars ($100,000) per month in months seven through nine (7 – 9), One Hundred Fifty Thousand Dollars ($150,000) per month in months ten through twelve (10 – 12), Two Hundred Thousand Dollars ($200,000) per month in months thirteen through twenty-four (13 - 24) and a balloon payment of Three Hundred Fifty Thousand Dollars ($350,000) on December 31, 2009. The Company shall pay a ten percent (10%) premium for all principal amounts redeemed. At the time that interest is payable, Trafalgar may elect to be paid in cash or in shares of Common Stock.

THE SELLING STOCKHOLDERS - continued

Trafalgar Capital Specialized Investment Fund, Luxembourg (Trafalgar). - continued

Pursuant to the terms of the December Debenture, the Company shall default if (i) the Company fails to pay amounts due within fifteen (15) days of December 31, 2009, (ii) the Company fails to comply with the terms of those certain Irrevocable Transfer Agent Instructions, dated December 28, 2007, (iii) the Company’s transfer agent fails to issue freely tradeable Common Stock to Trafalgar within five (5) days of the Company’s receipt of receiving proper notice of conversion or (iv) the Company fails to comply with any terms of the December Debenture within ten (10) days of receipt of written notice thereof.  Upon default by the Company, Trafalgar may accelerate full repayment of all debentures outstanding and all accrued interest thereon, or may convert a ll debentures outstanding (and accrued interest thereon) into shares of Common Stock (notwithstanding any limitations contained in the December Debenture or the December Purchase Agreement).

So long as any of the principal of or interest on the Debenture remains unpaid and unconverted, the Company shall not, without the prior written consent of Trafalgar, (i) issue or sell any Common Stock or preferred stock without consideration or for a consideration per share less than its fair market value determined immediately prior to issuance, (ii) issue or sell any Company preferred stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration per share less than the Common Stock’s fair market value determined immediately prior to its issuance, (iii) enter into any security instrument granting the holder a security interest in any of the assets of the Company or (iv) file any registration statement on Form S-8.

Also, so long as the December Debenture remains outstanding, neither the Company nor its subsidiaries may enter into, amend, modify or supplement any agreement, transaction, commitment, or arrangement with any of its or any of its subsidiary’s officers, directors, persons who were officers or directors at any time during the previous two (2) years, stockholders who beneficially own five percent (5%) or more of the Common Stock, or affiliates or with any individual related by blood, marriage, or adoption to any such individual or with any entity in which any such entity or individual owns a five percent (5%) or more beneficial interest except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any investment in an affiliate of the Company, (c) any agreement, transaction, commitment, or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such related party and (d) any agreement, transaction, commitment, or arrangement which is approved by a majority of the disinterested directors of the Company (for purposes under the December Purchase Agreement, any director who is also an officer of the Company or any subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment, or arrangement).

Contemporaneously with the execution and delivery of the SPA, the Company and Trafalgar executed and delivered that certain Registration Rights Agreement (the “December RRA”) pursuant to which the Company provided certain registration rights to Investor under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder, and applicable state securities laws.

In connection with the December Purchase Agreement, the Company and Trafalgar also entered into a Security Agreement, of even date with the December Purchase Agreement (the “December Security Agreement”), pursuant to which the Company has agreed to provide Trafalgar with a security interest in certain Pledged Collateral (as defined in the December Security Agreement) to secure those obligations of the Company under the December Purchase Agreement, the December Debenture, the December RRA, the December ITAI, the December Security Agreement or any other obligations of the Company to Trafalgar.

All investment decisions of Trafalgar are made by Trafalgar Capital SARL, Andrew Garai, Chairman of the Board.

Additional Information Regarding the Trafalgar Transactions

Liquidated Damages Under the February RRA

As a result of not having a registration statement declared effective within one hundred fifty (150) days after the date of the February RRA, the Company shall pay to Trafalgar, within three (3) business days after demand therefor, liquidated damages equal to two percent (2%) of the liquidated value of the February Debentures outstanding for each thirty (30) day period following such deadline in accordance with the terms of the February RRA.  As of the date of this Prospectus, Trafalgar has not made such demand , however the Company could be obligated to pay to Trafalgar $156,000.

THE SELLING STOCKHOLDERS - continued

Trafalgar Capital Specialized Investment Fund, Luxembourg (Trafalgar). - continued

Market Value of Trafalgar Warrants

We issued to Trafalgar warrants to purchase an aggregate total of 23,914,722 shares of our common stock, exercisable on a cash basis provided we are not in default the convertible debentures with the aggregate market price at the date of issuance of $3,359,089.18 if exercised on a cash basis, as reflected in the table below:

Warrant Name	Date Issued(1)	Number of Share Warrants(2)	Number of warrants Being Registered Hereunder(3)	Market Price on Day of Issuance(4)	Total Amount at Market(5)
February Warrant A	2/28/2007	1,800,000	-	$0.14	$252,000.00
500,000 Warrant	2/28/2007	500,000	500,000	0.25	125,000.00
February Warrant B	4/17/2007	400,000	-	0.14	56,000.00
May Warrant	6/18/2007	500,000	-	0.14	70,000.00
1,500,000 Warrant	7/14/2007	1,500,000	1,500,000	0.15	225,000.00
July Warrant A	7/14/2007	368,668	-	0.15	55,300.20
February Warrant C	7/31/2007	2,500,000	-	0.14	350,000.00
July Warrant B	8/14/2007	185,804	-	0.12	22,296.48
October Warrant	10/8/2007	6,785,250	3,700,000	0.17	1,153,492.50
October II Warrant B	10/17/2007	1,500,000	1,500,000	0.16	240,000.00
October II Warrant A	10/17/2007	375,000	-	0.16	60,000.00
December Warrant	12/31/2007	7,500,000	-	$0.10	750,000.00

Total		23,914,722	7,200,000		$3,359,089.18

(1)	Date the warrants were issued to Trafalgar
(2)	Total number of shares of common stock underlying each warrant assuming full exercise as of the date of the sale of the warrants.
(3)	Number of shares of the warrant to be registered on this SB2.
(4)	Market price per share of our common stock on the date of the sale of the warrants.
(5)
Total market value of the shares of common stock underlying each warrant assuming full exercise of each warrant as of the date of the sale of the warrants based on the market price of the common stock on the date of the sale of the warrants.

Fees Paid (and To Be Paid) Pursuant to Trafalgar Transactions

The following table shows payments that the Company has paid or could be required to pay and could be required to pay in connection with the Trafalgar transactions set forth above.

	Gross amount of loan repayment(1)	Commitment fee to Trafalgar(2)	Structuring fee to Trafalgar(3)	Facility Commitment fee to Trafalgar(4)	Finder's fee to Knights-bridge(5)	Maximum Interest Expense(6)	Misc Wire Fees	Maximum Liquidated Damages(7)	Maximum Redemption Premiums(8)

1.	$1,000,000.00	$0,000.00	$7,500.00	$20,000.00	$45,000.00	$240,000.00	$113.80	$100,000.00	$200,000.00
2.	400,000.00	32,000.00	2,500.00	8,000.00	19,000.00	96,000.00	88.80	40,000.00	80,000.00
3.	400,000.00	32,000.00	-	8,000.00	17,000.00	96,000.00	88.80	16,000.00	80,000.00
4.	700,000.00	56,000.00	3,500.00	14,000.00	21,000.00	168,000.00	88.80	-	140,000.00
5.	737,335.95	-	15,000.00	22,120.08	16,060.03	176,960.63	88.80	110,600.39	147,467.19
6.	371,608.40	11,148.25	15,000.00	-	5,574.13	89,186.02	98.80	55,741.26	74,321.68
7.	1,049,548.45	-	15,000.00	31,486.45	23,243.23	251,891.63	98.80	157,432.27	209,909.69
8.	750,000.00	22,500.00	15,000.00	-	18,750.00	180,000.00	98.80	112,500.00	150,000.00
9.	975,000.00	58,500.00	15,000.00	-	36,750.00	234,000.00	143.80	146,250.00	195,000.00

Totals	$6,383,492.80	$292,148.25	$88,500.00	$103,606.53	$202,377.39	$1,532,038.27	$909.20	$738,523.92	$1,276,698.56

(1)	The gross amount of loan repayment that we will repay for principal.
(2)	Amount of Commitment Fee due to Trafalgar on certain loan payments, loan amounts 1, 2, 3, and 4 are at eight percent, and loan amounts 6, 8, and 9 are variable rates per the note terms.
(3)	Structuring fees paid to Affiliates of Trafalgar and Trafalgar in connection with the loan transactions.
(4)	Facility Commitment fees due to Trafalgar per loan documents.
(5)	Finder’s fees due to Knightsbridge Financial, and affiliate of Trafalgar, per funding agreements.
(6)
Maximum amount of interest that can accrue assuming all the debentures remaining outstanding until the maturity date.  The Company, at its option, may pay accrued interest in either cash or, in shares of its common stock.

(7)	Maximum amount of liquidated damages the Company may be required to pay for the twelve (12) months following the sale of the all debentures.
(8)
Under certain circumstances we have the right to redeem the full principal amount of the debentures prior to the maturity date by repaying the principal plus a redemption premium equal to 20%.  This represents the maximum redemption premium the Company would pay assuming we redeem the all of the debentures prior to maturity at the redemption premium.

THE SELLING STOCKHOLDERS - continued

Trafalgar Capital Specialized Investment Fund, Luxembourg (Trafalgar). - continued

Gross Proceeds of Trafalgar Loans(1)	Total Maximum Payments(2)	Proceeds From Sale of Warrants(3)	Total Possible Payments to Selling Stockholders and Affiliates(4)	Total Net Proceeds to the Company(5)
$6,383,492.80	$4,234,802.12	$477,045.65	$90,000.00	$2,535,736.33

(1)	Total amount of loan proceeds to the Company
(2)	Total maximum payments from above table
(3)	Total proceeds if all warrants were exercised per table below
(4)
Total possible payments to be made in the next year to the selling shareholders and affiliates per agreements, one consulting agreement is in place for $7,500 per month to an affiliate of the selling shareholder for services.

(5)	Total net proceeds to the company by adding number (9) plus number (11) and subtracting (10) and (12).

Warrant Discount Information

The table below sets forth the possible profit that Trafalgar could realize as a result of the exercise discounts for securities underlying the warrants:

Warrant Name	Date Issued	Number of share warrants(1)	Market Price day of issue(2)	Total Amount at market(3)	Exercise Price Per Share(4)	Total Amount at Exercise Price(5)	Amount of Profit per Share(6)	Total Amount of Profit (7)
February Warrant A	2/28/2007	1,800,000	$0.14	$252,000.00	$ 0.0750	$135,000.00	$ 0.0650	$117,000.00
500,000 Warrant	2/28/2007	500,000	0.25	125,000.00	$ 0.0001	50.00	$ 0.2499	124,950.00
February Warrant B	4/17/2007	400,000	0.14	56,000.00	$ 0.0750	30,000.00	$ 0.0650	26,000.00
May Warrant	6/18/2007	500,000	0.14	70,000.00	$ 0.0750	37,500.00	$ 0.0650	32,500.00
1,500,000 Warrant	7/14/2007	1,500,000	0.15	225,000.00	$ 0.0010	1,500.00	$ 0.1490	223,500.00
July Warrant A	7/14/2007	368,668	0.15	55,300.20	$ 0.0750	27,650.10	$ 0.0750	27,650.10
February Warrant C	7/31/2007	2,500,000	0.14	350,000.00	$ 0.0750	187,500.00	$ 0.0650	162,500.00
July Warrant B	8/14/2007	185,804	0.12	22,296.48	$ 0.0750	13,935.30	$ 0.0450	8,361.18
October Warrant	10/8/2007	6,785,250	0.17	1,153,492.50	$ 0.0010	6,785.25	$ 0.1690	1,146,707.25
October II Warrant B	10/17/2007	1,500,000	0.16	240,000.00	$ 0.0010	1,500.00	$ 0.1590	238,500.00
October II Warrant A	10/17/2007	375,000	0.16	60,000.00	$ 0.0750	28,125.00	$ 0.0850	31,875.00
December Warrant	12/31/2007	7,500,000	$0.10	750,000.00	$ 0.0010	7,500.00	$ 0.0990	742,500.00

Total		23,914,722		$3,359,089.18		$477,045.65		$2,882,043.53

(1)	Total number of shares of common stock underlying each warrant assuming full exercise as of the date of the sale of the warrants.
(2)	Market price per share of our common stock on the date of the sale of the warrants.
(3)
Total market value of the shares of common stock underlying each warrant assuming full exercise of each warrant as of the date of the sale of the warrants based on the market price of the common stock on the date of the sale of the warrants.

(4)	Exercise price per share of the Company’s common stock on the date of the sale and issuance of the warrants. The exercise price of the warrants is fixed pursuant to the terms of each of the warrants.
(5)	Total value of shares of common stock underlying each warrant assuming full exercise of each warrant as of the date of the sale of the warrants and based on the conversion price.
(6)	Amount of profit per share realized if the underlying shares were converted on the date of issuance fully.
(7)	Total amount of profit realized if the underlying warrants were converted into shares fully on the date of issuance.

THE SELLING STOCKHOLDERS - continued

Trafalgar Capital Specialized Investment Fund, Luxembourg (Trafalgar). - continued

Debenture Conversion Discount Information

The table below sets forth the possible profit that Trafalgar could realize as a result of the conversion discounts for securities underlying the debentures:

Date Issued	Amount of Debt(1)	Conversion Price Per Share(2)	Number of shares for conversion(3)	Market Price day of issue(4)	Total Amount at market(5)	Amount of Profit per Share(6)	Total Amount of Profit(7)
2/28/2007	$1,800,000.00	$ 0.10	18,000,000	$ 0.14	$2,520,000.00	$ 0.04	$720,000.00
12/31/2007	3,500,000.00	$ 0.05	70,000,000	$ 0.10	7,000,000.00	$ 0.05	3,500,000.00
Total	$5,300,000.00		88,000,000		$9,520,000.00		$4,220,000.00

(1)	Total value of shares of common stock underlying the debentures assuming full conversion of the debentures as of the date of the sale of the debentures and based on the conversion price.
(2)
Conversion price per share of the Company’s common stock underlying the debentures on the date of the sale of the debentures.  Pursuant to the terms of the debentures, the conversion price is set at $0.10 for the Convertible Debentures dated on February 28, 2007, and at $0.05 for the Convertible Debentures dated December 31, 2007.

(3)	Total number of shares of common stock underlying the debentures assuming full conversion as of the date of the sale of the debentures.
(4)	Market price per share of our common stock on the date of the sale of the debentures.
(5)
Total market value of shares of common stock underlying the debentures assuming full conversion as of the date of the sale of the debentures and based on the market price of the common stock on the date of the sale of the debentures.

(6)	Amount of Profit per share assuming conversion of the debentures on the date of sale by subtracting the conversion price per share from the market price per share on the date of sale.
(7)	Amount of possible profit calculated by subtracting the result in footnote (5) from the result in footnote (1).

Total Possible Profit to Trafalgar

We have the intention and a reasonable basis to believe that we will have the financial ability to make all payments on the overlying securities.  The table below sets forth the total possible profit and return on investment to be gained by Trafalgar in connection with the Trafalgar transactions:

Gross amount of payment(1)	Total maximum payments(2)	Net proceeds to Company(3)	Total possible Profit to Trafalgar(4)	Return on Investment(5)
$6,860,538.45	$4,324,802.12	$2,535,736.33	$7,102,043.53	450.63%

(1)	Total gross proceeds payable to the Company.
(2)	Total maximum payments payable by Company, as further disclosed in Comment 2
(3)	Total net proceeds to the Company calculated by subtracting the result in footnote (2) from the result in footnote (1).
(4)
Total possible profit to Trafalgar based on the aggregate discount to market price of the conversion of the convertible debentures and warrants, based on the conversion terms, and the market price on dates of sale.

(5)
Percentage equal to the total amount of possible payments to Trafalgar under the convertible debentures ($4,324,802) plus total possible discount to the market price of the shares underlying the convertible debentures ($4,220,000), plus profit from 23,914,722 warrants in the money as of December 31, 2007 ($2,882,044), divided by the net proceeds to the Company resulting from the sale of the convertible debentures and underlying warrants ($2,535,736).

THE SELLING STOCKHOLDERS - continued

Trafalgar Capital Specialized Investment Fund, Luxembourg (Trafalgar). - continued

Summary of Transactions

The table below summarizes all prior securities transactions between the Company and Trafalgar:

Name	Date of Transaction(1)	Total number of shares of common stock outstanding prior to transaction(2)	Number of shares of common stock held by selling shareholders and affiliates before transaction(3)	Number of shares of common stock held by others(4)	Number of shares to Selling shareholders and affiliates(5)	Total number of shares of common stock(6)	% of total issued and outstanding(7)	Market price per share immediately prior to the transaction (S)(8)	Current market price per share (S)(9)

February Warrant A	2/28/2007	90,470,000	-	90,470,000	1,800,000	92,270,000	5026.11%	0.23	0.09
500,000 Warrant	2/28/2007	92,270,000	1,800,000	90,470,000	500,000	92,770,000	18094.00%	0.23	0.09
February Debentures	2/28/2007	92,770,000	2,300,000	90,470,000	18,000,000	110,770,000	502.61%	0.23	0.09
Knightsbridge	3/5/2007	110,770,000	20,300,000	90,470,000	500,000	111,270,000	18094.00%	0.25	0.09
February Warrant B	4/17/2007	111,270,000	20,800,000	90,470,000	400,000	111,670,000	22617.50%	0.27	0.09
May Warrant	6/18/2007	111,670,000	21,200,000	90,470,000	500,000	112,170,000	18094.00%	0.15	0.09
1,500,000 Warrant	7/14/2007	112,170,000	21,700,000	90,470,000	1,500,000	113,670,000	6031.33%	0.15	0.09
July Warrant A	7/14/2007	113,670,000	23,200,000	90,470,000	368,668	114,038,668	24539.69%	0.15	0.09
February Warrant C	7/31/2007	114,038,668	23,568,668	90,470,000	2,500,000	116,538,668	3618.80%	0.12	0.09
July Warrant B	8/14/2007	116,538,668	26,068,668	90,470,000	185,804	116,724,472	48691.09%	0.12	0.09
October Warrant	10/8/2007	116,724,472	26,254,472	90,470,000	6,785,250	123,509,722	1333.33%	0.16	0.09
October II Warrant B	10/17/2007	123,509,722	33,039,722	90,470,000	1,500,000	125,009,722	6031.33%	0.14	0.09
October II Warrant A	10/17/2007	125,009,722	34,539,722	90,470,000	375,000	125,384,722	24125.33%	0.14	0.09
December Warrant	12/31/2007	125,384,722	34,914,722	90,470,000	7,500,000	132,884,722	1206.27%	0.08	0.09
December Debentures	12/31/2007	132,884,722	42,414,722	90,470,000	70,000,000	202,884,722	129.24%	0.08	0.09
Total		202,884,722	112,414,722	90,470,000	-	202,884,722

(1)	Sate of transaction
(2)	Number of shares outstanding immediately prior to transaction, including any selling shareholders and affiliates.
(3)	Number of shares held by the selling shareholders and affiliates immediately prior to the transaction.
(4)	Number of shares outstanding held by others.
(5)	Number of shares to selling shareholders and affiliates in this transaction, if the transaction was converted or exercised in full on the date of transaction.
(6)	Total number of shares outstanding after giving effect to the transaction.
(7)	Percentage of total outstanding shares held by others divided by the issued shares in the transaction.
(8)	Market price of the Company’s shares immediately prior to the transaction.
(9)	Current market price per share.

THE SELLING STOCKHOLDERS - continued

Trafalgar Capital Specialized Investment Fund, Luxembourg (Trafalgar). - continued

Risks Relating to Trafalgar Sales

There are certain risks related to sales by Trafalgar, including:

●
To the extent Trafalgar sells its shares of our Common Stock, the Common Stock price may decrease due to the additional shares in the market.  This could lead to Trafalgar selling additional amounts of our Common Stock, the sales of which would further depress the stock price.

●
The significant downward pressure on the price of our Common Stock as Trafalgar sells material amounts of Common Stock could encourage short sales by Trafalgar or others.  This could place further downward pressure on the price of our Common Stock.

Knightsbridge Capital (Knightsbridge)

Consulting Agreement.  On November 27, 2006, the Company entered into that certain Consulting Agreement with Knightsbridge pursuant to which Knightsbridge shall provide to the Company consulting advice, a copy of which is attached hereto as Exhibit 10.7.  On February 20, 2007, the Company and Knightsbridge amended the November 27, 2006 Consulting Agreement pursuant to which the Company limited monthly retainer and equity based compensation by fifty percent (50%) payable to Knightsbridge under the original agreement in the event that the Company enters into financing arrangements with alternative sources.  A copy of the Amendment is attached hereto as Exhibit 10.8.  On March 5, 2007, the Company issued Five Hundred Thousand (500,000) shares to Knightsbridge in consideration for consulting services provided by Knightsbridge.  We are registering these Five Hundred Thousand (500,000) shares hereunder.   All investment decisions of Knightsbridge are made by Alyce Schreiber.

USE OF PROCEEDS

This Prospectus relates to shares of our Common Stock that may be offered and sold from time to time by the selling stockholders. There will be no proceeds to us from the sale of shares of Common Stock in this offering.

PLAN OF DISTRIBUTION

The selling stockholders have advised us that the sale or distribution of our Common Stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders as principal or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions). Cu rrently, there is no market for our shares of Common Stock.  The selling stockholders will sell shares of Common Stock at a fixed price (which is quantified in this Prospectus), until our Common Stock is quoted on the OTC Bulletin Board and thereafter at the prevailing market prices or privately negotiated prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of our Common Stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of Common Stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).

Under the securities laws of certain States, the shares of our Common Stock may be sold in such States only through registered or licensed brokers or dealers.

The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty (50) States.  In addition, in certain states shares of our Common Stock may not be sold unless the shares have been registered or qualified for sale in such State or an exemption from registration or qualification is available and is complied with.

We will pay all expenses incident to the registration, offering and sale of the shares of our Common Stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, we expect the selling stockholders to pay these expenses.

We estimate that the expenses of the offering to be borne by us will be approximately $85,000.  The offering expenses consisted of:  a SEC registration fee of approximately $28 , printing expenses of $2,500; accounting fees of $15,000; legal fees of $40,000 and miscellaneous expenses of $37,472 .  We will not receive any proceeds from the sale of any of the shares of our Common Stock by the selling stockholders.

The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of our Common Stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares.  Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our Common Stock while such selling stockholders are distributing shares covered by this Prospectus.  The selling stockholders are advised that if a particular offer of Common Stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying Registration Statement must be filed with the SEC.

DILUTION

The net tangible book value (deficit) of our Company as of September 30, 2007 was $(0.035) per share of Common Stock.  Net tangible book value (deficit) per share is determined by dividing the tangible book value of our Company (total tangible assets less total liabilities) by the number of outstanding shares of our Common Stock.  Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to our Company, our net tangible book value (deficit) will be unaffected by this offering.

MANAGEMENTS DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Introduction

The following discussion and analysis should be read in conjunction with the Financial Statements and the Notes thereto included herein. The information contained below includes statements of CMARKs or managements beliefs, expectations, hopes, goals and plans that, if not historical, are forward-looking statements subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. For a discussion on forward-looking statements, see the information set forth in the Section herein entitled Forward Looking Statements.

Overview

CMARK International, Inc. (formerly known as Commercial Marketing Corp.) is a Service-Disabled Veteran-Owned Small Business (SDVOSB) founded in 2000 by our President and Chief Executive Officer Mr. Charles W. Jones, Jr., a former habitability officer in the U.S. Navy and a Service-Disabled Veteran.  CMARKs original business operation provided to the Federal government interior systems products and services, specifically the redesign and refurbishing of U.S. Navy craft.

Over the years, CMARK developed relationships with strategic partners across industries, including the U.S. Government Department of Defense (DOD), non-DOD agencies and U.S. Government prime contractors.  Through the development of these relationships and focused business expansion, the Companys business has grown to include hospitality operations and construction-related products and services.

Today, CMARK provides a wide array of services and products in the areas of construction, interior systems, and hospitality operations to Federal government institutions and facilities. CMARK combines an extensive product line and dedicated serving capabilities with worldwide application knowledge of all types of military bases, hospitals, prisons, schools, office buildings, embassies and military vessels to provide services and products in the following areas:  Products:  (a) food service equipment, (b) building and interior systems and (c) industrial consumables; Services:  (i) food and hospitality operations, (ii) construction and design systems and (iii) equipment maintenance services.

Through our six (6) U.S. and two (2) international offices, we provide one-stop, full service solutions through well-established customer relationships. Since our inception, we have provided goods and services to more than six hundred (600) governmental customers around the world.

CMARK became a publicly traded company in June 2006 and currently trades on the Pink Sheets under the symbol CMKI.

Critical Accounting Policies

The preparation of financial statements in conformity with United States generally accepted accounting principles requires our management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Our management routinely makes judgments and estimates about the effects of matters that are inherently uncertain.

Our critical accounting policies are those where we have made difficult, subjective or complex judgments in making estimates, and/or where these estimates can significantly impact our financial results under different assumptions and conditions.  Our critical accounting policies are as under:

Stock Based Compensation

On August 25, 2005, our President/CEO contributed 4,850,000 shares of his own Common Stock directly to several consultants for services valued at $145,500 they rendered during 2005 for our benefit. The value of their stock given to them was determined by using the fair value of the shares at the grant date.

MANAGEMENTS DISCUSSION AND ANALYSIS OR PLAN OF OPERATION - continued

Critical Accounting Policies - continued

On November 14, 2005, we issued 500,000 shares of our Common Stock to several employees for their services with the Hurricane relief efforts that we undertook in Mississippi and New Orleans. The value of each employee stock grant was determined by using the fair market value of the shares at the grant date.

On January 1, 2006, the Company adopted SFAS No. 123 (R) Share-Based Payment which requires the measurement and recognition of compensation expense for all share-based payment awards made to  employees and directors including employee stock options and employee stock purchases related to a Employee Stock Purchase Plan based on the estimated fair values.

We adopted SFAS No. 123(R) using the modified prospective transition method for awards made to employees and directors, which required the application of the accounting standard as of January 1, 2006. The accompanying financial statements as of and for the year ended December 31, 2006 reflect the impact of SFAS No. 123(R).  During the years ended December 31, 2006 and 2005, we granted 1,975,000 and zero (0) stock options to employees and directors, respectively.

Revenue and Cost Recognition

All our revenues are recognized when services, supplies and/or equipment are provided/ shipped to customers at contracted amounts. Components staged for later shipment are considered work in progress inventory and are recorded at cost. We do not record the revenue on these items until they have been shipped to the customer. We have no "bill and hold" arrangements with our customers. Customer advance payments are recorded as deferred revenue until earned.  We do not create a provision for customer returns based on our policy that customers have no right of return privileges, and once title transfers to them, our obligation ends The only future obligation that we have is warranty and we provide only the manufacturer’s warranty, therefore, we have no obligation beyond that.

Cost of revenues includes all direct materials, supplies, contracted services and any other associated items at incurred costs. Construction costs incurred are outsourced and included in contracted services. Selling, general and administrative expenses are treated as period expenses, and therefore are not a component of cost of revenues.

Accounts Receivable

Accounts receivable are recorded based on the above accounting policy for revenue recognition. The Company provides an allowance for doubtful collections that is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. Accounts receivable are due thirty (30) days after the issuance of invoices. Receivables past due more than one hundred twenty (120) days are considered delinquent, and we do not charge a financing fee on past due balances. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer. Our receivables are collateralized by normal contractor lien rights. At December 31, 2006 and December 31, 2005, no contractor lien rights have been exercised by the Company.

Property and Equipment

Property and equipment is stated at cost. Maintenance and repairs are charged to expense as incurred and major renewals and betterments are capitalized. Gains or losses on property and equipment are credited or charged to earnings when the related asset is either sold or disposed of.

Depreciation

Depreciation for financial statement purposes is reported primarily using the straight-line method and for tax purposes the accelerated, ACRS and MACRS method is used. Depreciation expense for the years ended December 31, 2006 and 2005 for financial statement purposes was $179,492 and $63,797, respectively.

Depreciation on property and equipment is computed on the straight-line method net of salvage value with useful lives as follows:

Computer equipment and software	3 years
Office furniture and equipment	7 years
Mobile Kitchen equipment	5 years
Vehicles	5 years

Leasehold improvements	balance of lease term

MANAGEMENTS DISCUSSION AND ANALYSIS OR PLAN OF OPERATION - continued

Concentration of Credit Risk

The majority of our accounts receivable are from Federal or State governments and institutions for whom the Company works as the general contractor, subcontractor, or materials supplier. We have developed a working knowledge of the credit risk associated with the jobs in our market segments.

We maintain our cash balances at two financial institutions and had a balance in excess of FDIC insurance of $33,303 and $361,157 as of December 31, 2006 and 2005, respectively.

Results Of Operations For The Nine (9) Months Ended September 30, 2007 Compared To The Nine (9) Months Ended September 30, 2006

General

We continued our growth of revenues and product base in the current nine months ending September 30, 2007. We expanded into project management with our “Interior Buildouts” division, with our first two projects of packaging design, equipment, and general contracting of an interior remodel project.  We are going to market this type of project aggressively in the next year and hopefully expand our revenues from this source. We expect to continue to see an expansion of our product lines in the future as we make new marketing and representation contacts and incorporate new product lines into our product mix. We plan to expand our furnishings division in the future to encompass more product areas. Overall our expenses will continue to increase slightly but not significantly. This is because we already have a substantial staff and office space to accommodate future expansion. The only areas that we may expand in the future will be administrative and sales. Our interest expenses will continue to be at the current levels, but the miscellaneous financing fees, such as the beneficial conversion feature, and the warrant expense should decrease in the future, since the financing we have in place at the present time should suffice for our next phase to take place. For more details please see the categories below for a more thorough discussion and analysis of the past year’s nine month period to the current nine mont h, and future growth plans.

	For the Nine Months Ended
	September 30,
	2007	2006	Change	% Change
	(Unaudited)	(Unaudited)

Revenues	$6,351,938	$4,628,280	$1,723,658	37.24%

Cost of Revenues	5,495,916	3,811,447	1,684,469	44.19%

Gross Profit	856,022	816,833	39,189	4.80%

General and Administrative Expense	2,962,495	2,417,763	544,732	22.53%

Other Income/ Expense	1,729,344	109,154	1,620,190	1484.31%

Net (Loss)	$(3,835,816)	$(1,710,084)	$(2,125,732)	124.31%

Basic and diluted
net (loss) per common share	$(0.04)	$(0.02)

Revenue

Our total revenues increased in the nine (9) months ended September 30, 2007 from the same period before by 37.24%. A majority of this increase is attributable to our new interior buildouts division of $1,170,112. This is a new revenue source for us in 2007, and will continue in the future periods. This division is design, project management, and sales of equipment as a package to the end user. We also experienced a 33.08% or $969,392 increase in our food service equipment segment, and a 45.91% or $287,671 increase in our furniture and furnishings division. In the year 2006 we had revenues from relief and field feeding of $770,807 and in 2007 we have not had any contracts of this nature, so this division accounts for all of our decrease in revenues. Overall, we continued an increase of revenues of 37.24%, we anticipate that our revenues will continue to grow in the current year, and the next. We will continue to expand our customer and product base in the next year.

Cost of Revenue

Our cost of revenues also increased from the nine (9) month period ending September 30, 2007 when compared to the same period in 2006 by 44.09%. This change is also largely due to the increase in our new division of interior buildouts of 1,075,023. The balance of the majority of increases are accounted for in our food service and equipment division of $980,281, or 42.42%, and in our furniture and furnishings division of $212,036, or 32.82%  All of our decrease is once again accounted for in our  relief and field feeding operations division of $613,972, of which we had no costs in 2007. Our cost of revenue will rise accordingly to our increase in sales. We are planning on increasing our gross profit margins in the future as we become more stable in our new product areas.

Gross Profit

Our gross profit as shown in the above figures also increased $43,138 or 5.28%.

MANAGEMENTS DISCUSSION AND ANALYSIS OR PLAN OF OPERATION - continued

Results Of Operations For The Nine (9) Months Ended September 30, 2007 Compared To The Nine (9) Months Ended September 30, 2006 - continued

General and Administrative Expenses

Our general and administrative expenses have increased  $544,732 or 22.53% in the nine month period ending September 30, 2007 compared to the same period in 2006. We  substantially increased our professional fees in the current nine month (9) period ending September 30, 2007 , because we began the process of filing and completing a SB2 registration statement and hired an additional accountant to assist us in the preparation, issues, and working with the retained auditing firm, which is also new in the current year,. We also retained a law firm in Florida to facilitate the preparation and filing of the registration statement. The fees associated with the audit and the law firms are included in stock registration fees of $103.000, in addition we incurred and approximate $51,000 in miscellaneous accounting fees. Another area of sizeable increase is payroll expense which increased $83,901 or 7.72% from $1,087,477 in 2006 to $1,171,378 in 2007. In the coming year and the year after that, we anticipate minor increases in our general and administrative expenses. Our offices are operational and only normal maintenance and repairs would be applicable. Our payroll will increase for cost of living increases as needed for our staff. And other fees and expenses should be kept in line with our historical trends.

Other Income/Expense

Our other income and expense increased $1,620,190 or 1,484.31% from $109,154 in 2006 to $1,729,344 in 2007. This change was caused by new debt instruments incurred by us in the current year. A new convertible debenture and accounts receivable financing increased substantially our interest, financing and other expense categories. In interest expense we have an increase of $1,215,696 or 3,027.64%, from $118,477 in 2006 to $1,334,173 in 2007. A substantial part of the increase in interest expense is attributable to an expense of a beneficial conversion feature of $720,000 for the new convertible debenture. Other categories that have expenses directly tied to the new debt instruments are the current year expenses of warrant expense of $263,579 , liquidated damages of $156,000, and an amortization of discount on debt of $189,451 . We had an increase in our other income of $208,734 from a lawsuit settlement received from arbitration, for a complete explanation please see below under Arbitration Settlement.

Net Loss

As a result of all the above occurrences, our net (loss) increased $2,125,732 or 124.31% , from a net (loss) of $1,710,084 in 2006 to a net loss of $3,835,816 in 2007.

Results Of Operations For The Twelve (12) Months Ended December 31, 2006 Compared To The Twelve (12) Months Ended December 31, 2005:

For the year ended December 31, 2006, we continued forward on our marketing plan, product and sales expansion. Even though our revenues decreased in the current year, our revenues increased in several different areas. We also continued to diversify our product base, and increase our production capabilities. Our revenue decline can be explained by not having another emergency field feeding contract in the current year. We will continue to be available for these contracts, but they are unpredictable, due to the sporadic nature of natural disasters. We will continue to market our mobile field feeding operations for a variety of uses. Because of the sporadic nature of the emergency field feeding we have not included any future projections for this division in our future projections. Our other revenue centers continued to grow this current year, and we are projecting to continue this trend in the future. Due to the fact of an expanding product and customer base, our revenues will continue to grow. We added three offices to our company in the current year. With this added capacity in our production, our sales staff will be better equipped to face the future, and be better equipped to increase our revenues and expand our customer contacts and contracts further than in the  past. For a more thorough and complete discussion of changes from the current year ended December 31, 2006 as compared to 2005 please see below.

General
	For the Years Ended December 31,
	2006	2005	Change	% Change

Revenues	$7,260,651	$12,282,838	$(5,022,187)	-40.89%

Cost of Revenues	6,185,115	8,725,179	(2,540,064)	-29.11%

Gross Profit	1,075,536	3,557,659	(2,482,123)	-69.77%

General and Administrative Expense	3,108,128	1,880,427	1,227,701	65.29%

Other (Income) Expense	179,493	445,736	(266,243)	-59.73%

Net Income (Loss)	$(2,212,085))	$1,231,496	$(3,443,581)	-279.63%

Basic and diluted
net earnings (loss) per common share	$(0.02)	$0.01

MANAGEMENTS DISCUSSION AND ANALYSIS OR PLAN OF OPERATION - continued

Results Of Operations For The Twelve (12) Months Ended December 31, 2006 Compared To The Twelve (12) Months Ended December 31, 2005 - continued

Revenue

Our total revenues decreased in the year ended December 31, 2006 from the year before by 40.89%. A majority of this decrease is attributable to our emergency mobile kitchen feeding operations in response to Hurricane Katrina in various locations in the south east United States.  This was a new revenue source for us in 2005, and continued in the first quarter of 2006 for a short period.  In the year 2005 we had revenues from relief and field feeding of $7,922,075 and in 2006 of $889,135, and are a decrease in revenues of $7,032,940, or 88.80%.  In our other revenue categories, we experienced an overall increase from $4,360,763 in 2005 to $6,372,801 in 2006 or $2,012,038, which is also 46.14%.

Cost of Revenue

Our cost of revenues also decreased from the year 2005 to 2006 by 29.11%. This change is also largely due to the decrease in our relief and field feeding operations of $4,192,987 or 84.80%. At the same time our other costs centers increased from $3,778,983 in 2005 to $5,431,906 in 2006, which is an increase of $1,652,923, or 43.74%.

Gross Profit

Our gross profit as shown in the above figures also decreased from $3,557,659 in 2005 to $1,075,536 in 2006 for a net difference of $2,482,123 or 69.77%.

General and Administrative Expenses

Our general and administrative expenses have increased 65.29%. In the year of 2006 we substantially increased the size of our company. For example, we opened three (3) new offices and signed new leases on two (2) existing offices at new locations. These actions increased our rent expense from $120,813 in 2005 to $226,568 in 2006, or an increase of $105,775 or 87.53%. Another area of substantial increase is the payroll expense which increased $475,174 or 54.45% from $872,684 in 2005 to $1,347,858 in 2006.

Other Income/Expense

Our other income and expense decreased $266,243 or 59.73% from $445,736 in 2005 to $179,493 in 2006. This change was caused by a assumption of debt by our President/CEO, and repayment of most of our outstanding debt by the end of 2005. Our interest expense was decreased by $256,834 or 57.40% from $446,919 in 2005 to $190,534 in 2006. Our interest earning cash reserves also increased causing an increase in our interest income of $8,574 or 724.90%.

Net Loss

As a result of all the above occurrences, our net profit/ (loss) decreased $3,443,581 or 279.63%, from a net profit of $1,231,496 in 2005 to a net loss of $2,212,085 in 2006.

Liquidity and Capital Resources

On August 25, 2005, we received $750,000 in connection with a note payable to Sterling Management , a shareholder of the Company, collateralized by accounts receivable. On September 24, 2007, the parties extended the maturity date of the note to January 31, 2008.  Pursuant to the extension agreement, the Company shall make monthly payments equal to $10,000 and the Company issued to Sterling Management warrants to purchase 200,000 shares of Common Stock at an exe rcise price of $0.25 per share.  We originally provided Sterling Managemen t with 1,000,000 shares of  Common Stock having a value of $30,000 as compensation for their past debt financing efforts. During 2005, we expensed $37,500 in interest.   In connection with the extension agreement, the Company also entered into a Deposit Account Control Agreement covering all deposit accounts held by the Company at any depository institution.  At any time that Sterling Management is required to fully exercise its rights under such agreement to collect any amounts due, the Company shall pay three percent (3%) penalty on the unpaid balance of the note.  As of the date of this Prospectus, the Company owes $675,000 on the note.

On July 26, 2006, we borrowed $500,000 to be repaid with interest at twelve percent (12%) per annum over thirty-six (36) months. Principal and interest are payable at $16,075 per month and is collateralized by mobile kitchen equipment with the book value of $553,009, as of December 31, 2006. During 2006, we paid $19,949 in interest and had an outstanding principal balance of $421,425.

On October 20, 2005, we offered a private placement of 650,000 shares of our common stock for $0.03 per share.  As of December 31, 2005, the gross proceeds received were $19,500, less offering costs of $19,500, which was an allocation of the total fees paid to a shareholder for their services.

MANAGEMENTS DISCUSSION AND ANALYSIS OR PLAN OF OPERATION - continued

Liquidity and Capital Resources - continued

On February 28, 2007 (as amended on April 12, 2007 and further amended on August 3, 2007 in consideration for Trafalgar's willingness to enter into additional financing arrangements ), the Company entered into the February Purchase Agreement with Trafalgar, pursuant to which the Company sold and issued to Trafalgar secured convertible February Debentures in the aggregate principal amount of One Million Eight Hundred Thousand Dollars ($1,800,000), of which (i) One Million Dollars ($1,000,000) was funded on or about March 3, 2007, (ii) Four Hundred Thousand Dollars ($400,000) was funded on or about April 17, 2007 and (iii) Four Hundred Thousand Dollars ($400,000) was funded on August 2, 2007.  In connection with the February Purchase Agreement, the Company paid to Trafalgar (i) a structuring fee equal to Fifteen Thousand Dollars ($15,000), (ii) a commitment fee equal to eight percent (8%) of the purchase price and (iii) a facility commitment fee equal to two percent (2%) of the purchase price. In addition, the Company paid to Knightsbridge a consulting fee equal to 3.5% of the aggregate principal amount of the financing in accordance with the terms of that certain Consulting Agreement dated November 27, 2006 and as amended on February 20, 2007, by and between the Company and Knightsbridge.  The February Debentures are convertible, at the option of the holder, at any time and from time to time until payment in full under the February Debentures, all or any part of the principal amount plus accrued interest in to shares of our Common Stock at a price per share equal to $0.10.

Pursuant to the February Purchase Agreement, the February Debentures have a two (2) year maturity and interest shall accrue on the unpaid principal at a rate equal to (a) twelve percent (12%) per annum compounded monthly from the issuance date of the February Debentures until the date that a registration statement is filed with the SEC pursuant to that certain February RRA, whereby the Company agreed to provide to Trafalgar certain registration rights under the Securities Act, (b) ten percent (10%) per annum, compounded monthly from the date such registration statement is initially filed with the SEC until the SEC declares such registration statement effective and (c) eight percent (8%) per annum compounded monthly from the date the SEC declares such registration statement effective until paid.  At the Companys option, the entire principal amount and all accrued interest shall be either (a) paid to the holder on the second (2nd) year anniversary from the issuance date of the February Debentures or (b) converted in accordance with the terms of the February Debentures (as summarized herein above), however, that in no event shall the Holder be entitled to convert for a number of shares of our Common Stock in excess of that number of shares of Common Stock which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such conversion.

The Company at its option shall have the right to redeem, with three (3) business days advance written notice, a portion or all of the outstanding February Debentures for a redemption price equal to one hundred twenty percent (120%) of the amount redeemed including accrued interest.

As a result of not having a registration statement declared effective within one hundred fifty (150) days after the date of the February RRA, the Company shall pay to Trafalgar, within three (3) business days after demand therefor, liquidated damages equal to two percent (2%) of the liquidated value of the February Debentures outstanding for each thirty (30) day period following such deadline in accordance with the terms of the February RRA.  As of the date of this Prospectus, Trafalgar has not made such demand.

The February Debentures are secured by (y) substantially all of the assets of the Company in accordance with the terms of that certain February Security Agreement, of even date with the February Purchase Agreement, by and between the Company and Trafalgar and (z) certain Pledged Shares owned by Mr. Charles W. Jones, Jr., the President and Chief Executive Officer of the Company, as such term is defined and in accordance with the terms of that certain Insider Pledge Agreement, by and among Mr. Jones, the Company, Trafalgar and James G. Dodrill II, P.A. as escrow agent.

In connection with the February Purchase Agreement, the Company issued to Trafalgar (A) on or about February 28, 2007:  (a) a five (5) year common stock purchase warrant (as amended on August  3, 2007) for One Million Eight Hundred Thousand (1,800,000) shares of our Common Stock at an exercise price of $0.075 per share however, if after the effectiveness of a registration statement covering shares issuable under the February Debentures our Common Stock trades above $0.30, the strike price of this warrant shall be increased to $0.225 per share and (b) a five (5) year common stock purchase warrant for Five Hundred Thousand (500,000) shares of our Common Stock, at an exercise price of $0.0001 per share and (B) on or about April 17, 2007, a five (5) year common stock purchase warrant (as amended on August 3, 2007) for Four Hundred Thousand (400,000) shares of our Common Stock at an exercise price of $0.075 per share; provided, however, that in no event shall the holder be entitled to exercise these February Warrants for a number of shares in excess of that number of shares of our Common Stock which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such exercise, except within sixty (60) days of the Expiration Date (as such term is defined in the February Warrants).   The February Warrants shall be exercised on a cash basis provided that the Company is not in default under the February Debentures and the shares underlying the February Warrants are subject to an effective registration statement.

On April 25, 2007 we adjusted the interest due on a note held by a related party. The interest was previously eighteen percent (18%) per annum, and after eighteen (18) months in accordance with the note it is adjusted to sixteen percent (16%) per annum for the first Five Hundred Thousand Dollars ($500,000) and fourteen percent (14%) per annum for the remainder of the balance of the note.

MANAGEMENTS DISCUSSION AND ANALYSIS OR PLAN OF OPERATION - continued

Liquidity and Capital Resources - continued

On May 15, 2007, the Company entered into that certain May Purchase Agreement with Trafalgar pursuant to which the Company sold and issued to Trafalgar secured convertible debentures  in the aggregate principal amount of Seven Hundred Thousand Dollars ($700,000), of which Seven Hundred Thousand Dollars ($700,000) was funded on May 10, 2007 in accordance with the terms of that certain May Escrow Agreement, of even date with the May Purchase Agreement, by and among the Company, Trafalgar and James G. Dodrill II, P.A., as escrow agent.  The parties amended certain terms of the May Purchase Agreement upon the execution of that certain May Amendment, dated June 21, 2007, by and among the Company and Trafalgar.  The entire amount under the May Debentures was completely paid off as of August 17, 2007.

In connection with the May Purchase Agreement, the Company issued to Trafalgar on June 21, 2007 a five (5) year common stock purchase warrant (as amended by that certain May Amendment) for Five Hundred Thousand (500,000) shares of our Common Stock, at an exercise price equal to $0.075 per share; provided, however, that in no event shall the holder be entitled to exercise the May Warrant for a number of shares in excess of that number of shares of our Common Stock which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such exercise, except within sixty (60) days of the Expiration Date (as such term is defined in the May Warrant).  The Company agreed to register the shares underlying the May Warrant in accordance with the terms of that certain May RRA, of even date with the May Purchase Agreement, by and between the Company and Trafalgar.  The May Warrant shall be exercised on a cash basis provided that the Company is not in default under the May Debentures and the shares underlying the May Warrant are subject to an effective registration statement.

On July 13, 2007, the Company entered into that certain July Purchase Agreement pursuant to which the Company issued to Trafalgar One Million One Hundred Eight Thousand Nine Hundred Forty-Four Dollars and Thirty-Five Cents ($1,108,944.35) in secured debentures, of which Seven Hundred Thirty-Seven Thousand Three Hundred Thirty-Five Dollars and Ninety-Five Cents ($737,335.95) was funded on July 13, 2007 pursuant to four (4) separate debentures and Three Hundred Seventy-One Thousand Six Hundred Eight Dollars and Forty Cents ($371,608.40) was funded on August 6, 2007 pursuant to four (4) separate debentures in accordance with the terms of that certain July  Escrow Agreement, of even date with the July Purchase Agreement, by and among the Company, Trafalgar and James G. Dodrill II, P.A., as escrow agent.  Payment of the unpaid principal and interest on each July Debenture shall be made from and upon receipt by the Company of the proceeds of certain accounts receivable is set forth in each July Debenture.  Each July Debenture has a five (5) month maturity and accrues interest at a rate of twelve percent (12%) per annum compounded monthly from the date of each July Debenture.

In connection with the July Purchase Agreement, the Company paid to Trafalgar (i) a loan commitment fee equal to three percent (3%) of the purchase price and (ii) $15,000 to cover legal fees and administrative costs at closing. In addition, the Company paid to Knightsbridge a consulting fee equal to 3.5% of the funding amount from Trafalgar in connection with the financing in accordance with the terms of that certain Consulting Agreement dated November 27, 2006 as amended on February 20, 2007, by and between the Company and Knightsbridge.

The Company shall pay to the holder a redemption premium equal to one and one-half percent (1.5%) for any payments received in the first thirty (30) days after the closing date, and the redemption premium shall increase by one and one-quarter percent (1.25%) for any payments received during days thirty-one (31) through sixty (60) after the closing date and by one percent (1%) thereafter for each thirty (30) days or part thereof.

The July Debentures are each secured by separate July Security Agreements, each dated as of the date of each corresponding July Debenture, pursuant to which each July Debenture is secured by a corresponding lien upon, and a direct right of participation and the direct right of redirection of the payments relating to, certain referenced job numbers as is more fully described in Exhibit A to each July Security Agreement.

In connection with the July Purchase Agreement, the Company issued (A) Three Hundred Sixty-Eight Thousand Six Hundred Sixty-Eight (368,668) five (5) year common stock purchase warrants on July 13, 2007 with an exercise price of $0.075 per share, (B) One Million Five Hundred Thousand (1,500,000) five (5) year common stock purchase warrants on July 13, 2007 with an exercise price of $0.001 per share and (C) One Hundred Eighty-Five Thousand Eight Hundred Four (185,804) five (5) year common stock purchase warrants on August 6, 2007 with an exercise price of $0.075 per share.

In connection with the issuance of the July Warrants, the Company and Trafalgar entered into that certain July RRA, of even date with the July Purchase Agreement, pursuant to which the Company granted to Trafalgar certain registration rights with respect to the registration of shares issuable to Trafalgar upon the exercise of the July Warrants.  Pursuant to the terms of the July Registration Rights Agreement, the Company shall file, no later than ninety (90) days from the date thereof, a registration statement representing at least five (5) times the number of shares which are anticipated to be issued upon exercise of the July Warrants.  The Company shall also use its best efforts to have the initial registration statement declared effective by the SEC not later than one hundred fifty (150) days after the date thereof.  It shall be an event of default thereunder if the initial registration statement is not declared effective by the SEC within one hundred twenty (120) days after the filing thereof.

MANAGEMENTS DISCUSSION AND ANALYSIS OR PLAN OF OPERATION - continued

Liquidity and Capital Resources - continued

On August 3, 2007, the Company amended the February Purchase Agreement and agreed to issue to Trafalgar a common stock purchase warrant for the purchase of 2,500,000 shares of our Common Stock at an exercise price of $0.075 per share in consideration for Trafalgar's willingness to enter into additional financing arrangements .  As of the date of this Prospectus, these warrants have not been issued to Trafalgar.

On October 2, 2007, the Company entered into the October Purchase Agreement pursuant to which the Company issued to Trafalgar up to One Million One Hundred Thousand Dollars ($1,100,000) in secured debentures, of which One Million Forty-Nine Thousand Five Hundred Forty-Eight and Forty-Five Cents ($1,049,548.45) was funded on October 2, 2007 pursuant to four (4) separate debentures in accordance with the terms of that certain October Escrow Agreement, of even date with the October Purchase Agreement, by and among the Company, Trafalgar and James G. Dodrill II, P.A., as escrow agent and the remainder of which shall be funded on a date that is mutually acceptable to the Company and Trafalgar.  Payment of the unpaid principal and interest on each October Debenture shall be made from and upon receipt by the Company of the proceeds of certain accounts receivable is set forth in each October Debenture.  Each October Debenture has a five (5) month maturity and accrues interest at a rate of twelve percent (12%) per annum compounded monthly from the date of each October Debenture.

In connection with the October Purchase Agreement, the Company paid to Trafalgar (i) a loan commitment fee equal to three percent (3%) of the purchase price and (ii) $15,000 to cover legal fees and administrative costs at closing. In addition, the Company paid to Knightsbridge Capital a consulting fee equal to 3.5% of the funding amount from Trafalgar in connection with the financing in accordance with the terms of that certain Consulting Agreement, dated November 27, 2006 as amended on February 20, 2007, by and between the Company and Knightsbridge.  The Company has agreed to pay legal fees of $3,750 for each additional October Debenture (and corresponding transaction agreement) issued subsequent to October 2, 2007 pursuant to the October Purchase Agreement.

The Company shall pay to the holder a redemption premium equal to one and one-half percent (1.5%) for any payments received in the first thirty (30) days after the closing date, and the redemption premium shall increase by one and one-quarter percent (1.25%) for any payments received during days thirty-one (31) through sixty (60) after the closing date and by one percent (1%) thereafter for each thirty (30) days or part thereof.

The October Debentures are each secured by separate October Security Agreements, each dated as of the date of the October Purchase Agreement, pursuant to which each October Debenture is secured by a corresponding lien upon, and a direct right of participation and the direct right of redirection of the payments relating to, certain referenced job numbers as is more fully described in Exhibit A to each October Security Agreement.

In connection with the October Purchase Agreement, the Company issued  the five (5) year "October Warrant" to Trafalgar pursuant to which Trafalgar is entitled to purchase from the Company such number of shares of our Common Stock equal to 7.5% of the  issued and  outstanding shares of our Common Stock (or 6,785,250 shares)  at an exercise price of $0.001 per share or as subsequently adjusted in accordance with the terms of the October Warrant.

In connection with the issuance of the October Warrant, the Company and Trafalgar entered into that certain October RRA, of even date with the October Purchase Agreement, pursuant to which the Company granted to Trafalgar certain piggy-back registration rights with respect to the registration of shares issuable to Trafalgar upon the exercise of the October Warrant.  Pursuant to the terms of the October RRA, whenever the Company proposes to register any of its securities and the registration form to be used may be used for the registration of Registrable Securities (as defined therein), the Company will give prompt written notice to Trafalgar of its intention to effect such registration and will include in such registration form all Registrable Securities unless the Company has received written request for exclusion therein of a portion or all of the Registrable Securities prior to filing thereof by the Company.

On October 18, 2007, the Company entered into that certain October II Purchase Agreement pursuant to which the Company issued to Trafalgar Seven Hundred Fifty Thousand Dollars ($750,000) in secured debentures, of which all of which was funded on October 18, 2007 pursuant to five (5) separate debentures in accordance with the terms of that certain October II Escrow Agreement, of even date with the October II Purchase Agreement, by and among the Company, Trafalgar and James G. Dodrill II, P.A., as escrow agent.  Payment of the unpaid principal and interest on each October II Debenture shall be made from and upon receipt by the Company of the proceeds of certain accounts receivable is set forth in each October II Debenture.  Each October II Debenture has a (5) month maturity and accrues interest at a rate of twelve percent (12%) per annum compounded monthly from the date of each October II Debenture.

MANAGEMENTS DISCUSSION AND ANALYSIS OR PLAN OF OPERATION - continued

Liquidity and Capital Resources - continued

In connection with the October II Purchase Agreement, the Company paid to Trafalgar (i) a loan commitment fee equal to three percent (3%) of the purchase price and (ii) $15,000 to cover legal fees and administrative costs at closing. In addition, the Company paid to Knightsbridge Capital a consulting fee equal to 3.5% of the funding amount from Trafalgar in connection with the financing in accordance with the terms of that certain Consulting Agreement, dated November 27, 2006 as amended on February 20, 2007, by and between the Company and Knightsbridge.  The Company has agreed to pay legal fees of $3,750 for each additional October II Debenture (and corresponding transaction agreement) issued subsequent to October 18, 2007 pursuant to the October II Purchase Agreement.

The Company shall pay to the holder a redemption premium equal to one and one-half percent (1.5%) for any payments received in the first thirty (30) days after the closing date, and the redemption premium shall increase by one and one-quarter percent (1.25%) for any payments received during days thirty-one (31) through sixty (60) after the closing date and by one percent (1%) thereafter for each thirty (30) days or part thereof.

The October II Debentures are each secured by separate October II Security Agreements, each dated as of the date of the October II Purchase Agreement, pursuant to which each October II Debenture is secured by a corresponding lien upon, and a direct right of participation and the direct right of redirection of the payments relating to, certain referenced job numbers as is more fully described in Exhibit A to each October II Security Agreement.

In connection with the October II Purchase Agreement, the Company issued (i) a five (5) year common stock purchase warrant for Three Hundred Seventy-Five Thousand (375,000) shares of our Common Stock at an exercise price equal to $0.075 per share and (ii) a five (5) year common stock purchase warrant for One Million Five Hundred Thousand (1,500,000) shares of our Common Stock at an exercise price equal to $0.001 per share; provided, however, that in no event shall the holder be entitled to exercise the October II Warrants for a number of shares in excess of that number of shares of our Common Stock which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such exercise, except within sixty (60) days of the Expiration Date (as such term is defined in these October II Warrants).

In connection with the issuance of the October II Warrant, the Company and Trafalgar entered into that certain October II RRA, of even date with the October II Purchase Agreement, pursuant to which the Company granted to Trafalgar certain piggy-back registration rights with respect to the registration of shares issuable to Trafalgar upon the exercise of the October II Warrant.  Pursuant to the terms of the October  II RRA, whenever the Company proposes to register any of its securities and the registration form to be used may be used for the registration of Registrable Securities (as defined therein), the Company will give prompt written notice to Trafalgar of its intention to effect such registration and will include in such registration form all Registrable Securities unless the Company has received written request for exclusion therein of a portion or all of the Registrable Securities prior to filing thereof by the Company.

On December 31, 2007, the Company entered into the December Purchase Agreement with Trafalgar pursuant to which the Company sold to Trafalgar, and Trafalgar purchased from the Company, Three Million Five Hundred Thousand Dollars ($3,500,000) of secured convertible debentures, which shall be convertible into shares of Common Stock.  Prior to December 31, 2007, Trafalgar had purchased certain other convertible debentures from the Company (as described herein above), with an amount outstanding owed by the Company equal to Two Million Five Hundred Twenty-Five Thousand Dollars ($2,525,000 at December 31, 2007). In connection with the December Purchase Agreement, such Prior Convertible Debentures were cancelled, the purchase price was credited by the amount outstanding under the Prior Convertible Debentures and Trafalgar purchased an additional Nine Hundred Seventy-Five Thousand Dollars ($975,000) of convertible debentures. Pursuant to the terms of the December Purchase Agreement, the Company agreed to pay to Trafalgar a commitment fee of six percent (6%) of the Commitment Amount, a structuring fee of Fifteen Thousand Dollars ($15,000) and a warrant to purchase Seven Million Five Hundred Thousand (7,500,000) shares of Common Stock for a period of five (5) years at an exercise price equal to $0.001 per share.

MANAGEMENTS DISCUSSION AND ANALYSIS OR PLAN OF OPERATION - continued

Liquidity and Capital Resources - continued

The December Debenture matures on December 31, 2009 with interest on the unpaid principal of the December Debenture accruing at twelve percent (12%) per annum compounded monthly from December 31, 2007. Pursuant to the terms of the December Debenture, the Company is obligated to redirect payment of all of its accounts receivable to Trafalgar, which shall deduct any fees, redemption premium, and interest owing from the receivables. Trafalgar is entitled to convert all or any part of the principal amount of the December Debenture (plus accrued interest) into shares of Common Stock at the price of $0.05 per share until the Company has satisfied payment of the December Debenture in full.  In no event shall Trafalgar be entitled to convert the December Debenture into a number of shares of Common Stock, which upon the effect of such conversion, would cause the aggregate number of shares of Common Stock held by Trafalgar and its affiliates to exceed 4.99% of the outstanding shares of Common Stock. The Company must reserve and keep available such number of shares of Common Stock as shall from be sufficient to affect such conversion of the Debenture at the conversion price. The Company must make interest-only payments for months one through six (1 – 6) following December 31, 2007. After such time, the Company must make minimum principal payments of One Hundred Thousand Dollars ($100,000) per month in months seven through nine (7 – 9), One Hundred Fifty Thousand Dollars ($150,000) per month in months ten through twelve (10 – 12), Two Hundred Thousand Dollars ($200,000) per month in months thirteen through twenty-four (13 - 24) and a balloon payment of Three Hundred Fifty Thousand Dollars ($350,000) on December 31, 2009. The Company shall pay a ten percent (10%) premium for all principal amounts redeemed. At the time that interest is payable, Trafalgar may elect to be paid in cash or in shares of Common Stock.

Pursuant to the terms of the December Debenture, the Company shall default if (i) the Company fails to pay amounts due within fifteen (15) days of December 31, 2009, (ii) the Company fails to comply with the terms of those certain Irrevocable Transfer Agent Instructions, dated December 28, 2007, by and among the Company, Trafalgar, James G. Dodrill II, P.A., as escrow agent and James D. Dodrill II, P.A., as transfer agent (the “December ITAI”), (iii) the Company’s transfer agent fails to issue freely tradeable Common Stock to Trafalgar within five (5) days of the Company’s receipt of receiving proper notice of conversion or (iv) the Company fails to comply with any terms of the December Debenture within ten (10) days of receipt of written notice thereof.  Upon default by the Company, Trafalgar may accelerate full repayment of all debentures outstanding and all accrued interest thereon, or may convert all debentures outstanding (and accrued interest thereon) into shares of Common Stock (notwithstanding any limitations contained in the December Debenture or the December Purchase Agreement).

So long as any of the principal of or interest on the December Debenture remains unpaid and unconverted, the Company shall not, without the prior written consent of Trafalgar, (i) issue or sell any Common Stock or preferred stock without consideration or for a consideration per share less than its fair market value determined immediately prior to issuance, (ii) issue or sell any Company preferred stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration per share less than the Common Stock’s fair market value determined immediately prior to its issuance, (iii) enter into any security instrument granting the holder a security interest in any of the assets of the Company or (iv) file any registration statement on Form S-8.

Also, so long as the December Debenture remains outstanding, neither the Company nor its subsidiaries may enter into, amend, modify or supplement any agreement, transaction, commitment, or arrangement with any of its or any of its subsidiary’s officers, directors, persons who were officers or directors at any time during the previous two (2) years, stockholders who beneficially own five percent (5%) or more of the Common Stock, or affiliates or with any individual related by blood, marriage, or adoption to any such individual or with any entity in which any such entity or individual owns a five percent (5%) or more beneficial interest except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any investment in an affiliate of the Company, (c) any agreement, transaction, commitment, or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such related party and (d) any agreement, transaction, commitment, or arrangement which is approved by a majority of the disinterested directors of the Company (for purposes under the December Purchase Agreement, any director who is also an officer of the Company or any subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment, or arrangement).

Contemporaneously with the execution and delivery of the SPA, the Company and Trafalgar executed and delivered that certain Registration Rights Agreement (the “December RRA”) pursuant to which the Company provided certain registration rights to Investor under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder, and applicable state securities laws.

In connection with the December Purchase Agreement, the Company and Trafalgar also entered into the December Security Agreement pursuant to which the Company has agreed to provide Trafalgar with a security interest in certain Pledged Collateral (as defined in the December Security Agreement) to secure those obligations of the Company under the December Purchase Agreement, the December Debenture, the December RRA, the December ITAI, the December Security Agreement or any other obligations of the Company to Trafalgar.

Off-Balance Sheet Arrangements

We currently have no off-balance sheet arrangements, and have no future plans to enter into any such arrangements with any of our vendors, customers, or other financial affiliates.

Capital Expenditures

In the current year we have made in summary the following capital expenditures:

Computer Equipment and Software	$15,653.65
Office Equipment	36,559.37
Furniture and fixtures	33,537.00
Leasehold Improvements	2,070.24
Mobile Kitchen	5,436.47
Demonstration inventory	5,948.86
Vehicles	21,620.13

$120,825.72

These expenditures were part of our office expansion and replacement of worn equipment.

MANAGEMENTS DISCUSSION AND ANALYSIS OR PLAN OF OPERATION - continued

Recently Adopted Accounting Standards

Below is a listing of the most recent accounting standards and their effect on the Company.

SFAS 156

In March 2006, the FASB issued SFAS 156, Accounting for Servicing of Financial Assets (SFAS 156), amending SFAS 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. SFAS 156 permits entities the choice between either the amortization method or the fair value measurement method for valuing separately recognized servicing assets and liabilities. SFAS 156 is effective for fiscal years beginning after September 15, 2006; early adoption is permitted as of the beginning of an entitys fiscal year, provided the entity has not yet issued financial statements for any interim period of that fiscal year. We believe the adoption of SFAS 156 will not have an impact on our financial statements.

SFAS 157

In September 2006, the FASB issued SFAS 157, Fair Value Measurements (SFAS 157). SFAS 157 provides guidance on the application of fair value measurement objectives required in existing GAAP literature to ensure consistency and comparability. Additionally, SFAS 157 requires additional disclosures on the fair value measurements used. SFAS 157 is effective for fiscal years beginning after November 15, 2007. We believe the adoption of SFAS 157 will not have a material impact on its financial statements.

SFAS 158

Also in September 2006, the FASB issued SFAS 158, Employers Accounting for Defined Benefit Pension and Other Postretirement Plans, an Amendment of FASB Statements No. 87, 88, 106, and 132(R) (SFAS 158). SFAS 158 requires companies to recognize the overfunded or underfunded status of a defined benefit post-retirement plan as an asset or liability in their balance sheet and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. The statements provisions related to the recognition of the funded status of a defined benefit postretirement plan and required disclosures are effective for fiscal years ending after December 15, 2006. The requirement to measure plan assets and the benefit obligation as of the date of the employers fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The provisions of SFAS 158 do not have a material effect on our financial statements as we currently have no defined benefit plan.

SFAS 159

In February 2007, the FASB issued SFAS 159, The Fair Value Option for Financial Assets and Financial Liabilities Fair Value Measurements (SFAS 159). SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 does not affect any existing accounting literature that requires certain assets and liabilities to be carried at fair value. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact of adopting SFAS No. 159 on our financial statements.

FIN 48

In June 2006, the FASB issued FIN 48, Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109, Accounting for Income Taxes (FIN 48), which clarifies the accounting for uncertainty in income taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation requires the Company to recognize, in its financial statements, the impact of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods and disclosure. The provisions of FIN 48 are effective beginning January 1, 2007 with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. We are currently evaluating the impact of adopting FIN 48 on our financial statements.

MANAGEMENTS DISCUSSION AND ANALYSIS OR PLAN OF OPERATION - continued

Recently Adopted Accounting Standards - continued

SFAS 123-R

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (SFAS No. 123-R). SFAS No.123-R is a revision of SFAS No. 123, as amended, Accounting for Stock-Based Compensation, and supersedes Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. SFAS No.123-R eliminates the alternative to use the intrinsic value method of accounting that was provided in SFAS No. 123, which generally resulted in no compensation expense recorded in the financial statements related to the issuance of equity awards to employees. SFAS No. 123-R requires that the cost resulting from all share-based payment transactions be recognized in the financial statements. SFAS No. 123-R establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all companies to apply a fair-value-based measurement method in accounting for generally all share-based payment transactions with employees.

The adoption of these new Statements is expected to have a material effect on the Companys financial position, results of operations, and cash flows in future periods.

Arbitration Settlement

We became a plaintiff in an action we brought in the United States District Court of South Carolina in February, 2007 for $2,432,419. As a result of mediation we settled this amount in July 13, 2007, for $301,750, of which $93,016 was recorded as of December 31, 2006 and 2005 as an account receivable.

Legal Contingencies

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

MANAGEMENT

Officers and Directors

The following table sets forth the names, ages, and titles of each of our directors and executive officers and employees expected to make a significant contribution to us.

Name	Age	Position(s)
Charles W. Jones, Jr.	57	President, Chief Executive Officer and Chairman of the Board of Directors
Eric Bromenshenkel	37	Chief Financial Officer, Secretary, Principal Accounting and Financial Officer and Director
James Kennedy	52	Director

Family Relationships

There are no family relationships between or among the members of the Board of Directors or other executives. None of our directors or executive officers are directors or executive officers of any company that files reports with the SEC.

Director Compensation

We do not have a formal, written compensation plan for our Directors.  However, we do have an oral agreement to pay Mr. Kennedy $2,000 per quarter for his services as a Director.  Mr. Kennedy has the option of being paid in cash or he may elect to be paid in shares of the Companys Common Stock at a twenty-five percent (25%) discount, or the equivalent of $2,500 in shares of our Common Stock.

Legal Proceedings

None of the members of the Board of Directors or other executives has been involved in any bankruptcy proceedings, criminal proceedings, any proceeding involving any possibility of enjoining or suspending members of our Board of Directors or other executives from engaging in any business, securities or banking activities, and have not been found to have violated, nor been accused of having violated, any Federal or State securities or commodities laws.

Elections

Members of our Board of Directors are elected at the annual meeting of stockholders and hold office until their successors are elected.   Our officers are appointed by the Board and serve at the pleasure of the Board and are subject to employment agreements, if any, approved and ratified by the Board.

Charles W. Jones, Jr. President, Chief Executive Officer, Principal Executive Officer and Chairman of the Board.  Mr. Jones has served as President, Chief Executive Officer, Principal Executive Officer and Chairman of the Board since the Companys inception in 2000.  Prior to founding CMARK, Mr. Jones was the President of Commercial and Marine Products Corporation, a provider of commercial kitchen equipment and marine products to government, military and institutional customers.  Mr. Jones has more than thirty (30) years of experience and expertise in working with U.S. government and private U.S. government contractors.  Mr. Jones served in the United States Navy as a Repair Officer for Cruiser Destroyer Force Pacific, where he coordinated maintenance and habitability improvements for the Destroyer.  He later became one of the Navys first habitability officers.  Mr. Jones earned his bachelors of Science at Auburn University.

Eric Bromenshenkel - Chief Financial Officer, Secretary, Principal Accounting and Financial Officer and Director.  Mr. Bromenshenkel has served as Chief Financial Officer, Principal Accounting and Financial Officer since May 2006, has served as Secretary since April 2006 and has served as a Director since October 2006.  Prior to that, Mr. Bromenshenkel served as Chief Financial Officer of Frank Redmond Associates, Inc. a private food facilities planning company since 1994.  Mr. Bromenshenkel earned his Bachelors of Science at Mankato State University in Mankato, Minnesota.

MANAGEMENT - continued

Officers and Directors - continued

James Kennedy, Director.  Mr. Kennedy has served as a Director of the Company since 2000.  Prior to that, Mr. Kennedy served as Military Sales Manager and business development manager in charge of worldwide food service operations for ConAgra Foods, Inc, Lamb-Weston Foods since 1997.  From 1992 through 1998, Mr. Kennedy served on the U.S. Armys Food Management Team at Fort Lee, Virginia.  From 1991 through 1992, he was the First Sergeant for the 509th Personal Service Company at Camp Casey in Korea.  In 1990, Mr. Kennedy served as the Contracting Officer and provided all logistical support for Operation Desert Storm for the deployment of the 82nd Airborne and many U.S. Army Reserve and Nation Guard units. He planned and executed a recondition contract for Insulated Food Containers for the Installation that saved Fort Jackson over $500,000 a year in savings over buying new Insulated Food Containers. From 1987 through 1991, he served in the Installation Food Service Supervisor on the Installation Food Service Staff at Fort Jackson, South Carolina.  During his tour he supervised five (5) Dining Facility MCA modernization projects over $2 million each from start to finish improving the quality of life of Soldiers for five (5) training battalions. He developed an automated equipment program that was adopted for use at all TRADOC Installations.  He has been an avid supporter of Quartermaster Foundation and Museum donating time and money to the preservation of the Quartermaster History. He has been a source of training knowledge instructing on marketing and product knowledge during BNCOC, ANCOC and ACES Worldwide Food Service Conferences. His expertise from a distinguished Army career coupled with his industry food service operations and management knowledge provide him with the leadership abilities to provide quality support and products meeting the challenges of todays battlefield. He has always been and will be a true advocate of the increased Army Food Service Excellence.

Board Committees

We have not separately designated an executive committee, nominating committee, compensation committee or audit committee of the Board.

Corporate Governance

We believe that good corporate governance is important to ensure that, as a public company, we will manage for the long-term benefit of our stockholders. In that regard, we are in the process of establishing and adopting a code of business conduct and ethics applicable to all of our directors, officers and employees.  Such Code will be filed as an Exhibit hereto by amendment.

Executive Compensation

The following table provides certain summary information concerning compensation paid by CMARK to or on behalf of our most highly compensated executive officers for the fiscal year ended December 31, 2006:

Summary Compensation Table

Name And Principal Function (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation ($) (h)	All Other Compensation ($) (i)	Total ($) (j)

Charles W. Jones, Jr.	2006	$150,000	--	--	$4,704	--	--	--	$154,704
President, CEO and Principal	2005	$96,000	--	--	--	--	--	--	--
Executive Officer	2004	$96,000	--	--	--	--	--	--	--

Eric Bromenshenkel	2006	$125,000	--	--	$4,704	--	--	--	$129,704
CFO and Principal Accounting and	2005	--	--	--	--	--	--	--	--
Financial Officer	2004	--	--	--	--	--	--	--	--

Employment Agreements

None.

MANAGEMENT - continued

Securities Authorized for Issuance Under Equity Compensation Plans (1)

The Companys 2006 Employees/Consultants Stock Compensation Plan (the Plan) was established on January 1, 2006 to offer to Directors, officers and select key employees, advisors and consultants an opportunity to acquire a proprietary interest in the success of the Company to receive compensation, or to increase such interest, by purchasing shares of our Common Stock.  The Plan provides both for the direct award or sale of shares and for the grant of options to purchase shares.  Options granted under the Plan may include non-statutory options, as well as ISOs intended to qualify under section 422 of the Internal Revenue Code of 1986, as amended.

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights	Weighted average exercise price of outstanding options and rights	Number of securities remaining available for future issuance

Equity compensation plans approved by security holders(2)	1,600,000	$0.03	(4)

Equity compensation plans not approved by security holders(3)	0	N/A	N/A

Total	1,600,000	$0.03	(4)

(1)	As of September 30, 2007.

(2)	Currently, CMARKs 2006 Employees/Consultants Stock Compensation Plan is the only equity compensation plan in effect.

(3)	The Company currently has 1,600,000 options to purchase shares of Common Stock at $0.03 per share outstanding, of which 612,500 are currently vested.

(4)
The aggregate number of shares which may be issued under the Plan (upon exercise of options or other rights to acquire the shares) shall notexceed thirty percent (30%) of the total number of shares outstanding, subject to certain adjustments set forth in the Plan. The number of shareswhich are subject to options or other rights outstanding at any time under the Plan shall not exceed the number of shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient shares to satisfy the requirements of the Plan.

PRINCIPAL STOCKHOLDERS

The following table sets forth information as of February 8, 2008 , with respect to each person known by CMARK to own beneficially more than five percent (5%) of CMARKs outstanding common stock, each director and officer of CMARK and all directors and executive officers of CMARK as a group. The Company has no other class of equity securities outstanding other than Common Sock.  Unless otherwise noted, the address of each beneficial owner listed in the table is c/o CMARK International, Inc., 9570 Two Notch Road, Suite 4, Columbia, South Carolina 29223.

Title of Class	Name And Address Of Beneficial Owner	Amount and Nature of Direct Ownership		Amount and Nature of Indirect Ownership		Amount and Nature Of Beneficial Ownership		Percent Of Class(1)
Common	Charles W. Jones, Jr. President, CEO and Chairman of the Board	66,150,000	(2)	300,000	(3)	66,450,000		73.45%

Common	Eric Bromenshenkel CFO, Secretary and Director	1,650,000	(4)	150,000	(5)	1,800,000		1.99%

Common	James Kennedy Director	100,000		--		100,000		0.11%

Common	Directors and Officers as a Group (3 Persons)	67,260,000		600,000		67,410,000		74.46%

Common	Tom Sneva 3301 E. Valley Vista Lane Paradise Valley, AZ 85253	6,000,000		--		6,000,000		15.08%

Common	Trafalgar Capital Specialized Investment Fund, Luxembourg 8-10 Rue Mathias Hardt BP 3023 L-1030 Luxembourg	--		13,914,722	(6)	13,914,722	(6)	7.50	%(6)

(1)
Applicable percentage of ownership is based on 90,470,000 shares of our Common Stock outstanding as of  February 8, 2008 , together with securities exercisable or convertible into shares of Common Stock within sixty (60) days of February 8, 2008 for each stockholder . Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.

(2)
All of these shares have been pledged to secure the Companys obligations under the February Purchase Agreement, the February Debentures and related transaction documents in accordance with the terms of the February Pledge Agreement.

(3)
All of these shares represent shares which may be issued to Mr. Jones upon the exercise of 150,000 options issued pursuant to the Companys 2006 Employees/Consultants Stock Compensation Plan, which such options have vested and are exercisable at a purchase price of $0.03 per share.

(4)	Includes 390,000 shares held under the name Eric Bromenshenkel TTEE, FBO C&E Financial LLC PSP.

(5)
All of these shares represent shares which may be issued to Mr. Bromenshenkel upon the exercise of 300,000 options issued pursuant to the Companys 2006 Employees/Consultants Stock Compensation Plan, which such options have vested and are exercisable at a purchase price of $0.03 per share.

(6)
Except with respect to the October Warrant, in no event shall the holder be entitled to exercise any warrant for a number of shares in excess of that number of shares of our Common Stock which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by Trafalgar and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such exercise.  However, Trafalgar is nevertheless entitled to exercise the October Warrant into 6,785,250 shares without limitation, and therefore as of the date of this Prospectus, Trafalgar is considered to beneficially own 7.50% of our Common Stock.

MARKET PRICE OF AND DIVIDENDS
ON THE REGISTRANTS COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

Our common stock is currently listed on the Pink Sheets under the symbol CMKI. Set forth below is a table summarizing the high and low bid quotations for our common stock during its last two fiscal years.

YEAR 2007	High Bid	Low Bid
4th Quarter 2007	$0.14	$0.06
3rd Quarter 2007	$0.16	$0.09
2nd Quarter 2007	$0.27	$0.12
1st Quarter 2007	$0.28	$0.10

YEAR 2006	High Bid	Low Bid
4th Quarter 2006	$0.36	$0.18
3rd Quarter 2006	$0.30	$0.20
2nd Quarter 2006	$0.32	$0.10

The above table is based on over-the-counter quotations. These quotations reflect inter-dealer prices, without retail mark-up, markdown or commissions, and may not represent actual transactions. All historical data was obtained from Pink Sheets LLC.

As of the date of this Prospectus, there were forty-nine (49) stockholders of record of our Common Stock, excluding stockholders who hold their shares in brokerage accounts in street name. Of the 90,470,000 shares of our Common Stock outstanding as of February 8, 2008, 13,513,333 shares are freely tradable without restriction, unless held by our “affiliates”.  The remaining 76,956,667 shares of our Common Stock which are held by existing stockholders, including officers and Directors, are “restricted securities” and may be resold in the public market only if registered or pursuant to an exemption from registration.  Of these “restricted securities”, 17,554,167 may be sold under Rule 144.  Furthermore, the selling stockholders in the Registration Statement to which this Prospectus is made a part, intend to sell in the public market up to 7,700,000 shares of our Common Stock which is being registered in this offering.  That means that up to 7,700,000 shares may be sold hereunder.

Dividend Policy

We have never declared or paid cash dividends on our common stock. We intend to retain all future earnings to finance future growth and therefore, do not anticipate paying any cash dividends in the foreseeable future.

Sales of Unregistered Securities

Except as otherwise noted, all of the following shares were issued and options and warrants granted pursuant to the exemption provided for under Section 4(2) of the Securities Act as a transaction not involving a public offering.  No commissions were paid, and no underwriter participated, in connection with any of these transactions. Each such issuance was made pursuant to individual contracts which are discrete from one another and are made only with persons who were sophisticated in such transactions and who had knowledge of and access to sufficient information about CMARK to make an informed investment decision. Among this information was the fact that the securities were restricted securities.

In June 2000, the Company issued 100,000,000 founder shares to our President and CEO Mr. Charles W. Jones, Jr. at par ($0.0001 per share).  In 2005, Mr. Jones retired 28,000,000 of these shares.

In 2004, the Company issued 15,000,000 non-qualified shares to certain individuals in consideration for services provided to the Company at par ($0.0001 per share) for an aggregate value of $1,500.

On August 25, 2005, 4,850,000 shares were granted by our President/CEO (not new issuances by the Company) to certain persons for the benefit of the Company at $0.03 per share.

On October 20, 2005, the Company issued 650,000 shares to certain persons pursuant to a private placement (Regulation D) at a price of $0.03 per share.

On November 14, 2005, the Company issued 500,000 shares to certain persons immediately following the October 20, 2005 private placement at a price of $0.03 per share.

On January 6, 2006, the Company issued 1,000,000 shares to two (2) investors as compensation for their past debt financing efforts at a price of $0.03 per share.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANTS COMMON EQUITY AND OTHER STOCKHOLDER MATTERS - continued

Sales of Unregistered Securities - continued

On July 6, 2006, the Company issued 12,500 shares upon the exercise by a certain individual of stock options issued at $0.03 per share by the Company pursuant to the Companys 2006 Employees/Consultants Compensation Plan (the Plan).

On July 20, 2006, the Company issued 168,750 shares upon the exercise by certain individuals of stock options issued at $0.03 per share by the Company pursuant to the Plan.

On July 20, 2006, the Company issued 50,000 shares to Cervelle Group valued at $1,500 for compensation for IR/PR fees at a price of $0.03 per share.

On July 27, 2006, the Company issued 62,500 shares upon the exercise by certain individuals of stock options issued at $0.03 per share by the Company pursuant to the Plan.

On August 1, 2006, the Company issued 12,500 shares upon the exercise by certain individuals of stock options issued at $0.03 per share by the Company pursuant to the Plan.

On August 8, 2006, the Company issued 6,250 shares upon the exercise by a certain individual of stock options issued at $0.03 per share by the Company pursuant to the Plan.

On September 1, 2006, the Company issued 25,000 shares upon the exercise by a certain individual of stock options issued at $0.03 per share by the Company pursuant to the Plan.

On or about February 15, 2007, the Company issued 50,000 shares valued at $15,000 in consideration for IR/PR services provided to the Company.

On or about February 15, 2007, the Company issued 120,000 shares valued at $36,000 in consideration for investor relations services.

On February 28, 2007, the Company entered into the February Purchase Agreement with Trafalgar, pursuant to which the Company sold and issued to Trafalgar secured convertible February Debentures in the aggregate principal amount of One Million Eight Hundred Thousand Dollars ($1,800,000).  The February Debentures mature in two (2) years and interest shall accrue on the unpaid principal at a rate equal to (a) twelve percent (12%) per annum compounded monthly from the issuance date of the February Debentures until the date that a registration statement covering shares to be issued under the February Debentures is filed with the SEC.

In connection with the February Purchase Agreement, the Company issued to Trafalgar (A) on or about February 28, 2007:  (a) a five (5) year common stock purchase warrant (as amended on August  3, 2007) for One Million Eight Hundred Thousand (1,800,000) shares of our Common Stock at an exercise price of $0.075 per share however, if after the effectiveness of a registration statement covering shares issuable under the February Debentures our Common Stock trades above $0.30, the strike price of this warrant shall be increased to $0.225 per share and (b) a five (5) year common stock purchase warrant for Five Hundred Thousand (500,000) shares of our Common Stock, at an exercise price of $0.0001 per share and (B) on or about April 17, 2007, a five (5) year common stock purchase warrant (as amended on August 3, 2007) for Four Hundred Thousand (400,000) shares of our Common Stock at an exercise price of $0.075 per share. Please see the Section entitled Selling Stockholders herein for a complete description of this transaction.

On or about March 5, 2007, the Company issued 500,000 shares valued at $115,000 to Knightsbridge for consulting services rendered to the Company.

On or about March 23, 2007, the Company issued 50,000 shares valued at $14,500 in consideration for IR/PR services provided to the Company.

On or about April 28, 2007, the Company issued 75,000 shares upon the exercise by a certain individual of stock options issued at $0.03 per share by the Company pursuant to the Plan.

On or about May 7, 2007, the Company issued 100,000 shares valued at $18,000 in lieu of finance charges due to a vendor.

On May 15, 2007, the Company entered into that certain May Purchase Agreement with Trafalgar pursuant to which the Company sold and issued to Trafalgar secured convertible May Debentures in the aggregate principal amount of Seven Hundred Thousand Dollars ($700,000), of which Seven Hundred Thousand Dollars ($700,000) was funded on May 10, 2007 As of the date of this Prospectus, the Company fully paid off the May Debentures.  Please see the Section entitled Selling Stockholders herein for a complete description of this transaction.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANTS COMMON EQUITY AND OTHER STOCKHOLDER MATTERS - continued

Sales of Unregistered Securities - continued

In connection with the May Purchase Agreement, the Company issued to Trafalgar on June 21, 2007 a five (5) year common stock purchase warrant (as amended by that certain May Amendment and further amended on August 3, 2007) for Five Hundred Thousand (500,000) shares of our Common Stock, at an exercise price equal to $0.075 per share.  Please see the Section entitled Selling Stockholders herein for a complete description of this transaction.

On July 13, 2007, the Company entered into that certain July Securities Purchase Agreement pursuant to which the Company issued to Trafalgar $1,108,944.35 in secured debentures, of which $737,335.95 was funded on July 13, 2007 pursuant to four (4) separate debentures and $371,608.40 was funded on August 6, 2007 pursuant to four (4) separate debentures.  Payment of the unpaid principal and interest on each July Debenture shall be made from and upon receipt by the Company of the proceeds of certain accounts receivable is set forth in each July Debenture.  Each July Debenture has a five (5) month maturity and accrues interest at a rate of twelve percent (12%) per annum compounded monthly from the date of each July Debenture.

Pursuant to the July Purchase Agreement, on July 13, 2007 the Company issued 1,500,000 five (5) year common stock purchase warrants at an exercise price of $0.001 per share and 368,668 five (5) year common stock purchase warrants at an exercise price of $0.075 per share to Trafalgar.  Please see the Section entitled Selling Stockholders for a complete description of this transaction.

On or about August 14, 2007, the Company issued 50,000 shares valued at $6,000 to Mr. Kennedy for his services as Director of the Company for the period of October 1, 2006 through June 30, 2007.

On or about August 14, 2007, the Company issued 25,000 shares valued at $3,000 in lieu of finance charges due to a vendor.

On September 12, 2007, the Company issued 12,500 shares upon the exercise by a certain individual of stock options issued at $0.03 per share by the Company pursuant to the Plan.

On October 1, 2007, the Company issued to David Engstrom warrants to purchase 40,000 shares of Common Stock at an exercise price of $0.25 per share and issued to Kevin DeMeritt warrants to purchase 160,000 shares of Common Stock at an exercise price of $0.25 per share.

On October 2, 2007, the Company entered into that certain October Purchase Agreement pursuant to which the Company issued to Trafalgar up to One Million One Hundred Thousand Dollars ($1,100,000) in secured debentures, of which $1,049,548.45 was funded on October 2, 2007 pursuant to four (4) separate debentures and the remainder of which shall be funded on a date that is mutually acceptable to the Company and Trafalgar.  Each October Debenture has a five (5) month maturity and accrues interest at a rate of twelve percent (12%) per annum compounded monthly from the date of each October Debenture.

In connection with the October Purchase Agreement, the Company issued a five (5) year common stock purchase warrant to Trafalgar pursuant to which Trafalgar is entitled to purchase from the Company such number of shares of our Common Stock equal to 7.5% of the outstanding shares of our Common Stock on the date of issuance (or 6,785,250 shares) at an exercise price of $0.001 per share or as subsequently adjusted in accordance with the terms of the October Warrant.  Please see the Section entitled Selling Stockholders for a complete description of this transaction.

On October 18, 2007, the Company entered into the October II Purchase Agreement pursuant to which the Company issued to Trafalgar Seven Hundred Fifty Thousand Dollars ($750,000) in secured debentures, of which all of which was funded on October 18, 2007 pursuant to five (5) separate debentures Each October II Debenture has a (5) month maturity and accrues interest at a rate of twelve percent (12%) per annum compounded monthly from the date of each October II Debenture.

In connection with the October II Purchase Agreement, the Company issued (i) a five (5) year common stock purchase warrant for 375,000 shares of our Common Stock at an exercise price equal to $0.075 per share and (ii) a five (5) year common stock purchase warrant for 1,500,000 shares of our Common Stock at an exercise price equal to $0.001 per share. Please see the Section entitled Selling Stockholders for a complete description of this transaction.

On December 31, 2007, the Company entered into a stock purchase agreement with Trafalgar pursuant to which the Company sold to Trafalgar Three Million Five Hundred Thousand Dollars ($3,500,000) of secured convertible debentures.  Prior to December 31, 2007, Trafalgar had purchased certain other convertible debentures from the Company with an amount outstanding owed by the Company equal to Two Million Five Hundred Twenty-Five Thousand Dollars ($2,525,000) at December 31, 2007. In connection with the December Purchase Agreement, the Prior Convertible Debentures were cancelled, the purchase price was credited by the amount outstanding under the Prior Convertible Debentures and Trafalgar purchased an additional Nine Hundred Seventy-Five Thousand Dollars ($975,000) of convertible debentures.  The December Debenture matures on December 31, 2009 with interest on the unpaid principal of the December Debenture accruing at twelve percent (12%) per annum compounded monthly from December 31, 2007.

In connection with the December Purchase Agreement, the Company issued a warrant to Trafalgar to purchase Seven Million Five Hundred Thousand (7,500,000) shares of Common Stock for a period of five (5) years at an exercise price equal to $0.001 per share.

Unless otherwise specified above, CMARK believes that all of the above transactions were transactions not involving any public offering within the meaning of Section 4(2) of the Securities Act, as amended, since (a) each of the transactions involved the offering of such securities to a substantially limited number of persons; (b) each person took the securities as an investment for his/her/its own account and not with a view to distribution; (c) each person had access to information equivalent to that which would be included in a registration statement on the applicable form under the Securities Act, as amended; (d) each person had knowledge and experience in business and financial matters to understand the merits and risk of the investment; therefore no registration statement needed to be in effect prior to such issuances.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

We received $225,000 on January 20, 2005, in connection with a note payable to Mr. Tom Sneva , a shareholder of the Company for $225,000, collateralized by accounts receivable for a one year period renewable each anniversary date of the note, bearing interest at eighteen percent (18%) per annum. Interest only payments started on February 25, 2005. We signed second collateralized note with Mr. Sneva for $400,000 with the same terms and conditions on April 25, 2005, with interest only payments commencing on April 25, 2005. Interest expense in 2005 for these notes was $57,000.

On December 14, 2004, Mr. Bob Lanford , a shareholder of the Company , loaned us $200,000, having the same terms, collateral and conditions as above. Interest only payments started on January 14, 2005. On July 21, 2005, Mr. Lanford loaned us an additional $200,000 with the same terms, collateral and conditions, as the first loan. Interest expense in 2005 for these notes was $33,000.

On September 29, 2005, all four (4) of the above notes were assumed by our President and CEO without any principal reductions having been paid.

Messrs. Sneva and Lanford became consultants of the Company, effective on September 29, 2005, when their notes were assumed by our President/CEO pursuant to the terms of such assumed notes. No separate formal consulting agreements were executed.  In the years ended December 31, 2005 and 2006, we paid to  Messrs. Sneva and Lanford $30,750 and $123,000, respectively.  The consulting fees are payable at $6,250 per month for the notes in the first paragraph above ($625,000) and $4,000 per month for the notes in the second paragraph above ($400,000), until the notes are paid in full.

On August 25, 2005, we received $750,000 in connection with a note payable to Sterlin g Management, a shareholder of the Company , collateralized by accounts receivable. On September 24, 2007, the parties extended the maturity date of the note to January 31, 2008.  Pursuant to the extension agreement, the Company shall make monthly payments equal to $10,000 and the Company issued to Sterling Management warrants to purchase 200,000 shares of Common Stock at an exercise price of $0.25 per share.  We originally provided Sterling Management with 1,000,000 shares of Common Stock having a value of $30,000 as compensation for their past debt financing efforts. During 2005, we expensed $37,500 in interest.   I n connection with the extension agreement, the Company also entered into a Deposit Account Control Agreement covering all deposit accounts held by the Company at any depository institution.  At any time that Sterling Management is required to fully exercise its rights under such agreement to collect any amounts due, the Company shall pay three percent (3%) penalty on the unpaid balance of the note.  As of the date of this Prospectus, the Company owes $675,000 on the note.

The following Directors of CMARK are independent:  Mr. James Kennedy.  The following Directors are not independent:  Messrs. Jones and Bromenshenkel.

CMARK does not currently have an audit committee or a compensation committee, and the Board serves this functions. Further, the Board does not have a financial expert, as defined by Regulation S-B Item 401.  CMARK has not been able to attract a financial expert to serve on its Board due to the lack of necessary capital. CMARK intends to seek a candidate to serve in this role.

DESCRIPTION OF CAPITAL STOCK

Common Stock

We are authorized to issue Five Hundred Million (500,000,000) shares of Common Stock, par value $0.0001 per share, of which 90,470,000 shares were issued and outstanding as of the date of this Prospectus.

The securities being offered hereby are shares of our Common Stock. The holders of Common Stock are entitled to one (1) vote per share for the election of Directors and with respect to all other matters submitted to a vote of stockholders. Shares of our Common Stock do not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of such shares voting for the election of directors can elect one hundred percent (100%) of the Directors if they choose to do so. Our Common Stock does not have preemptive rights, meaning that the stockholders ownership interest in CMARK would be diluted if additional shares of Common Stock are subsequently issued and the existing stockholders are not granted the right, at the discretion of the Board of Directors, to maintain their ownership interest in our Company.

Upon  liquidation, dissolution or winding-up of CMARK, our assets, after the payment of debts and liabilities and any liquidation preferences of, and unpaid dividends on, any class of preferred stock then outstanding, will be distributed pro-rata to the holders of our Common Stock. The holders of our Common Stock do not have preemptive or conversion rights to subscribe for any our securities and have no right to require us to redeem or purchase their shares.  The holders of Common Stock are entitled to share equally in dividends, if, as and when declared by our Board of Directors, out of funds legally available therefore.

Preferred Stock

We do not have authorized or issued preferred stock.

Warrants

As of the date of this Prospectus, we had  21,664,722 warrants outstanding, all of which have vested.  On August 3, 2007, the Company agreed to issue to Trafalgar 2,500,000 warrants at an exercise price of $0.075 per share in consideration for Trafalgar's willingness to enter into additional financing arrangements , however as of the date of this Prospectus the Company has not issued such warrants.  Of the vested warrants outstanding, Fifty Thousand (50,000) warrants have an exercise price of $0.25 per share.  Two Million Two Hundred Thousand (2,200,000) February Warrants have an exercise price per share equal to $0.075 and Five Hundred Thousand (500,000) February Warrants have an exercise price per share equal to $0.0001.  Five Hundred Thousand (500,000) May Warrants have an exercise price equal to $0.075 per share, 368,668 July Warrants have an exercise price equal to $0.075 per share, 1,500,000 July Warrants have an exercise price of $0.001 per share and 185,804 July Warrants have an exercise price of $0.075 per share.   200,000 October Warrants have an exercise price of $0.25 per share. 6,785,250 October Warrants have an exercise price of $0.001 per share, 375,000 October II Warrants have an exercise price of $0.075 per share and 1,500,000 October II Warrants have an exercise price of $0.001 per share.  7,500,000 December Warrants have an exercise price of $0.001 per share. Each warrant issued to Trafalgar has a term of five (5) years.

Options

As of the date of this Prospectus, we had 1,600,000 options outstanding which have been issued by the Company pursuant to the Companys 2006 Employees/Consultants Stock Compensation Plan.  The exercise price of these options is $0.03 per share.

Transfer Agent

The Companys transfer agent is  First American Stock Transfer, Inc. located at 706 East Bell Road, Suite 202, Phoenix, Arizona 85022.  The transfer agents telephone number is (602) 485-1346.

Reports To Stockholders

We intend to furnish our stockholders with annual reports which will describe the nature and scope of our business and operations for the prior year and will contain a copy of our audited financial statements for the most recent fiscal year.

DESCRIPTION OF CAPITAL STOCK - continued

Indemnification Of Directors And Executive Officers And Limitation On Liability

Our Articles of Incorporation (as amended) and Bylaws are silent with respect to the liability of our Directors and officers for breaches of fiduciary duties as Directors and officers.

Section 33-8-500 et seq. of the South Carolina Business Corporation Act of 1988 provides us with broad powers and authority to indemnify our directors and officers and to purchase and maintain insurance for such purposes and mandates the indemnification of our directors under certain circumstances.

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to Directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such Director, officer, or controlling person connected with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

The validity of the shares offered hereby has been opined on for us by The ONeal Law Firm, P.C.

AVAILABLE INFORMATION

We have filed with the SEC a Registration Statement on Form SB-2 under the Securities Act with respect to the securities offered by this Prospectus. This Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, as permitted by the rules and regulations of the SEC. For further information with respect to us and the securities offered by this Prospectus, reference is made to the Registration Statement.

Statements contained in this Prospectus as to the contents of any contract or other document that we have filed as an exhibit to the Registration Statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. The Registration Statement and other information may be read and copied at the SECs Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

FINANCIAL STATEMENTS
OF
CMARK INTERNATIONAL, INC.

Page(s)
FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2006 AND DECEMBER 31, 2005

Report of Independent Registered Public Accounting Firm	F-1

Balance Sheet as of December 31, 2006.	F-2

Statements of Operations for the years ended December 31, 2006 and 2005.	F-3

Statements of Stockholders Deficit for the years ended December 31, 2006 and 2005.	F-4

Statements of Cash Flows for the years ended December 31, 2006 and 2005	F-5

Notes to Financial Statements	F-6 - F-16

FINANCIAL STATEMENTS FOR THE PERIODS ENDED SEPTEMBER 30, 2007 AND SEPTEMBER 30, 2006 (UNAUDITED)

Balance Sheet as of September 30, 2007 (Unaudited).	F-17

Statements of Operations for the periods ended September 30, 2007 and 2006 (Unaudited).	F-18

Statements of Stockholders Deficit from December 31, 2006 through September 30, 2007(Unaudited)	F-19

Statements of Cash Flows for the periods ended September 30, 2007 and 2006 (Unaudited).	F-20 - F-21

Notes to Financial Statements (Unaudited)	F-22 - F-28

F-i

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
CMARK INTERNATIONAL, INC.
Phoenix, Arizona

We have audited the accompanying balance sheet of CMARK INTERNATIONAL, INC. (a South Carolina corporation) as of December 31, 2006, and the related statements of operations, stockholders' deficit, and cash flows for the years ended December 31, 2006 and 2005.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company has determined that it is not required to have, nor were we engaged to perform, as audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CMARK INTERNATIONAL, INC. as of December 31, 2006, and the results of its operations and cash flows for the years ended December 31, 2006 and 2005, in confirmity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 of the Notes to financial statements, the Company has incurred a significant loss during the year ended December 31, 2006, and subsequently, has a significant deficit in working capital and in Stockholders' equity.  Its ability to continue as a going concern is dependent upon its ability to develop additional sources of capital, and/or achieve profitable operations.  These conditions raise substantial doubt about its ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  Braverman International, P.C
Braverman International, P.C
Prescott, Arizona
September 1, 2007

CMARK INTERNATIONAL, INC.
Balance Sheet
December 31, 2006
SUBSTANTIALLY ALL ASSETS ARE PLEDGED AS COLLATERAL

ASSETS

Current Assets-
Cash	$189,859

Accounts receivable - trade
less allowance for doubtful accounts of $18,655	1,432,087

Work in progress - inventory	54,776

Total current assets	1,676,722

Property and Equipment, net	825,262

Other Assets - Deposits	43,729

Total Assets	$2,545,713

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts payable	$2,126,823
Accrued liabilities	223,813
Deferred revenue	50,366
Shareholder advance	185,834
Capitalized lease obligations - current portion	10,195
Note payable - related party	750,000
Notes payable - current portion	151,330

Total current liabilities	3,498,361

Long Term Debt - less current portion
Capitalized lease obligations	29,357
Notes payable	272,913

Total long term debt	302,270

Total Liabilities	3,800,631

STOCKHOLDERS' DEFICIT

Common stock, par value $.0001, 100,000,000 shares
authorized, 89,487,500 issued and outstanding	8,949
Paid-in capital	948,218
Accumulated deficit	(2,212,085)

Total Stockholders' Deficit	(1,254,918)

Total Liabilities and Stockholders' Deficit	$2,545,713

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

CMARK INTERNATIONAL, INC.
STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,
	2006	2005
REVENUES

Food -
Service equipment	$4,851,694	$3,267,515
Relief and catering services	889,135	7,922,075
Products and supplies	335,525	382,017
Furniture and furnishings	902,695	536,890
Industrial materials	226,773	3,479
Other revenues	54,829	170,862

Total Revenue	7,260,651	12,282,838

COST OF REVENUES
Food -
Service equipment	4,052,085	3,099,860
Relief and catering services	753,209	4,946,196
Products and supplies	302,674	347,890
Furniture and furnishings	844,274	239,691
Industrial materials	217,439	2,957
Other costs	15,433	88,585

Total Cost of Revenue	6,185,115	8,725,179

Gross Profit	1,075,536	3,557,659

OPERATING EXPENSES:
General and administrative
Compensation	1,347,858	872,684
Consulting - related parties	123,000	30,750
Other	1,421,927	912,768
Bad debt expense	35,851	428
Depreciation	179,492	63,797

Total Operating Expenses	3,108,128	1,880,427

OPERATING INCOME (LOSS)	(2,032,592)	1,677,232

OTHER (INCOME) AND EXPENSE
Interest income	(9,756)	(1,183)
Gain on disposition of capital lease asset	(1,285)
Interest expense
- related party	165,000	195,600
- other	25,534	251,319

NET INCOME/(LOSS)	$(2,212,085)	$1,231,496

Basic and diluted
net earnings (loss) per common share	$(0.02)	$0.01

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING	89,221,354	96,412,500

Unaudited proforma tax and earnings available to common stockholders and per share information for S Corporation periods

Net earnings available to common stockholders		$1,231,496

Proforma income tax expense adjustment		484,831

Proforma net earnings		$746,665

Proforma basic earnings per share		$0.01
Proforma diluted earnings per share		$0.01

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

CMARK INTERNATIONAL, INC.
STATEMENT OF STOCKHOLDERS' DEFICIT

	Common Stock		Paid-in	Accumulated
	Shares Issued	Amount	Capital	Deficit	Total
Balance, January 1, 2005	100,000,000	$10,000	$(9,000)	$(1,432,568)	$(1,431,568)

Shares issued for financing fees	6,000,000	600			600

Shares issued by founder for services
provided by non-employees			145,500		145,500

Shares contributed and retired by founder	(28,000,000)	(2,800)	2,800		-

Debt assumed by majority shareholder			948,125		948,125

Private placement, net of offering
costs of $19,500	650,000	65	(65)		-

Shares issued for formation services	9,000,000	900	-	-	900

Share based compensation-employees	500,000	50	14,950		15,000

Net Income for the year				1,231,496	1,231,496

Reclassification of S-corporation net deficit
to paid in capital, due to termination of S Election			(201,073)	201,073	-

Balance, December 31, 2005	88,150,000	8,815	901,237	-	910,053

Shares issued for debt financing	1,000,000	100	29,900		30,000

Stock based compensation			6,990		6,990

Shares issued pursuant to options exercised	287,500	29	8,596		8,625

Shares issued for marketing services	50,000	5	1,495		1,500

Net (loss) for the year				(2,212,085)	(2,212,085)

Balance, December 31, 2006	89,487,500	$8,949	$948,218	$(2,212,085)	$(1,254,918)

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

CMARK INTERNATIONAL, INC.
STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2006	2005
OPERATING ACTIVITIES:

Net income/(loss) from operations	$(2,212,085)	$1,231,496

Adjustments to reconcile net income/(loss) to net
cash provided/(used) by operating activities:
Shares issued for services	38,490	16,500
Amortization	4,783	2,723
Contributed capital	-	145,500
Gain on disposition of capital lease asset	(1,285)
Depreciation	179,492	63,797
Changes in operating assets and liabilities:
Accounts receivable	1,375,223	(2,343,816)
Inventory	78,259	(49,734)
Prepaid expense	(14,337)	(552)
Deposits	(16,574)	(4,180)
Accounts payable	(285,509)	1,303,510
Deferred revenue	15,693	(8,495)
Accrued liabilities	77,641	118,338

Total Adjustments	1,451,878	(756,410)

Net Cash (used)/provided by Operating Activities	(760,208)	475,086

INVESTING ACTIVITIES:
Increase in fixed assets	(93,845)	(825,206)

Net Cash (used) by Investing Activities	(93,845)	(825,206)

FINANCING ACTIVITIES:
Proceeds from note payable	421,425	9,337
Principal reduction of notes payable	(1,056)	(530,477)
Proceeds from note payable, shareholder	170,459	1,575,000
Principal reduction of obligation to shareholder	(46,125)	(15,375)
Net principal reduction of receivables factoring obligation	-	(293,405)
Proceeds from exercise of options by employees	8,625	-
Principal reduction of capital lease obligations	(13,636)	(7,941)

Net Cash provided/(used) by Financing Activities	539,691	737,140

NET INCREASE/(DECREASE) IN CASH	(314,362)	387,020

CASH, beginning of period	504,221	117,201

CASH, end of period	$189,859	$504,221

Supplemental Schedule of Noncash
Investing and Financing Activities:

Assets purchased under capital lease	$41,103

Trade in of equipment under capital lease,
net of accumulated depreciation	$6,053
Reduction of lease obligation	(7,338)
Net gain on capital lease trade-in	$(1,285)

Shareholder debt assumed by President/ CEO		$948,125
Stock offering costs provided by shareholder		$19,500

Other Supplemental Information
Related party	$112,500	$127,500
Others	25,534	251,319
Interest paid	$138,034	$378,819

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

CMARK INTERNATIONAL, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

History

CMARK International, Inc. (CMARK, the Company, we, our, or us), formerly Commercial Marketing, Inc., is a South Carolina corporation, formed on June 5, 2000.  From inception through June 1, 2006, we operated as a privately held company at which time we commenced trading on the over the counter Pink Sheets with the symbol, CMKI.  We were formed initially for the principal purpose of providing supplies and equipment to the United States Government and related entities. During 2005 we added food disaster relief, remodeling and construction services to our business. We hold a South Carolina Architectural, and General Contractors Licenses. Our fiscal year end is December 31.

Cash Equivalents

We consider all highly liquid investments with the original maturities of three months or less to be cash equivalents.

Going Concern

Our financial statements have been presented on the basis that we are a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  We have sustained operating losses since inception with the exception of 2005. As of December 31, 2006 we have a deficit in working capital and stockholders equity. The Companys ability to continue in existence is dependent on its ability to develop additional sources of capital, and/or achieve profitable operations and positive cash flows. Managements plan is to aggressively pursue its present business plan and expand its offering of services and products to additional government and commercial customers. In 2007, we have issued a convertible debt for $1,800,000 and will seek additional debt or equity financing as required.   The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Income Taxes

We use the liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards Board Opinion No. 109.  Under this method, deferred income taxes are recorded to reflect the tax consequences in future periods of temporary differences between the tax basis of assets and liabilities and their financial amounts at year-end.

From our inception through December 31, 2005, we were taxed as a pass-through Subchapter S entity. Subsequently we elected to be taxed as a C corporation. Accordingly, the provision for income tax for 2005 is presented on a proforma basis.

Earnings (loss) Per Common Share

Basic earnings (loss) per common share have been calculated based upon the weighted average number of common shares outstanding during the period in accordance with the Statement of Financial Accounting Standards Statement No. 128, Earnings per Share.  All shares issued at nominal value have been considered outstanding since inception. The computation of diluted earnings per common share involves the exercise of any common stock equivalents which are potentially convertible into common stock of which there were none as of December 31, 2006 or 2005. The computation of loss per share excludes the conversion of such common stock equivalents as their result would be antidilutive.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates and assumptions.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, disclosures about fair value of financial instruments, defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying values of the Companys financial instruments, which consists of current assets and liabilities including long-term debt approximate fair values due to either the short-term maturities of such instruments or current market rates for similar long-term debt obligations.

CMARK INTERNATIONAL, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Stock Based Compensation

On August 25, 2005, our President/CEO contributed 4,850,000 shares of his own common stock directly to several consultants for services valued at $145,500 they rendered during 2005 for our benefit. The value of their stock given to them was determined by using the fair value of the shares at the grant date.

On November 14, 2005, we issued 500,000 shares of our common stock to several employees for their exemplary service in the Hurricane relief efforts that we undertook in Mississippi and New Orleans (see Note 2). The value of each employee stock grant was determined by using the fair market value of the shares at the grant date.

On January 1, 2006, we adopted SFAS No. 123 (R) Share-Based Payment which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including employee stock options and employee stock purchases related to a Employee Stock Purchase Plan based on the estimated fair values.

We adopted SFAS No. 123(R) using the modified prospective transition method for awards made to employee and directors, which required the application of the accounting standard as of January 1, 2006.  The accompanying financial statements as of and for the year ended December 31, 2006 reflect the impact of SFAS No. 123(R).  During the years ended December 31, 2006 and 2005, we granted 1,975,000 and - 0- stock options to employees or directors, respectively.

Revenue and cost recognition

All our revenues are recognized when services, supplies and/or equipment are provided/ shipped to customers at contracted amounts. Components staged for later shipment are considered work in progress inventory and are recorded at cost. We do not record the revenue on these items until they have been shipped to the customer. We have no “bill and hold” arrangements with our customers. Customer advance payments are recorded as deferred revenue until earned. We do not create a provision for customer retu rns based on our policy that customers have no right of return privileges, and once title transfers to them, our obligation ends The only future obligation that we have is warranty and we provide only the manufacturer’s warranty, therefore, we have no obli gation beyond that.

Cost of revenues includes all direct materials, supplies, contracted services and any other associated items at incurred costs. Construction costs incurred are outsourced and included in contracted services. Selling, general and administrative expenses are treated as period expenses, and therefore are not a component of cost of revenues.

Accounts Receivable

Accounts receivable are recorded based on the above accounting policy for revenue recognition. CMARK provides an allowance for doubtful collections that is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. Accounts receivable are due 30 days after the issuance of invoices. Receivables past due more than 120 days are considered delinquent, and we do not charge a financing fee on past due balances. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer. Our receivables are collateralized by normal contractor lien rights. At December 31, 2006 and December 31, 2005, no contractor lien rights have been exercised by us

Property and equipment

Property and equipment are stated at cost. Maintenance and repairs are charged to expense as incurred and major renewals and betterments are capitalized. Gains or losses on property and equipment are credited or charged to earnings when the related asset is either sold or disposed of.

CMARK INTERNATIONAL, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Depreciation

Depreciation is computed on the straight-line method net of salvage value with useful lives as follows:

Computer equipment and software	3 years
Office furniture and equipment	7 years
Mobile kitchen equipment	5 years
Vehicles	5 years
Leasehold improvements	balance of lease term

Concentration of credit risk

The majority of our accounts receivable are from Federal or state governments and institutions for whom the Company works as a the general contractor, subcontractor or materials supplier. We have developed a working knowledge of the credit risks associated with the jobs in our market segments.

We maintain our cash balances at two financial institutions and had balances in excess of FDIC insurance of $33,303 and $361,157 as of December 31, 2006 and 2005, respectively.

NOTE 2 - FOOD RELIEF AND CATERING SERVICE REVENUES

In the year ended December 31, 2005, and the quarter ended March 31, 2006 we were involved in the disaster relief effort in the aftermath of Hurricane Katrina. We were contracted for the setup and operation of multiple feeding kitchens, first in Gulfport, MS and then in New Orleans, LA.

For 2006, the gross profit from this activity was approximately 13% of total gross profit of $1,076,821. For 2005, the gross profit from this activity was approximately 84% of our total gross profit of $3,557,659. For the two years ended December 31, 2006, the gross profit from this activity was approximately 67% of total gross profit of $4,634,480.

At the end of the contracted performance in early 2006, the company retained ownership of approximately $711,780 in the cost of commercial kitchen equipment which was used in the feeding operations and is included in property and equipment at December 31, 2006 as mobile kitchen equipment.

Although there is no guarantee of recurring revenue, the performance of relief feeding services remains a valuable and marketable revenue center for us, which has a reasonable probability of producing future revenue.  Therefore, we have elected not to record an asset impairment allowance against the equipment. This decision is further supported by the fact that the equipment is identical to that which is sold in our normal course of business, which means that if the decision was made to abandon the relief feeding revenue center, the equipment could be sold to our existing customer base as used equipment at market value, which approximates book value.

NOTE 3 - CONTRIBUTED CAPITAL

In addition to the contribution of stock based compensation referenced in Note 1 above, of $145,500, the President/CEO assumed the debt referenced in Note 13 also in 2005. No capital was contributed in 2006.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

Litigation

During the latter part of 2005, in connection with our food relief efforts, as further described in Note 2, KBR , our customer, cancelled our contract before its scheduled termination date which ultimately resulted in a claim for damages by us as plaintiff. We brought an action in the United States District Court of South Carolina in February, 2007 for $ 2,432,419. As a result of mediation, we settled  and were paid $301,750 in July 2007,  including the balance of an account receivable of $93,016 as described below . The difference of $208,734  was recognized as revenue in 2007, because at no earlier date could we determine how much if any the settlement would be.

The above claim for damages was based solely on the remaining balance of daily meal services we were to provide to Katrina relief workers over the contract period of 90 days ending in early December 2005. We were fortunate in obtaining a subcontract with the new prime contractor who replaced KBR, immediately upon notice from KBR of their termination of our contract in mid October 2005. We did not record, until settlement in 2007, any of the unearned revenue from KBR for meal catering services for the remainder of our contract.

For a number of years and currently, KBR has been a customer of ours. During 2005, in connection with our food relief efforts, KBR became a significant customer pursuant to a contractual obligation under which we agreed to provide meal catering services. As of December 31, 2005, KBR owed us $93,016 for meal catering services we provided prior to the termination of the contract as per above.

We considered the aforementioned receivable as collectible at all times through the date of the settlement mentioned above, July 2007, since KBR had continued its business relationship with us, was a viable business entity, and had never objected to the validity of our receivable in any communication we have received during the above action, although payment was withheld until the completion of our mediation.

CMARK INTERNATIONAL, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 5 - THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

Below is a listing of the most recent accounting standards and their effect on the Company.

SFAS 156

In March 2006, the FASB issued SFAS 156, Accounting for Servicing of Financial Assets (SFAS 156), amending SFAS 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. SFAS 156 permits entities the choice between either the amortization method or the fair value measurement method for valuing separately recognized servicing assets and liabilities. SFAS 156 is effective for fiscal years beginning after September 15, 2006; early adoption is permitted as of the beginning of an entitys fiscal year, provided the entity has not yet issued financial statements for any interim period of that fiscal year. We believe the adoption of SFAS 156 will not have an impact on our financial statements.

SFAS 157

In September 2006, the FASB issued SFAS 157, Fair Value Measurements (SFAS 157). SFAS 157 provides guidance on the application of fair value measurement objectives required in existing GAAP literature to ensure consistency and comparability. Additionally, SFAS 157 requires additional disclosures on the fair value measurements used. SFAS 157 is effective for fiscal years beginning after November 15, 2007. We believe the adoption of SFAS 157 will not have a material impact on its financial statements

SFAS 158

Also in September 2006, the FASB issued SFAS 158, Employers Accounting for Defined Benefit Pension and Other Postretirement Plans, an Amendment of FASB Statements No. 87, 88, 106, and 132(R) (SFAS 158). SFAS 158 requires companies to recognize the overfunded or underfunded status of a defined benefit post-retirement plan as an asset or liability in their balance sheet and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. The statements provisions related to the recognition of the funded status of a defined benefit postretirement plan and required disclosures are effective for fiscal years ending after December 15, 2006. The requirement to measure plan assets and the benefit obligation as of the date of the employers fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The provisions of SFAS 158 does not have a material effect on our financial statements as we currently have no defined benefit plan.

SFAS 159

In February 2007, the FASB issued SFAS 159, The Fair Value Option for Financial Assets and Financial Liabilities Fair Value Measurements (SFAS 159). SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 does not affect any existing accounting literature that requires certain assets and liabilities to be carried at fair value. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact of adopting SFAS No. 159 on our financial statements.

FIN 48

In June 2006, the FASB issued FIN 48, Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109, Accounting for Income Taxes (FIN 48), which clarifies the accounting for uncertainty in income taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation requires the Company to recognize, in its financial statements, the impact of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods and disclosure. The provisions of FIN 48 are effective beginning January 1, 2007 with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. We are currently evaluating the impact of adopting FIN 48 on our financial statements.

CMARK INTERNATIONAL, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 5 - THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS - continued

SFAS 123-R

In December 2004, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004), Share-Based Payment (SFAS No. 123-R). SFAS No.123-R is a revision of SFAS No. 123, as amended, Accounting for Stock-Based Compensation, and supersedes Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. SFAS No.123-R eliminates the alternative to use the intrinsic value method of accounting that was provided in SFAS No. 123, which generally resulted in no compensation expense recorded in the financial statements related to the issuance of equity awards to employees. SFAS No. 123-R requires that the cost resulting from all share-based payment transactions be recognized in the financial statements. SFAS No. 123-R establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all companies to apply a fair-value-based measurement method in accounting for generally all share-based payment transactions with employees.

The adoption of these new Statements is expected to have a material effect on the Companys financial position, results of operations, and cash flows in future periods.

NOTE 6 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 2006:

Mobile kitchen equipment	$711,780
Computer equipment and software	62,958
Office furniture and equipment	207,011
Land	43,925
Vehicles	82,693
1,108,367
Less accumulated depreciation	283,105
Total property and equipment, net	$825,262

Depreciation expense for the years ended December 31, 2006 and 2005 were $179,492 and $63,797, respectively.

NOTE 7 - DEBT AND EQUITY FINANCING

Note Payable

On July 26, 2006, we borrowed $500,000 to be repaid with interest at 12% per annum over 36 months. Principal and interest are payable at $16,075 per month and is collateralized by mobile kitchen equipment with the book value of $553,009, as of December 31, 2006. During 2006, we paid $19,949 in interest and had an outstanding principal balance of $421,425 (see Note 13 for additional disclosure).

Private Placement

We offered a private placement of 650,000 shares of our common stock for $.03 per share on October 20, 2005. As of December 31, 2005, the gross proceeds received were $19,500, less offering costs of $19,500, which was an allocation of the total fees paid to a shareholder for their services.

NOTE 8 - EMPLOYEE STOCK OPTION PLAN

On January 1, 2006, our board of directors established and made effective the 2006 Employees/Consultants Stock Compensation Plan (2006 plan). The 2006 plan provides for the direct award or sale of shares and for the grant of options to purchase shares. The 2006 plan is intended to comply with all aspects of the Rule 16.3 under the exchange act and qualifies under Section 422 of the Internal Revenue code. On April 28, 2006, the board of directors granted to several employees and a consultant, 1,675,000 and 300,000 stock options, respectively, with an exercise price of $.03 per share. The options will expire ten years from the grant date, and have an immediate vesting of 25%, and the remaining 75% over the next three years. As of December 31, 2006, there were 287,500 shares exercised and 1,687,500 remain outstanding options as of that date.

CMARK INTERNATIONAL, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 8 - EMPLOYEE STOCK OPTION PLAN - continued

A summary of the nonvested stock options granted for the year ended December 31, 2006 is as follows:

	Employees		Non-employees
	Shares	Weighted average grant date fair value	Shares	Weighted average grant date fair value

Nonvested at December 31, 2005	-	$-	-	$-

Granted	1,675,000	0.0157	300,000	0.0157
Vested	(418,750)	0.0157	(75,000)	0.0157
Forfeited	-	-	-	-

Nonvested at December 31, 2006	1,256,250	$0.0157	225,000	$0.0157

The aggregate granted shares have vesting dates through April 2009, and have a market value of $30,968 at the grant date which is amortized to expense ratably over the vesting period. During the year ended December 31, 2006, 493,750 restricted shares of nonvested common stock with a fair value of $7,752 became vested. The remaining unrecognized compensation cost related to restricted shares of nonvested common stock was $23,255 and is expected to be recognized over the approximate 28 months remaining in the vesting period.

In accordance with SFAS 123R, the Company recorded $6,990 in stock compensation expense for the year ended December 31, 2006.

A summary of the vested stock options for the year ended December 31, 2006 is as follows:

	Employees		Non-employees
	Shares	Weighted average grant date fair value	Shares	Weighted average grant date fair value

Vested at December 31, 2005	-0-	$0.00	-0-	$0.00

Vested	418,750	0.0157	75,000	0.0157
Exercised	(212,500)	0.0157	(75,000)	0.0157
Forfeited	-	-	-	-

Vested at December 31, 2006	206,250	$0.0000	-0-	$0.0000

CMARK INTERNATIONAL, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 8 - EMPLOYEE STOCK OPTION PLAN - continued

The value of employee and non-employee stock warrants granted during the year ended December 31, 2006 was estimated using the Black-Scholes model with the following assumptions:

The year ended
December 31, 2006
Expected volatility	31.80%
Risk-fee interest rate	4.54%
Expected dividends	0
Expected forfeitures	0
Expected term (in years)	3

The expected volatility assumption was based upon historical stock price volatility measured on a daily basis. The risk-free interest rate assumption is based upon U.S. Treasury bond interest rates appropriate for the term of the Companys employee stock options. The dividend yield assumption is based on our history and expectation of dividend payments.

NOTE 9 - RELATED PARTY TRANSACTIONS

During the years ended December 31, 2005 we had several related party transactions, other than those appearing elsewhere in these notes to financial statements, they are as follows:

We received $225,000 on January 20, 2005, in connection with a note payable to a shareholder for $225,000, collateralized by accounts receivable for a one year period renewable each anniversary date of the note, bearing interest at 18% per annum. Interest only payments started on February 25, 2005. We signed second collateralized note with the same shareholder for $400,000 with the same terms and conditions on April 25, 2005, with interest only payments commencing on April 25, 2005. Interest expense in 2005 for these notes was $57,000.

On December 14, 2004, another shareholder loaned us $200,000, having the same terms, collateral and conditions as above. Interest only payments started on January 14, 2005.  On July 21, 2005, the same shareholder loaned us an additional $200,000 with the same terms, collateral and conditions, as the first loan. Interest expense in 2005 for these notes was $33,000.

All four of the above notes were assumed without any principal reductions having been paid, on September 29, 2005, by our President/CEO, as referenced in Note 13.

The same shareholders from above received consulting agreements that became effective on September 29, 2005, when their notes were assumed by our President/CEO. The consulting services include management advising, financial consulting, investor relations, and financing procurement. In the years ended December 31, 2005 and 2006, we paid to the shareholders $30,750 and $123,000, respectively. The amounts paid to these individuals do not affect the amounts that are payable by our President. We agreed to compensate these shareholders until the assumed notes are repaid by our President/CEO. The consulting fees are payable at $6,250 per month for the notes in the first paragraph above ($625,000) and $4,000 per month for the notes in the second paragraph above ($400,000), until the notes are paid in full.

On August 25, 2005, we received $750,000 in connection with a note payable to a shareholder collateralized by accounts receivable. The note has a term of 2 years and bears an 18% interest rate per annum for the first 18 months, after which it was adjusted to 16% on the first $500,000, and 14% on the balance of $250,000. This change became effective on April 25, 2007. In addition, we provided the lenders with 1,000,000 shares of common stock having a value of $30,000 as compensation for their past debt financing efforts. During 2005, we expensed $37,500 in interest.

NOTE 10 - INCOME TAXES

From inception through December 31, 2005, we had elected to file as an S corporation and filed on the cash basis, therefore, all results of taxation were passed through to our shareholders resulting in no income taxes or tax benefits applicable to the corporation. We terminated our S election on that date and became a C corporation which resulted in the recognition of approximately $414,000 of additional income due to the change from cash to accrual basis as required under Section 448 of the Internal Revenue Code, the tax effect of which has been included as a reduction in the current years income tax benefit below in arriving at the current years income tax provision of zero.

CMARK INTERNATIONAL, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 10 - INCOME TAXES - continued

Proforma income taxes have been provided for 2005 in the accompanying statement of operations which were calculated as if we were always a C corporation filing on the accrual basis of accounting.

Net deferred tax assets as of December 31, 2006, of approximately $605,280 were reduced to zero, after considering the valuation allowance of $605,280, since there is no assurance of future taxable income. Included in net deferred tax assets is a net operating loss carryforward of approximately $1,869,844, which expires in 2026, if unused. The following is an analysis of deferred tax assets as of December 31, 2006:

	Deferred	Valuation
	Tax Assets	Allowance	Balance
Net deferred tax assets at December 31, 2005	$-0-	$ (-0-)	$-0-
Additions for the year	605,280	(605,280)	-0-
Net deferred tax assets at December 31, 2006	$605,280	$(605,280)	$-0-

The following is a reconciliation of federal income tax expense for 2006:

Expected income tax (benefit) at federal statutory tax rate -34%	$(752,109)
Cash to accrual basis adjustment January 1, 2006	140,711
Permanent differences	6,118
Valuation allowance	605,280
Actual income tax (benefit)	$0%

The tax effects of temporary differences which were computed at a Federal statutory rate of 34%, that give rise to net deferred tax assets as of December 31, 2006 are as follows:

Net operating loss carryforwards	$635,747
Depreciation expense	(36,810)
Bad debt allowance	6,343
Total gross deferred tax assets	605,280
Valuation allowance	(605,280)
Net deferred tax assets, December 31, 2006	$-0-

NOTE 11 - OPERATING LEASES

We lease office space in six locations in California, South Carolina, Virginia, Alabama and Arizona under non-cancelable operating leases.  Rent expense was $226,568 and $120,813 for the years ended December 31, 2006 and 2005, respectively.  Future commitments pursuant to non-cancelable operating leases as of December 31, 2006 are set forth below:

2007	$265,315
2008	64,197
2009	17,896
2010	61,889
2011	26,052
Total	$635,349

During the year ended December 31, 2006, we consummated several new operating leases for office space. Below is a table describing the terms of those leases the amounts of which are incorporated in the above table:

Location	Start Date	End Date	Monthly base rent
Phoenix, AZ	January 1, 2006	April 30, 2008	$3,536
Mobile, AL	August 1, 2006	July 31, 2007	5,565
Norfolk, VA	July 1, 2006	June 30, 2009	1,460
Alexandria, VA	May 1, 2006	May 31, 2011	4,720

On September 1, 2006, we signed an amendment to our lease for our South Carolina administrative office. The terms of the lease were extended until August 31, 2009, with the base monthly rent of $5,936, all other conditions of the original lease remain in force.

CMARK INTERNATIONAL, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 12 - CAPITAL LEASE OBLIGATIONS

Lease transactions relating to computer and copier equipment are accounted for as capital leases as applicable under SFAS No. 13. Capital lease obligations reflect the present value of future rental payments, less an interest amount implicit in the lease. A corresponding amount is capitalized as equipment, and depreciated over the individual assets estimated useful life.

At December 31, 2006 capital lease obligations consisted of the following:

	Monthly	Annual Interest	Due Date
Collateral	payment	rate	of lease	Total
copier	$95	15%	Feb 2007	$187
copier	535	15%	May 2011	20,643
copier	170	7%	Dec 2008	3,792
copier	365	15%	June 2010	11,814
3 computers	84	23%	May 2008	920
3 computers	96	23%	Oct 2008	1,389
2 computers	54	23%	Nov 2008	807
				39,552
Less Current Portion				10,195
Long Term Portion				$29,357

Future minimum lease payments under non-cancelable capital leases and the present value of the minimum lease payments as of December 31, 2006 are as follows:

2007	$15,845
2008	14,821
2009	10,861
2010	8,491
2011	3,175
Total minimum lease payments	53,193
Less: interest costs	13,641
Present value of net minimum lease payments	$39,552

Equipment under capital leases included as office equipment and computer equipment on the balance sheet totaled $59,066 and $7,313, respectively, at December 31, 2006.

CMARK INTERNATIONAL, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 13 - LONG-TERM OBLIGATIONS - continued

Long-term obligations as of December 31, 2006 consist of the following:

	Monthly	Annual
	principal	Interest	Note
Collateral	& interest	rate	Due Date	Total
computer	34	22%	Feb 2009	$691
computer	46	23%	May 2008	673
computer	37	23%	July 2008	589
computer	37	23%	Aug 2009	865
kitchen equipment	16,075	12%	Aug 2009	421,425
				424,243
Less Current Portion				151,330
Long Term Portion				$272,913

Future minimum payments on long-term obligations as of December 31, 2006 are as follows:

Year Ending December 31,
2007	$284,746
2008	194,237
2009	193,261
2010	144,675
Total	$816,919

Our President/CEO assumed two term loans from shareholders, and collateralized them with personal assets effective September 29, 2005. The payoff balances on the assumed term loans totaled $1,025,000, and was offset with an accrued interest to be paid by us after that date, of $76,875. The net amount was classified as contributed capital, a non cash flow amount. In the years ended December 31, 2005 and 2006 we paid $15,375 and $46,125, respectively against the accrued interest. At December 31, 2006 we had a balance of $15,375 remaining.

NOTE 14 - ACCRUED LIABILITIES

Accrued liabilities consist of the following at December 31, 2006:

Vacation and sick pay	$31,370
Salaries and wages	56,048
Job expenses	61,893
Operating expenses	7,122
Consulting fees-related parties	44,880
Interest	22,500
Total	$223,813

NOTE 15 - SUBSEQUENT EVENTS

Convertible Debenture

On February 28, 2007 we signed a Secured convertible debenture for a total of $1,800,000, due February 28, 2009, payable in three closings when certain milestones are achieved. Upon execution of the completed agreement, the first closing will be for $1,000,000, the second closing for $400,000 will take place on April 17, 2007, and the third closing will be for $400,000 when the registration statement is declared effective. As of August 31, 2007, we received all of the proceeds from the debenture, however we did not file the registration. The note bears an interest rate of 12% per annum until the registration statement is filed, then 10% until the registration statement is declared effective, and then 8% from there forward.

CMARK INTERNATIONAL, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 15 - SUBSEQUENT EVENTS - continued

We shall also grant a warrant for 500,000 shares, expiring in five years from the first closing date with the exercise price of $ .0001 per share. We will also grant a second warrant for 1,800,000 shares to be exercised at the share price equal to 120% of the VWAP (volume weighted average price) on the date of the first closing. A third warrant in the amount of 400,000 shares with an expiration of five years from the date of the first closing and an exercise price of $.10 per share.

The note also has provision for conversion into shares of our common stock, at the holders discretion:

The Holder is entitled, at its option, to convert, and sell on the same day, at any time and from time to time, until payment in full of this Debenture, all or any part of the principal amount of the Debenture, plus accrued interest, into shares (the Conversion Shares) of the Companys common stock, par value US$.0001 per share (Common Stock), at the price per share (the Conversion Price) equal to:  (1) prior to the Common Stock being declared eligible for trading on the Over-the-Counter Bulletin Board, an amount equal to sixty percent (60%) of the Companys lowest daily closing bid price for the five (5) trading days immediately prior to the first closing or (2) after the Common Stock begins trading on the Over-the-Counter Bulletin Board, the lesser of (a) an amount equal to one hundred twenty percent (120%) of the volume weighted average price (VWAP) as quoted by Bloomberg L.P. (the Fixed Price) as of the date hereof, or (b) an amount equal to eighty percent (80%) of the lowest daily closing bid price of the Companys Common Stock, as quoted by Bloomberg, LP for the five (5) trading days immediately preceding the Conversion Date (as defined herein).

The note includes a provision for liquidated damages if we do not file and declare effective a registration statement no later than 150 days after February 28, 2007. We will pay as liquidated damages to the holder, at the holders option, either a cash amount or shares of our Common Stock within three (3) business days, after demand therefore, equal to two percent (2%) of the liquidated value of the Debentures outstanding ($1,800,000) as liquidated damages for each thirty (30) day period after the Scheduled Filing Deadline or the Scheduled Effective Date as the case may be. Although the note holders initially billed the first months 2% penalty of $20,000 based on the first closing amount as of June 1, 2007, they subsequently withdrew their request and no further notices were received.

As part of each closing, certain fees were paid from the proceeds, including prepaid interest of $84,000 and financing costs of $265,500. The prepaid interest will be expensed as earned and the financing costs will be amortized over the term of the note.

Interest is payable monthly, and can be paid in cash or shares of our Common Stock. This debt is collateralized by all assets and property of the Company.

Revolving Receivables Financing

On July 13, 2007, we signed a revolving receivables financing agreement. The debenture allows us to finance up to a maximum of $1,000,000 of short term debt. As we are advanced funds from the line of credit, it has a repayment term of five (5) months and bears the interest rate of 12% per annum until repaid. The terms also allow for a redemption premium of 1.5% in the first thirty days, 1.25% for thirty-one through sixty days, and 1.00% for each thirty days after that.

Related party note adjustment

On April 25, 2007 we adjusted the interest due on a note held by a related party as further discussed in Note 9 above. The interest was previously 18% per annum, and after 18 months in accordance with the note it is adjusted to 16% per annum for the first $500,000 and 14% per annum for the remainder of the balance of the note.

Arbitration Settlement

As a result of the aforementioned dispute (see note 4), we became a plaintiff in an action we brought in the United States District Court of South Carolina in February, 2007 for $2,432,419. As a result of mediation we settled this amount on July 13, 2007, for $301,750, of which $93,016 was recorded as of December 31, 2006 and 2005 as an account receivable.

Shareholder Advances

Subsequent to year end and through May 2007, our Chief operations Officer, through a separately owned entity, advanced funds to us on a short term, unsecured, noninterest bearing basis. The loans were variable and have ranged as high as $135,000. As of May 31, 2007, we repaid all amounts advanced from January to May, 2007, which totaled $272,043, collectively.

CMARK INTERNATIONAL, INC.
Balance Sheet
September 30, 2007
SUBSTANTIALLY ALL ASSETS ARE PLEDGED AS COLLATERAL
(UNAUDITED)

ASSETS

Current Assets-
Cash	$350,049

Accounts receivable - trade
less allowance for doubtful accounts of $18,655	886,997

Work in progress - inventory	379,415
Prepaid interest	4,000

Total current assets	1,620,461

Property and Equipment, net	702,857

Other Assets
Deferred financing costs - net	283,892
Deposits	50,588

Total other assets	334,480

Total Assets	$2,657,798

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities
Accounts payable	$1,909,306
Accrued liabilities	410,479
Deferred revenue	195,263
Shareholder advance	124,896
Capitalized lease obligations - current portion	9,557
Note payable - related party	750,000
Accounts receivable financing, net of discount of $99,000	705,601
Notes payable - current portion	151,330

Total current liabilities	4,265,430

Long Term Debt - less current portion
Capitalized lease obligations	22,442
Notes payable	175,519
Convertible debt, net of discount of $551,964	1,248,036

Total long term debt	1,445,997

Total Liabilities	5,702,427

STOCKHOLDERS' (DEFICIT)

Common stock, par value $.0001, 500,000,000 shares
authorized, 90,470,000 issued and outstanding	9,047
Paid-in capital	2,994,224
Accumulated (deficit)	(6,047,901)

Total Stockholders' (Deficit)	(3,044,630)

Total Liabilities and Stockholders' (Deficit)	$2,657,798

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

CMARK INTERNATIONAL, INC.
STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Nine Months Ended
	September 30,
	2007	2006
REVENUES

Food -
Service equipment	$3,899,529	$2,930,137
Relief and catering services	-	770,807
Products and supplies	287,079	248,201
Interior buildouts	1,170,112	-
Furniture and furnishings	914,246	626,575
Industrial materials	15,992	3,908
Other revenues	64,980	48,652

Total Revenue	6,351,938	4,628,280

COST OF REVENUES
Food -
Service equipment	3,291,061	2,310,780
Relief and catering services	-	613,972
Products and supplies	246,572	219,645
Interior buildouts	1,076,042	-
Furniture and furnishings	858,182	646,146
Industrial materials	17,550	4,264
Other costs	6,509	16,640

Total Cost of Revenue	5,495,916	3,811,447

Gross Profit	856,022	816,833

OPERATING EXPENSES:
General and administrative
Compensation	1,171,378	1,087,477
Consulting - related parties	92,250	92,250
Stock registration expenses	103,000	-
Other	1,447,954	1,086,382
Bad debt expense	-	18,655
Depreciation	147,913	132,999

Total Operating Expenses	2,962,495	2,417,763

OPERATING INCOME (LOSS)	(2,106,472)	(1,600,930)

OTHER (INCOME) AND EXPENSE
Lawsuit settlement	(208,734)
Interest income	(5,125)	(8,037)
Gain on disposition of capital lease asset	-	(1,285)
Warrant expense	263,579	-
Liquidated damages	156,000	-
Amortization of discount on debt	189,451	-
Interest expense
- related party	91,667	78,750
- other	1,242,506	39,727

NET (LOSS)	$(3,835,816)	$(1,710,084)

Basic and diluted
net (loss) per common share	$(0.04)	$(0.02)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING	90,190,000	89,132,639

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

CMARK INTERNATIONAL, INC.
STATEMENT OF STOCKHOLDERS' (DEFICIT)

	Common Stock		Paid-in	Accumulated
	Shares Issued	Amount	Capital	Deficit	Total
Balance, December 31, 2006	89,487,500	8,949	948,218	(2,212,085)	(1,254,918)

(unaudited)

Shares issued for investor relations consulting	220,000	22	65,478		65,500

Warrants granted for convertible debt			714,415		741,415

Shares issued for financing finders fee	500,000	50	114,950		115,000

Shares issued pursuant to options exercised	87,500	9	2,616		2,625

Shares issued for payment of finance charge	125,000	13	20,988		21,000

Warrants granted for bonding			4,264		4,264

Warrants granted for accounts receivable financing			362,579		362,579

Shares issued for payment of director's fees	50,000	5	5,995		6,000

Stock based compensation			7,721		7,721

Beneficial conversion expense for Convertible Debt			720,000		720,000

Net (loss) for the period				(3,835,816)	(3,835,816)

Balance, September 30, 2007, (unaudited)	90,470,000	$9,047	$2,994,224	$(6,047,901)	$(3,044,631)

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

CMARK INTERNATIONAL, INC.
STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Nine Months Ended
	September 30,
	2007	2006
OPERATING ACTIVITIES:

Net (loss)	$(3,835,816)	$(1,710,084)

Adjustments to reconcile net (loss) to net
cash provided/(used) by operating activities:
Shares issued for services	215,536	38,490
Warrants expense for financing	267,528	-
Amortization	193,793	3,194
Contributed capital	-	6,021
Gain on disposition of capital lease asset	-	(1,285)
Beneficial conversion feature	720,000	-
Depreciation	147,913	132,999
Changes in operating assets and liabilities:
Accounts receivable	545,091	1,906,846
Inventory	(324,639)	45,623
Prepaid expense	(4,155)	(13,913)
Deposits	(6,704)	(16,574)
Accounts payable	(217,517)	(1,030,447)
Deferred revenue	144,897	58,294
Deferred financing fees	(282,892)	-
Accrued liabilities	186,666	(94,238)

Total Adjustments	1,584,516	1,035,011

Net Cash (used) by Operating Activities	(2,251,300)	(675,073)

INVESTING ACTIVITIES:
Increase in fixed assets	(25,508)	(121,684)

Net Cash (used) by Investing Activities	(25,508)	(121,684)

FINANCING ACTIVITIES:
Proceeds from note payable	3,608,944	500,000
Principal reduction of notes payable	(1,101,749)	(25,000)
Proceeds from note payable, shareholder	1,079,610	-
Principal reduction of obligation to shareholder	(1,140,548)	(16,140)
Proceeds from exercise of options by employees	2,625	-
Principal reduction of capital lease obligations	(11,885)	(10,999)

Net Cash provided by Financing Activities	2,436,998	447,862

NET INCREASE/(DECREASE) IN CASH	160,190	(348,895)

CASH, beginning of period	189,859	504,221

CASH, end of period	$350,049	$155,326

STATEMENTS OF CASH FLOWS - continued

Supplemental Schedule of Noncash
Investing and Financing Activities:

Trafalger convertible debt discount:
Beginning balance	$-
Allocation of debt to warrant valuation	741,415
Amortization	(189,451)
Discount on debt - Granite balance	$551,964

Trafalger A/R financing revolving debt discount:
Beginning balance	$-
Allocation of debt to warrant valuation	99,000
Amortization	-
Discount on debt - Granite balance	$99,000

Assets purchased under capital lease		$41,103

Trade in of equipment under capital lease,
net of accumulated depreciation		$6,053
Reduction of lease obligation		(7,338)
Net gain on capital lease trade-in		$(1,285)

Other Supplemental Information

Interest paid
Related party	$114,167	$78,750
Others	1,333,092	39,727
Total	$1,447,259	$118,477

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

CMARK INTERNATIONAL, INC.
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 - BASIS OF PRESENTATION

In the opinion of management, the accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial reporting.  Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the Companys financial position as of September 30, 2007 and the results of its operations and cash flows for the nine months ended September 30, 2007 and 2006 have been made.  Operating results for the nine months ended September 30, 2007 are not necessarily indicative of the results that may be expected for the year ended December 31, 2007.

These unaudited financial statements should be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 2006.

NOTE 2 - GOING CONCERN

Our unaudited financial statements have been presented on the basis that we are a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  We have sustained operating losses since inception with the exception of 2005.  As of September 30, 2007 we have a deficit in working capital and stockholders equity.  The Companys ability to continue in existence is dependent on its ability to develop additional sources of capital, and/or achieve profitable operations and positive cash flows.  Managements plan is to aggressively pursue its present business plan and expand its offering of services and products to additional government and commercial customers.  In 2007, we have issued several debt/equity instruments, and will seek additional debt or equity financing as required.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3 - FINANCING COMMITMENTS

Convertible Debenture

On February 28, 2007 we signed a secured convertible debenture for a total of $1,800,000, due February 28, 2009, payable in three closings when certain milestones are achieved.  After execution of the completed agreement, the first closing was $1,000,000, the second closing was $400,000, and the third closing was $400,000.  The last two closings were accelerated prior to their originally agreed upon closing date based on our need for cash flows.  As of August 31, 2007, we received all of the proceeds from the debenture; however we did not file the registration statement which was required to be filed within 90 days of the signing of the debenture.  The debenture bears an interest rate of 12% per annum until the registration statement is filed, then 10% until the registration statement is declared effective, and then 8% from there forward.

We also granted a warrant for 500,000 restricted common shares, expiring in five years from the first closing date with the exercise price of $ .0001 per share.  We also granted a second warrant for 1,800,000 restricted common shares to be exercised at the share price equal to 120% of the VWAP (volume weighted average price) on the date of the first closing.  A third warrant in the amount of 400,000 restricted common shares was granted with an expiration date of five years from the date of the first closing and an exercise price of $.10 per share.

The above detachable warrants were valued at $124,966 for the first warrant, $406,495 for the second, and $98,552 for the third, for a total of $630,013 .  We used the Black-Scholes option pricing model using the following assumptions:  stock price volatility of 147.67% , risk free rate of return of 4.54%; dividend yield of 0%, and a 5 year term, and the value has been presented in the accompanying unaudited balance sheet as a discount on debt, a contra account to the accompanying convertible debt instruments.  We will amortize the remaining debt discount balance over the term of the note, 24 months, as a financing expense, and as of the current nine month period end we amortized $189,451 of discount on debt.

The note also has provision for conversion into shares of our common stock, at the holders discretion:

The Holder is entitled, at its option, to convert, and sell on the same day, at any time and from time to time, until payment in full of this Debenture, all or any part of the principal amount of the Debenture, plus accrued interest, into shares (the Conversion Shares) of the Companys common stock, par value US$.0001 per share (Common Stock), at the price per share (the Conversion Price) equal to:  (1) prior to the Common Stock being declared eligible for trading on the Over-the-Counter Bulletin Board, an amount equal to sixty percent (60%) of the Companys lowest daily closing bid price for the five (5) trading days immediately prior to the first closing or (2) after the Common Stock begins trading on the Over-the-Counter Bulletin Board, the lesser of (a) an amount equal to one hundred twenty percent (120%) of the volume weighted average price (VWAP) as quoted by Bloomberg L.P.  (the Fixed Price) as of the date hereof, or (b) an amount equal to eighty percent (80%) of the lowest daily closing bid price of the Companys Common Stock, as quoted by Bloomberg, LP for the five (5) trading days immediately preceding the Conversion Date (as defined herein).

CMARK INTERNATIONAL, INC.
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 3 - FINANCING COMMITMENTS - continued

The note includes a provision for liquidated damages if we do not file and declare effective a registration statement no later than 90 days after February 28, 2007.  We will pay as liquidated damages to the holder, at the holders option, either a cash amount or shares of our Common Stock within three (3) business days, after demand therefore, equal to two percent (2%) of the liquidated value of the Debentures outstanding ($1,800,000) as liquidated damages for each thirty (30) day period after the Scheduled Filing Deadline or the Scheduled Effective Date as the case may be.  Accordingly we have accrued for the period ending September 30, 2007 $156,000, for this clause all of which remains outstanding.  Although the note holders initially billed the first months 2% penalty of $20,000 based on the first closing amount as of June 1, 2007, they subsequently withdrew their request and no further notices were received.  We recorded as an expense and a liability, liquidating damages as of September 30, 2007, of $156,000.

As part of each closing, certain fees were paid from the proceeds, including prepaid interest of $84,000 and financing costs of $265,500.  The prepaid interest is being expensed as incurred and the financing costs are being amortized over the 24 month term of the note.  As of the current nine month period ending September 30, 2007, we have recorded $208,485 as interest expense on the note.

Interest is payable monthly, and can be paid in cash or shares of our Common Stock at the holders option.  The debt is collateralized by all assets of the Company.

Non - revolving Receivables Financing

On May 15, 2007, we signed a receivables; financing agreement.  The debenture allows us to finance a maximum of $700,000 of short term debt, based on certain accounts receivable, and as of September 30, 2007, we have repaid all amounts due and payable on this note.  The note had a repayment term of sixty (60) days and an interest rate of 12% per annum until repaid.  The terms also allowed for a redemption premium of 120% for the life of the note.  From the funding on the note, fees were withheld totaling of $94,550 which was expensed as financing costs, and we recorded interest expense of $83,447.

In connection with this note agreement, we granted a warrant for 500,000 shares of restricted common stock, expiring in five years from the closing date with the exercise price of $ .10 per share.  The detachable warrant was valued at $69,663 .  We used the Black-Scholes option pricing model using the following assumptions:  stock price volatility of 147.67% , risk free rate of return of 4.54%; dividend yield of 0%, and a 5 year term, and the value was included in warrant expense as of the current nine month period ending September 30, 2007.

The note also has provision for conversion into shares of our common stock, at the holders discretion:

"The Holder is entitled, at its option, to convert, and sell on the same day, at any time and from time to time, until payment in full of this Debenture, all or any part of the principal amount of the Debenture, plus accrued interest, into shares (the Conversion Shares) of the Companys common stock, par value US$.0001 per share (Common Stock), at the price per share (the Conversion Price) equal to:  (1) prior to the Common Stock being declared eligible for trading on the Over-the-Counter Bulletin Board, an amount equal to sixty percent (60%) of the Companys lowest daily closing bid price for the five (5) trading days immediately prior to the first closing or (2) after the Common Stock begins trading on the Over-the-Counter Bulletin Board, the lesser of (a) an amount equal to one hundred twenty percent (120%) of the volume weighted average price (VWAP) as quoted by Bloomberg L.P.  (the Fixed Price) as of the date hereof, or (b) an amount equal to eighty percent (80%) of the lowest daily closing bid price of the Companys Common Stock, as quoted by Bloomberg, LP for the five (5) trading days immediately preceding the Conversion Date (as defined herein)."

Revolving Receivables Financing

On July 13, 2007, we signed a revolving receivables financing agreement.  The debenture allows us to finance up to a maximum of $1,000,000.  Funds advanced from this line of credit, have a repayment term of five (5) months and bear interest at 12% per annum until repaid.  The terms also allow for a redemption premium of 1.5% in the first thirty days, 1.25% for thirty-one through sixty days, and 1.00% for each thirty days after that.  From the first and second funding on the note, fees were withheld totaling of $85,146 and have been expensed as financing costs based upon the short term expected repayment of the initial borrowed amount of $1,000,000.  As of September 30, 2007, our recurring borrowings totaled $1,108,944 of which $304,344 was repaid.

CMARK INTERNATIONAL, INC.
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 3 - FINANCING COMMITMENTS - continued

In connection with the above line of credit, we granted three warrants, the first for 1,500,000 restricted shares of common stock, expiring in five years from the closing date with the exercise price of $ .001 per share.  The detachable warrant was valued at $224,296 .  A second warrant was issued for 368,668 restricted shares of common stock, expiring in five years from the closing date with the exercise price of $ .075 per share was issued.  The detachable warrant was valued at $51,939 .  A third warrant was issued for 185,804 restricted shares of common stock, expiring in five years from the closing date with the exercise price of $ .075 per share was issued.  The detachable warrant was valued at $20,764 .  We used the Black-Scholes option pricing model using the following assumptions:  stock price volatility of 147.67% , risk free rate of return of 4.54%; dividend yield of 0%, and a 5 year term

Debt financing amendment dated August 2, 2007

On August 2, 2007, we signed an amendment to the aforementioned Convertible debenture, adjusted the exercise price of one of the warrants associated with the revolving receivables financing above.  Two of the warrants issued for the convertible debenture above were adjusted to a new exercise price of $.075 per share of common stock.  Those affected were the warrants for 1,800,000 shares with the original exercise price of equal to 120% of the VWAP (volume weighted average price) on the date of the first closing, and the warrant for 400,000 shares with the original exercise price of $.10 per share.  These two warrants were re-valued using the Black-Scholes option pricing model using the following assumptions:  stock price volatility of 147.67% , risk free rate of return of 4.54%; dividend yield of 0%, and a 5 year term, and the value has been presented in the accompanying unaudited balance sheet as a discount on debt, a contra account to the accompanying convertible debt instruments.  The first warrant had an original value of $406,495 for 1,800,000 shares and has a new value of $236,087 , and the second warrant had an original value of $98,552 for 400,000 shares and a new value of $52,464 , for a reduction in value of $216,496 .  We are amortizing the remaining adjusted debt discount balance over the remaining term of the note, 19 months, as a financing expense.  As of the current nine month period we amortized a total of $189,451 of discount on debt.

As part of the amendment, we also agreed to grant another warrant for 2,500,000 shares of our common stock with the exercise price of $.075 per share, with an expiration date of five years from the date of granting, and has a value of $327,898 .  We valued the warrant using the Black-Scholes option pricing model using the following assumptions:  stock price volatility of 147.67% , risk free rate of return of 4.54%; dividend yield of 0%, and a 5 year term, and the value has been presented in the accompanying unaudited balance sheet as a discount on debt, a contra account to the accompanying convertible debt instruments.

The amendment also contains a clause that if after our registration statement becomes effective, our stock trades above $.30 per share for thirty days, that each of the warrants affected by the amendment will have its exercise price readjusted to $.225 per share from $.075 per share.

The amendment also changed the conversion price for the convertible debenture from the above referenced formulas to a fixed conversion price of $.10 per share.  Because our share price was above that on the date of the amendment, and because the debt holder is eligible to convert immediately, we have recorded a beneficial conversion feature expense of $720,000, which is included in interest expense.  This was calculated at the conversion price of $.10 per share less the market value of $.14 per share multiplied by the number of shares that the debt holder can convert to of 18,000,000 shares.

The amendment also effected one warrant from the above mentioned revolving receivables financing, dated July 13, 2007.  As part of that financing we granted a warrant for 500,000 shares of our common stock with an exercise price of $.10.  This warrant has been changed to have an exercise price of $.075 per share, and a revaluation of $65,580 from $69,663 for a net  decrease of $4,083 .  We have deferred $99,000 of the total warrant expense over the short term period of the receivable financing term, which extends through October 2007.

Related party note adjustment

On August 25, 2005, we received $750,000 in connection with a note payable to a shareholder collateralized by accounts receivable.  The note has a term of 2 years and bears an 18% interest rate per annum for the first 18 months, after which it was adjusted to 16% on the first $500,000, and 14% on the balance of $250,000.  This change became effective on April 25, 2007.  We expensed interest on this note of $91,667, and paid interest of $114,167 during the current nine month period.

CMARK INTERNATIONAL, INC.
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 4 - COMMITMENTS AND CONTINGENCIES

Lawsuit settlement

During the latter part of 2005, in connection with our food relief efforts in the aftermath of Hurricane Katrina, KBR , our customer, cancelled our contract before its scheduled termination date which ultimately resulted in a claim for damages by us as plaintif f. We brought an action in the United States District Court of South Carolina in February, 2007  for $2,432,419. After extensive preparation and analysis of the applicable law by all parties involved, a voluntary mediation was agreed to in July 2007.  As a result of that mediation and on the advice of legal counsel, a settlement was reached in the amount of $301,750, including the balance of an account receivable of $93,016 as described below. The difference of $208,734 was recognized as revenue in 2007, because at no earlier date could we determine how much if any the settlement would be. We also recorded the offsetting legal fees of $103,969 in 2007.

The above claim for damages was based solely on the remaining balance of daily meal services we were to provide to Katrina relief workers over the contract period of 90 days ending in early December 2005. We were fortunate in obtaining a subcontract with the new prime contractor who replaced KBR, immediately upon notice from KBR of their termination of our contract in mid October 2005.

For a number of years and currently, KBR was and has been a customer of ours. During 2005, in connection with our food relief efforts, KBR became a significant customer pursuant to a contractual obligation under which we agreed to provide meal catering services. As of December 31, 2005, KBR owed us $93,016 for meal catering services we provided prior to the termination of the contract as per above.

We considered the aforementioned receivable as collectible at all times through the date of the settlement mentioned above, July 2007, since KBR had continued its business relationship with us, was a viable business entity, and had never objected to the validity of our receivable in any communication we have received during the above action, although payment was withheld until the completion of our mediation.

Internal Accounting Controls

In connection with the Securities Purchase Agreement entered into on July 13, 2007, as further described in Note 3 above,  we represented to  Trafalgar that we maintained a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with managements general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, and (iii) the recorded amounts for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Comments concerning the existence of material weaknesses in our internal controls were communicated to the Board of Directors on October 29, 2007, by our audit firm whose report thereon dated September 1, 2007, expressed a going concern opinion on the audit of our financial statements for the two (2)  years ended December 31, 2006.  No consequences resulted on behalf of the company on this matter as this representation was waived by the security holder on November 7, 2007 for a period of 120 days.

NOTE 5 - COMMON STOCK WARRANTS

The following are warrant activities during the nine month period ended September 30, 2007; there were no previously issued or outstanding warrants as of December 31, 2006:

	Total	Warrants at $.0001	Warrants at $.075	Warrants at $.25

Warrants issued for Convertible Debt Financing, February 28, 2007	2,300,000	500,000	1,800,000

Warrants issued for Convertible Debt Financing, April 17, 2007	400,000		400,000

Warrants issued for Bonding agreement, May 16, 2007	50,000			50,000

Warrants issued for Accounts Receivable Debt Financing, June 21, 2007	500,000		500,000

Warrants issued for Accounts Receivable Debt Financing, July 10, 2007	1,868,668	1,500,000	368,668

Warrants issued for Accounts Receivable Debt Financing, August 2, 2007	2,500,000		2,500,000

Warrants issued for Accounts Receivable Debt Financing, August 14, 2007	185,804		185,804

Balance as of September 30, 2007	7,804,472	2,000,000	5,754,472	50,000

CMARK INTERNATIONAL, INC.
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 6 - STOCK BASED COMPENSATION

During the nine month period ending September 30, 2007, we had several issuances of restricted shares of our common stock for payment of services performed.

Date	Number of Shares	Price per share	Value	Description

February 15, 2007	170,000.00	$0.30	$51,000.00	Investor/market relations consulting from two separate firms. Fees recorded in consulting expense

March 5, 2007	500,000.00	0.23	115,000.00	Consultant financing firm that arranged the convertible debt further described in Note 3. Fees have been accrued to deferred financing and will be amortized over 24 months

March 23, 2007	50,000.00	0.29	14,500.00	Investor/market relations consulting from one firm. Fees recorded in consulting expense

May 7, 2007	100,000.00	0.18	18,000.00	Shares granted to a vendor/supplier for financing a large purchase. Fees have been expensed as financing fees.

August 14, 2007	50,000.00	0.12	6,000.00	Shares issued to a director of our company for payment of previously accrued Directors fees.

August 14, 2007	25,000.00	0.12	3,000.00	Shares granted to a vendor/supplier for financing a large purchase. Fees have been expensed as financing fees.

In addition to the above, two employees exercised Stock options with an exercise price of $.03/share for a total of 87,500 shares purchased for a total proceeds of $2,625.

NOTE 7 - EMPLOYEE STOCK OPTION PLAN

On January 1, 2006, our board of directors established and made effective the 2006 Employees/Consultants Stock Compensation Plan (2006 plan).  The 2006 plan provides for the direct award or sale of shares and for the grant of options to purchase shares.  The 2006 plan is intended to comply with all aspects of the Rule 16.3 under the exchange act and qualifies under Section 422 of the Internal Revenue code.  On April 28, 2006, the board of directors granted to several employees and a consultant, 1,675,000 and 300,000 stock options, respectively, with an exercise price of $.03 per share.  The options will expire ten years from the grant date, and have an immediate vesting of 25%, and the remaining 75% over the next three years.  As of December 31, 2006 outstanding options totaled 1,687,500.  In the nine month period ending September 30, 2007, there were 87,500 shares exercised and 1,600,000 remain outstanding options as of that date.

CMARK INTERNATIONAL, INC.
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 7 - EMPLOYEE STOCK OPTION PLAN - continued

A summary of the nonvested stock options granted for the period ended September 30, 2007 is as follows:

	Employees		Non-employees
	Shares	Weighted average grant date fair value	Shares	Weighted average grant date fair value

Nonvested at December 31, 2006	1,256,250	$0.0157	225,000	$0.0157

Granted	-	0.0000		0.0000
Vested	(418,750)	0.0157	(75,000)	0.0157
Forfeited	-	-	-	-

Nonvested at September 30, 2007	837,500	$0.0157	150,000	$0.0157

The aggregate granted shares have vesting dates through April 2009, and have a market value of $30,968 at the grant date which is amortized to expense ratably over the vesting period.  During the period ended September 30, 2007, 493,750 restricted shares of nonvested common stock with a fair value of $7,752 became vested.  The remaining unrecognized compensation cost related to restricted shares of nonvested common stock was $15,504 and is expected to be recognized over the approximate 19 months remaining in the vesting period.

In accordance with SFAS 123R, the Company recorded $7,721 in stock compensation expense for the period ended September 30, 2007.

A summary of the vested stock options for the period ended September 30, 2007 is as follows:

	Employees		Non-employees
	Shares	Weighted average grant date fair value	Shares	Weighted average grant date fair value

Vested at December 31, 2006	206,250	$0.0157	-	$0.0157

Vested	418,750	0.0157	75,000	0.0157
Exercised	(87,500)	0.0157	-	0.0157
Forfeited	-	-	-	-

Vested at September 30, 2007	537,500	$0.0157	75,000	$0.0157

NOTE 8 - RELATED PARTY TRANSACTIONS

During the five months ended May 31, 2007, our Chief operations Officer, through a separately owned entity, has advanced funds to the company on a short term, unsecured, noninterest bearing basis.  The amount has been variable and has ranged as high as $135,000.  We repaid all amounts advanced, which totaled $272,043.

NOTE 9 - INCOME TAXES

Net deferred tax assets as of September 30, 2007, of approximately $1,470,643 were reduced to zero, after considering the valuation allowance of $1,470,643 , since there is no assurance of future taxable income.  Included in net deferred tax assets is a net operating loss carryforward of approximately $4,415,447 , of which $1,869,844 expires in 2026, and $2,545,603 expires in 2027, if unused.  The following is an analysis of deferred tax assets as of September 30, 2007:

	Deferred	Valuation
	Tax Assets	Allowance	Balance
Net deferred tax assets at December 31, 2006	$605,280	$(605,280)	$-0-
Additions for the year	865,363	(865,363)	-0-
Net deferred tax assets at September 30, 2007	$1,470,643	$(1,470,643)	$-0-

CMARK INTERNATIONAL, INC.
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 9 - INCOME TAXES - continued

The following is a reconciliation of federal income tax expense:
	September 30, 2007	September 30, 2006
Expected income tax (benefit) at federal statutory tax rate -34%	$(1,304,178)	$(581,429)
Cash to accrual basis adjustment January 1, 2006	-0-	140,711
Permanent differences	438,814	4,297
Valuation allowance	865,363	436,421
Actual income tax (benefit)	$-0-	$0%

The tax effects of temporary differences which were computed at a Federal statutory rate of 34%, that give rise to net deferred tax assets as of September 30, 2007 and 2006 are as follows:
	September 30, 2007	September 30, 2006
Net operating loss carryforwards	$865,505	$457,685
Depreciation expense	(142)	(27,607)
Bad debt allowance	-0-	6,343
Total gross deferred tax assets	865,363	436,421
Valuation allowance	(865,363)	(436,421)
Net deferred tax assets	$-0-	$-0-

NOTE 10 - SUBSEQUENT EVENTS

Second Revolving Receivables Financing

On October 2, 2007, we signed a second revolving receivables financing agreement.  The debenture allows us to finance up to a maximum of $750,000 of short term debt.  Funds advanced from the line of credit, have a repayment term of five (5) months and bear interest at 12% per annum until repaid.  The terms also allow for a redemption premium of 1.5% in the first thirty days, 1.25% for thirty-one through sixty days, and 1.00% for each thirty days after that.  From the first funding on the note fees were withheld totaling of $69,828 and will be expensed as financing costs over a 90 day expected repayment period.  In addition, we granted a warrant, for 6,785,250 shares of restricted common stock, expiring in five years from the closing date with the exercise price of $ .001 per share.

Third Revolving Receivables Financing

On October 23, 2007, we signed a third revolving receivables financing agreement.  The debenture allows us to finance up to a maximum of $750,000 of short term debt.  Funds advanced from the line of credit have a repayment term of five (5) months and bear interest at 12% per annum until repaid.  The terms also allow for a redemption premium of 1.5% in the first thirty days, 1.25% for thirty-one through sixty days, and 1.00% for each thirty days after that.  From the first funding on the note fees were withheld totaling of $56,374 and will be expensed as financing costs.  In addition, we granted two warrants, the first for 1,500,000 shares of common stock, expiring in five years from the closing date with the exercise price of $ .0001 per share.  A second warrant was issued for 375,000 shares of restricted common stock, expiring in five years from the closing date with the exercise price of $ .075 per share.

Convertible Debenture Financing, December 31, 2007

On December 31, 2007 (Transaction Date) we entered into a convertible debenture (the Debenture) with Trafalgar Capital Specialized Investment Fund, Luxembourg  (Trafalgar) for $3,500,000 which shall be convertible into shares of the Company’s common stock, par value $0.0001 per share. Prior to this transaction, we had several other debentures with Trafalgar, with an amount outstanding owed by the Company equal to $2,525,000) on December 31, 2007. In connection with this transaction, the prior debentures were cancelled, the current transaction was credited by the amount outstanding under the prior debentures and we increased the total debt with an additional $975,000. Pursuant to the terms of the debenture, we agreed to pay to Trafalgar a commitment fee of six percent (6%) of the total amount, a structuring fee of $15,000 and a warrant to purchase 7,500,000 shares of Common Stock for a period of five (5) years at an exercise price equal to $0.001 per share.

The Debenture matures on December 31, 2009 with interest on the unpaid principal of the Debenture accruing at twelve percent (12%) per annum compounded monthly from the Transaction Date. Pursuant to the terms of the Debenture, we are obligated to redirect payment of all of our accounts receivable to Trafalgar, which shall deduct any fees, redemption premium, and interest owing from the receivables. Trafalgar is entitled to convert all or any part of the principal amount of the Debenture (plus accrued interest) into shares of Common Stock at the price of $0.05 per share (the “Conversion Price”), until the Company has satisfied payment of the Debenture in full. We must make interest-only payments for months one through six (1 – 6) following the Transaction Date. After such time, we must make minimum principal payments of One Hundred Thousand Dollars ($100,000) per month in months seven through nine (7 – 9) following the Transaction Date, One Hundred Fifty Thousand Dollars ($150,000) per month in months ten through twelve (10 – 12) following the Transaction Date, Two Hundred Thousand Dollars ($200,000) per month in months thirteen through twenty-four (13 - 24) following the Transaction Date, and a balloon payment of Three Hundred Fifty Thousand Dollars ($350,000) on the Maturity Date. The Company shall pay a ten percent (10%) premium for all principal amounts redeemed. At the time that interest is payable, Trafalgar may elect to be paid in cash or in shares of Common Stock.

Pursuant to the terms of the Debenture, we shall default if (i) we fail to pay amounts due within fifteen (15) days of the Maturity Date, (ii) we fail to comply with the terms of those certain Irrevocable Transfer Agent Instructions, dated December 28, 2007, (iii) our transfer agent fails to issue freely tradeable Common Stock to the Investor within five (5) days of the our receipt of receiving proper notice of conversion or (iv) we fail to comply with any terms of the Debenture within ten (10) days of receipt of written notice thereof.  Upon default by the Company, Trafalgar may accelerate full repayment of all debentures outstanding and all accrued interest thereon, or may convert all debentures outstanding (and accrued interest thereon) into shares of Common Stock (notwithstanding any limitations contained in the Debenture). The Debenture also has certain restrictions on our issuance of common stock.

Related Party Note Payable Extension

On October 1, 2007, we entered into an extension of a note dated August 25, 2005 with Sterling Management. The note maturity has been extended to January 31, 2008, the interest rate has been changed to 16% per annum, We also agreed to make monthly payments of $10,000 per month, which will be adjusted as principal payments are made. We also agreed to issue Sterling a warrant for 200,000 shares of our Common Stock at an exercise price of $.25 per share.

We have not authorized any dealer, salesperson or other person to provide any information or make any representations about CMARK International, Inc. except the information or representations contained in this Prospectus. You should not rely on any additional information or representations if made.

This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

    except the common stock offered by this Prospectus;

    in any jurisdiction in which the offer or solicitation is not authorized;

    in any jurisdiction where the dealer or other  salesperson is not qualified to make the offer or solicitation;

    to any person to whom it is unlawful to make the offer or solicitation; or

    to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this Prospectus or any accompanying sale does not imply that:

    there have been no changes in the affairs of CMARK International, Inc. after the date of this Prospectus; or

    the information contained in this Prospectus is correct after the date of this Prospectus.

Until _______ ___, 2008 , all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.
PROSPECTUS 7,700,000 Shares of Common Stock CMARK INTERNATIONAL, INC. _____________ ___, 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation (as amended) and Bylaws are silent with respect to the liability of our Directors and officers for breaches of fiduciary duties as Directors and officers.

Section 33-8-500 et seq. of the South Carolina Business Corporation Act of 1988 provides us with broad powers and authority to indemnify our directors and officers and to purchase and maintain insurance for such purposes and mandates the indemnification of our directors under certain circumstances.

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to Directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such Director, officer, or controlling person connected with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. The Company will pay all expenses in connection with this offering.

U.S. Securities and Exchange Commission Registration Fee	$28
Printing and Engraving Expenses	$2,500
Accounting Fees and Expenses	$15,000
Legal Fees and Expenses	$30,000
Miscellaneous	$37,472
TOTAL	$85,000

ITEM 26. SALES OF UNREGISTERED SECURITIES

Except as otherwise noted, all of the following shares were issued and options and warrants granted pursuant to the exemption provided for under Section 4(2) of the Securities Act as a transaction not involving a public offering.  No commissions were paid, and no underwriter participated, in connection with any of these transactions. Each such issuance was made pursuant to individual contracts which are discrete from one another and are made only with persons who were sophisticated in such transactions and who had knowledge of and access to sufficient information about CMARK to make an informed investment decision. Among this information was the fact that the securities were restricted securities.

In June 2000, the Company issued 100,000,000 founder shares to our President and CEO Mr. Charles W. Jones, Jr. at par ($0.0001 per share).  In 2005, Mr. Jones retired 28,000,000 of these shares.

In 2004, the Company issued 15,000,000 non-qualified shares to certain individuals in consideration for services provided to the Company at par ($0.0001 per share) for an aggregate value of $1,500.

On August 25, 2005, 4,850,000 shares were granted by our President/CEO (not new issuances by the Company) to certain persons for the benefit of the Company at $0.03 per share.

On October 20, 2005, the Company issued 650,000 shares to certain persons pursuant to a private placement (Regulation D) at a price of $0.03 per share.

ITEM 26. SALES OF UNREGISTERED SECURITIES - continued

On November 14, 2005, the Company issued 500,000 shares to certain persons immediately following the October 20, 2005 private placement at a price of $0.03 per share.

On January 6, 2006, the Company issued 1,000,000 shares to two (2) investors as compensation for their past debt financing efforts at a price of $0.03 per share.

On July 6, 2006, the Company issued 12,500 shares upon the exercise by a certain individual of stock options issued at $0.03 per share by the Company pursuant to the Companys 2006 Employees/Consultants Compensation Plan (the Plan).

On July 20, 2006, the Company issued 168,750 shares upon the exercise by certain individuals of stock options issued at $0.03 per share by the Company pursuant to the Plan.

On July 20, 2006, the Company issued 50,000 shares to Cervelle Group valued at $1,500 for compensation for IR/PR fees at a price of $0.03 per share.

On July 27, 2006, the Company issued 62,500 shares upon the exercise by certain individuals of stock options issued at $0.03 per share by the Company pursuant to the Plan.

On August 1, 2006, the Company issued 12,500 shares upon the exercise by certain individuals of stock options issued at $0.03 per share by the Company pursuant to the Plan.

On August 8, 2006, the Company issued 6,250 shares upon the exercise by a certain individual of stock options issued at $0.03 per share by the Company pursuant to the Plan.

On September 1, 2006, the Company issued 25,000 shares upon the exercise by a certain individual of stock options issued at $0.03 per share by the Company pursuant to the Plan.

On or about February 15, 2007, the Company issued 50,000 shares valued at $15,000 in consideration for IR/PR services provided to the Company.

On or about February 15, 2007, the Company issued 120,000 shares valued at $36,000 in consideration for investor relations services.

On February 28, 2007, the Company entered into the February Purchase Agreement with Trafalgar, pursuant to which the Company sold and issued to Trafalgar secured convertible February Debentures in the aggregate principal amount of One Million Eight Hundred Thousand Dollars ($1,800,000).  The February Debentures mature in two (2) years and interest shall accrue on the unpaid principal at a rate equal to (a) twelve percent (12%) per annum compounded monthly from the issuance date of the February Debentures until the date that a registration statement covering shares to be issued under the February Debentures is filed with the SEC.

In connection with the February Purchase Agreement, the Company issued to Trafalgar (A) on or about February 28, 2007:  (a) a five (5) year common stock purchase warrant (as amended on August  3, 2007) for One Million Eight Hundred Thousand (1,800,000) shares of our Common Stock at an exercise price of $0.075 per share however, if after the effectiveness of a registration statement covering shares issuable under the February Debentures our Common Stock trades above $0.30, the strike price of this warrant shall be increased to $0.225 per share and (b) a five (5) year common stock purchase warrant for Five Hundred Thousand (500,000) shares of our Common Stock, at an exercise price of $0.0001 per share and (B) on or about April 17, 2007, a five (5) year common stock purchase warrant (as amended on August 3, 2007) for Four Hundred Thousand (400,000) shares of our Common Stock at an exercise price of $0.075 per share. Please see the Section entitled Selling Stockholders herein for a complete description of this transaction.

On or about March 5, 2007, the Company issued 500,000 shares valued at $115,000 to Knightsbridge for consulting services rendered to the Company.

On or about March 23, 2007, the Company issued 50,000 shares valued at $14,500 in consideration for IR/PR services provided to the Company.

On or about April 28, 2007, the Company issued 75,000 shares upon the exercise by a certain individual of stock options issued at $0.03 per share by the Company pursuant to the Plan.

ITEM 26. SALES OF UNREGISTERED SECURITIES - continued

On or about May 7, 2007, the Company issued 100,000 shares valued at $18,000 in lieu of finance charges due to a vendor.

On May 15, 2007, the Company entered into that certain May Purchase Agreement with Trafalgar pursuant to which the Company sold and issued to Trafalgar secured convertible May Debentures in the aggregate principal amount of Seven Hundred Thousand Dollars ($700,000), of which Seven Hundred Thousand Dollars ($700,000) was funded on May 10, 2007 As of the date of this Prospectus, the Company fully paid off the May Debentures.  Please see the Section entitled Selling Stockholders herein for a complete description of this transaction.

In connection with the May Purchase Agreement, the Company issued to Trafalgar on June 21, 2007 a five (5) year common stock purchase warrant (as amended by that certain May Amendment and further amended on August 3, 2007) for Five Hundred Thousand (500,000) shares of our Common Stock, at an exercise price equal to $0.075 per share.  Please see the Section entitled Selling Stockholders herein for a complete description of this transaction.

On July 13, 2007, the Company entered into that certain July Securities Purchase Agreement pursuant to which the Company issued to Trafalgar $1,108,944.35 in secured debentures, of which $737,335.95 was funded on July 13, 2007 pursuant to four (4) separate debentures and $371,608.40 was funded on August 6, 2007 pursuant to four (4) separate debentures.  Payment of the unpaid principal and interest on each July Debenture shall be made from and upon receipt by the Company of the proceeds of certain accounts receivable is set forth in each July Debenture.  Each July Debenture has a five (5) month maturity and accrues interest at a rate of twelve percent (12%) per annum compounded monthly from the date of each July Debenture.

Pursuant to the July Purchase Agreement, on July 13, 2007 the Company issued 1,500,000 five (5) year common stock purchase warrants at an exercise price of $0.001 per share and 368,668 five (5) year common stock purchase warrants at an exercise price of $0.075 per share to Trafalgar.  Please see the Section entitled Selling Stockholders for a complete description of this transaction.

On or about August 14, 2007, the Company issued 50,000 shares valued at $6,000 to Mr. Kennedy for his services as Director of the Company for the period of October 1, 2006 through June 30, 2007.

On or about August 14, 2007, the Company issued 25,000 shares valued at $3,000 in lieu of finance charges due to a vendor.

On September 12, 2007, the Company issued 12,500 shares upon the exercise by a certain individual of stock options issued at $0.03 per share by the Company pursuant to the Plan.

On October 1, 2007, the Company issued to David Engstrom warrants to purchase 40,000 shares of Common Stock at an exercise price of $0.25 per share and issued to Kevin DeMeritt warrants to purchase 160,000 shares of Common Stock at an exercise price of $0.25 per share.

On October 2, 2007, the Company entered into that certain October Purchase Agreement pursuant to which the Company issued to Trafalgar up to One Million One Hundred Thousand Dollars ($1,100,000) in secured debentures, of which $1,049,548.45 was funded on October 2, 2007 pursuant to four (4) separate debentures and the remainder of which shall be funded on a date that is mutually acceptable to the Company and Trafalgar.  Each October Debenture has a five (5) month maturity and accrues interest at a rate of twelve percent (12%) per annum compounded monthly from the date of each October Debenture.

In connection with the October Purchase Agreement, the Company issued a five (5) year common stock purchase warrant to Trafalgar pursuant to which Trafalgar is entitled to purchase from the Company such number of shares of our Common Stock equal to 7.5% of the outstanding shares of our Common Stock on the date of issuance (or 6,785,250 shares) at an exercise price of $0.001 per share or as subsequently adjusted in accordance with the terms of the October Warrant.  Please see the Section entitled Selling Stockholders for a complete description of this transaction.

On October 18, 2007, the Company entered into the October II Purchase Agreement pursuant to which the Company issued to Trafalgar Seven Hundred Fifty Thousand Dollars ($750,000) in secured debentures, of which all of which was funded on October 18, 2007 pursuant to five (5) separate debentures Each October II Debenture has a (5) month maturity and accrues interest at a rate of twelve percent (12%) per annum compounded monthly from the date of each October II Debenture.

In connection with the October II Purchase Agreement, the Company issued (i) a five (5) year common stock purchase warrant for 375,000 shares of our Common Stock at an exercise price equal to $0.075 per share and (ii) a five (5) year common stock purchase warrant for 1,500,000 shares of our Common Stock at an exercise price equal to $0.001 per share. Please see the Section entitled Selling Stockholders for a complete description of this transaction.

On December 31, 2007, the Company entered into a stock purchase agreement with Trafalgar pursuant to which the Company sold to Trafalgar Three Million Five Hundred Thousand Dollars ($3,500,000) of secured convertible debentures.  Prior to December 31, 2007, Trafalgar had purchased certain other convertible debentures from the Company with an amount outstanding owed by the Company equal to Two Million Five Hundred Twenty-Five Thousand Dollars ($2,525,000) at December 31, 2007. In connection with the December Purchase Agreement, the Prior Convertible Debentures were cancelled, the purchase price was credited by the amount outstanding under the Prior Convertible Debentures and Trafalgar purchased an additional Nine Hundred Seventy-Five Thousand Dollars ($975,000) of convertible debentures.  The December Debenture matures on December 31, 2009 with interest on the unpaid principal of the December Debenture accruing at twelve percent (12%) per annum compounded monthly from December 31, 2007.

In connection with the December Purchase Agreement, the Company issued a warrant to Trafalgar to purchase Seven Million Five Hundred Thousand (7,500,000) shares of Common Stock for a period of five (5) years at an exercise price equal to $0.001 per share.

ITEM 26. SALES OF UNREGISTERED SECURITIES - continued

Unless otherwise specified above, CMARK believes that all of the above transactions were transactions not involving any public offering within the meaning of Section 4(2) of the Securities Act, as amended, since (a) each of the transactions involved the offering of such securities to a substantially limited number of persons; (b) each person took the securities as an investment for his/her/its own account and not with a view to distribution; (c) each person had access to information equivalent to that which would be included in a registration statement on the applicable form under the Securities Act, as amended; (d) each person had knowledge and experience in business and financial matters to understand the merits and risk of the investment; therefore no registration statement needed to be in effect prior to such issuances.

ITEM 27. EXHIBITS

Exhibit No.	Description of Exhibit	Location

3.1	Articles of Incorporation, dated June 12, 2000 , filed with the State of South Carolina Secretary of State	(1)

3.2	Articles of Amendment, dated August 2, 2005, filed with the State of South Carolina Secretary of State	(1)

3.3	Articles of Amendment, dated February 28, 2007, filed with the State of South Carolina Secretary of State	(1)

3.4	Bylaws, dated August 2, 2005	(1)

4.1	CMARK International, Inc. 2006 Employees/Consultants Stock Compensation Plan	(1)

5.1	Opinion of Counsel	To be filed by Amendment

10.1	Note ($200,000), dated December 14, 2004, issued by the Company to IC Team Ventures (Bob Lanford)	(1)

10.2	Note ($225,000), dated January 20, 2005, issued by the Company to Tom Sneva	(1)

10.3	Note ($400,000), dated April 25, 2005, issued by the Company to Tom Sneva	(1)

10.4	Note ($200,000), dated July 21, 2005, issued by the Company to Bob Lanford	(1)

10.5	Note ($750,000), dated August 25, 2005, issued by the Company to Sterling Management, Inc.	(1)

10.6	Assumption Agreement, dated September 29, 2005, by and between Mr. Charles W. Jones, Jr., Tom Sneva and Bob Lanford	(1)

10.7	Consulting Agreement, dated November 27, 2006, by and between the Company and Knightsbridge Capital

10.8	Amendment to Consulting Agreement, dated February 20, 2007, by and between the Company and Knightsbridge Capital	(1)

10.9	Securities Purchase Agreement, dated February 28, 2007, by and between the Company and Trafalgar	(1)

10.10	Secured Convertible Debenture ($1,000,000), dated March 3, 2007, issued by the Company to Trafalgar	(1)

Exhibit No.	Description of Exhibit	Location

10.11	Secured Convertible Debenture ($400,000), dated April 17, 2007, issued by the Company to Trafalgar	(1)

10.12	Secured Convertible Debenture ($400,000), dated August 2, 2007, issued by the Company to Trafalgar	(1)

10.13	Escrow Agreement, dated February 28, 2007, by and among the Company, Trafalgar and James G. Dodrill II, P.A. as escrow agent	(1)

10.14	Registration Rights Agreement, dated February 28, 2007, by and between the Company and Trafalgar	(1)

10.15	Security Agreement, dated February 28, 2007, by and between the Company and Trafalgar	(1)

10.16	Pledge Agreement, dated February 28, 2007, by and among Mr. Charles Jones, the Company, Trafalgar and James G. Dodrill, P.A., as escrow agent	(1)

10.17	Warrant, dated February 28, 2007, issued by the Company to Trafalgar (1,800,000 shares)	(1)

10.18	Warrant, dated February 28, 2007, issued by the Company to Trafalgar (500,000 shares)	(1)

10.19	Warrant, dated April 17, 2007, issued by the Company to Trafalgar (400,000 shares)	(1)

10.20	Securities Purchase Agreement, dated May 15, 2007, by and between the Company and Trafalgar	(1)

10.21	Secured Convertible Debenture, dated May 10, 2007, issued by the Company to Trafalgar ($700,000)	(1)

10.22	Amendment to Securities Purchase Agreement, Secured Convertible Debenture and Security Agreement, dated June 21, 2007`	(1)

10.23	Escrow Agreement, dated May 15, 2007, by and among the Company, Trafalgar and James G. Dodrill, P.A. as escrow agent	(1)

10.24	Warrant, dated June 21, 2007, issued by the Company to Trafalgar (500,000 shares)	(1)

10.25	Securities Purchase Agreement, dated July 13, 2007, by and between the Company and Trafalgar	(1)

10.26	Debenture 1, dated July 13, 2007, issued by the Company to Trafalgar	(1)

10.27	Debenture 2, dated July 13, 2007, issued by the Company to Trafalgar	(1)

10.28	Debenture 3, dated July 13, 2007, issued by the Company to Trafalgar	(1)

Exhibit No.	Description of Exhibit	Location

10.29	Debenture 4, dated July 13, 2007, issued by the Company to Trafalgar	(1)

10.30	Debenture 1, dated August 6, 2007, issued by the Company to Trafalgar	(1)

10.31	Debenture 2, dated August 6, 2007, issued by the Company to Trafalgar	(1)

10.32	Debenture 3, dated August 6, 2007, issued by the Company to Trafalgar	(1)

10.33	Debenture 4, dated August 6, 2007, issued by the Company to Trafalgar	(1)

10.34	Security Agreement 1, dated July 13, 2007, by and between the Company and Trafalgar	(1)

10.35	Security Agreement 2, dated July 13, 2007, by and between the Company and Trafalgar	(1)

10.36	Security Agreement 3, dated July 13, 2007, by and between the Company and Trafalgar	(1)

10.37	Security Agreement 4, dated July 13, 2007, by and between the Company and Trafalgar	(1)

10.38	Security Agreement 1, dated August 6, 2007, by and between the Company and Trafalgar	(1)

10.39	Security Agreement 2, dated August 6, 2007, by and between the Company and Trafalgar	(1)

10.40	Security Agreement 3, dated August 6, 2007, by and between the Company and Trafalgar	(1)

10.41	Security Agreement 4, dated August 6, 2007, by and between the Company and Trafalgar	(1)

10.42	Registration Rights Agreement, dated July 13, 2007, by and between the Company and Trafalgar	(1)

10.43	Escrow Agreement, dated July 13, 2007, by and among the Company, Trafalgar and James G. Dodrill, P.A. as escrow agent	(1)

10.44	Warrant, dated July 13, 2007, issued by the Company to Trafalgar (368,668 shares)	(1)

10.45	Warrant, dated July 13, 2007, issued by the Company to Trafalgar (1,500,000 shares)	(1)

10.46	Warrant, dated August 6, 2007, issued by the Company to Trafalgar (185,804 shares)	(1)

Exhibit No.	Description of Exhibit	Location

10.47	Amendment to Securities Purchase Agreement, Convertible Debenture and Security Agreement, dated August 3, 2007, by and between the Company and Trafalgar	(1)

10.48	Securities Purchase Agreement, dated October 2, 2007, by and between the Company and Trafalgar	(1)

10.49	Escrow Agreement, dated October 2, 2007, by and among the Company, Trafalgar and James G. Dodrill, P.A. as escrow agent	(1)

10.50	Secured Debenture 1, dated October 2, 2007, issued by the Company to Trafalgar	(1)

10.51	Secured Debenture 2, dated October 2, 2007, issued by the Company to Trafalgar	(1)

10.52	Secured Debenture 3, dated October 2, 2007, issued by the Company to Trafalgar	(1)

10.53	Secured Debenture 4, dated October 2, 2007, issued by the Company to Trafalgar	(1)

10.54	Security Agreement 1, dated October 2, 2007, by and between the Company and Trafalgar	(1)

10.55	Security Agreement 2, dated October 2, 2007, by and between the Company and Trafalgar	(1)

10.56	Security Agreement 3, dated October 2, 2007, by and between the Company and Trafalgar	(1)

10.57	Security Agreement 4, dated October 2, 2007, by and between the Company and Trafalgar	(1)

10.58	Registration Rights Agreement, dated October 2, 2007, by and between the Company and Trafalgar	(1)

10.59	Warrant, dated October 2, 2007, issued by the Company to Trafalgar (7.5%)	(1)

10.60	Securities Purchase Agreement, dated October 18, 2007, by and between the Company and Trafalgar	(1)

10.61	Escrow Agreement, dated October 18, 2007, by and among the Company, Trafalgar and James G. Dodrill, P.A. as escrow agent	(1)

10.62	Secured Debenture 1, dated October 18, 2007, issued by the Company to Trafalgar	(1)

10.63	Secured Debenture 2, dated October 18, 2007, issued by the Company to Trafalgar	(1)

10.64	Secured Debenture 3, dated October 18, 2007, issued by the Company to Trafalgar	(1)

Exhibit No.	Description of Exhibit	Location

10.64	Secured Debenture 4, dated October 18, 2007, issued by the Company to Trafalgar	(1)

10.66	Secured Debenture 5, dated October 18, 2007, issued by the Company to Trafalgar	(1)

10.67	Security Agreement 1, dated October 18, 2007, by and between the Company and Trafalgar	(1)

10.68	Security Agreement 2, dated October 18, 2007, by and between the Company and Trafalgar	(1)

10.69	Security Agreement 3, dated October 18, 2007, by and between the Company and Trafalgar	(1)

10.70	Security Agreement 4, dated October 18, 2007, by and between the Company and Trafalgar	(1)

10.71	Security Agreement 5, dated October 18, 2007, by and between the Company and Trafalgar	(1)

10.72	Registration Rights Agreement, dated October 18, 2007, by and between the Company and Trafalgar	(1)

10.73	Warrant, dated October 18, 2007, issued by the Company to Trafalgar (375,000 shares)	(1)

10.74	Warrant, dated October 18, 2007, issued by the Company to Trafalgar (1,500,000 shares)	(1)

10.75	Loan ($500,000), dated July 26, 2006, by and between the Company and Tennessee Commerce Bank	(1)

10.76	Securities Purchase Agreement dated as of December 31, 2007, by and between the Company and Trafalgar	(2)

10.77	Secured Convertible Debenture ($3,500,000), dated as of December 31, 2007, issued by the Company to Trafalgar	(2)

10.78	Warrant, dated as of December 31, 2007, issued by the Company to Trafalgar	(2)

10.79	Security Agreement, dated as of December 31, 2007, by and among the Company, the Company's subsidiaries made a party thereto and Trafalgar	(2)

10.80	Escrow Agreement, dated as of December 31, 2007, by and among the Pledgors named therein, James G. Dodrill II, P.A. as Escrow Agent and Trafalgar	(2)

10.81	Registration Rights Agreement, dated as of December 31, 2007, by and between the Company and Trafalgar	(2)

10.82	Irrevocable Transfer Agent Instructions, dated December 28, 2007, by and among the Company, Trafalgar, James G. Dodrill II, P.A., as escrow agent and James G. Dodrill II, P.A., as transfer agent	(2)

10.83	Continuing Guaranty & Waiver, dated August 25, 2005 by and between the Company and Sterling Management, Inc.	Provided herewith

10.84	Security Agreement, dated August 25, 2005, by and between the Company and Sterling Management	Provided herewith

10.85	Extension Agreement, dated September 24, 2007, by and between the Compnay and Sterling Management	Provided herewith

10.86	Deposit Account Control Agreement, dated on or about September 24, 2007, by and between the Company and Sterling	Provided herewith

10.87	Amendment to October Warrant, dated February ___, 2008, by and between the Company and Trafalgar	To be filed by Amendment

10.88	Warrant, dated October 1, 2007, issued by the Company to Kevin DeMeritt	Provided herewith

10.89	Warrant, dated October 1, 2007, issued by the Company to David M. Engstrom	Provided herewith

14.1	Code of Ethics	To be filed by Amendment

23.1	Consent of Braverman International, P.C.	Provided herewith

(1)    Incorporated by reference to the Company's Registration Statement on Form SB-2 as filed with the SEC on December 7, 2007.
(2)    Incorporated by reference to the Company's Current Report on Form 8-K as filed with the SEC on February 8, 2008.

ITEM 28. UNDERTAKINGS

The undersigned CMARK hereby undertakes:

(1)           To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)           Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement;

(iii)           Include any additional or changed information on the plan of distribution.

(2)           For determining liability under the Securities Act, CMARK will treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)           Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Director, officer and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a Director, officer or controlling person of the small business issuer in the  successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

(5)           Each prospectus filed pursuant to Rule 424(b)(Sec. 230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (Sec. 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement on Form SB-2 to be signed on our behalf by the undersigned, on February 14, 2008 .

Date: February 14, 2008	CMARK INTERNATIONAL, INC.

By: /s/ Charles W. Jones, Jr.
Name: Charles W. Jones, Jr.
Title: President, Chief Executive Officer, PrincipalExecutive Officer

By: /s/ Eric Bromenshenkel
Name: Eric Bromenshenkel
Title: Chief Financial Officer, Principal Accounting and Financial Officer

In accordance with the Securities Act, this SB-2 has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Charles W. Jones, Jr.	Director	February 14, 2008
Charles W. Jones, Jr.

/s/ Eric Bromenshenkel	Director	February 14, 2008
Eric Bromenshenkel

/s/ James Kennedy	Director	February 14, 2008
James Kennedy